                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 2)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                        Great Guaranty Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]  No fee required.
   [X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:
          Common Stock
        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:
          11,387
        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          $37.00
        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:
          $421,319.00
        -----------------------------------------------------------------------

   (5)  Total fee paid:
          $38.76
        -----------------------------------------------------------------------

   [X]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                         GREAT GUARANTY BANCSHARES, INC.
                              175 NEW ROADS STREET
                           NEW ROADS, LOUISIANA 70760

Dear Shareholder of Great Guaranty Bancshares, Inc.:

         You are cordially invited to attend the annual meeting of shareholders of Great Guaranty Bancshares, Inc. ("Bancshares") to be held at the offices of Guaranty Bank and Trust Company, 175 New Roads Street, New Roads, Louisiana, at 10:00 a.m., ____________, 2002.

         At the annual meeting, you will be asked to vote on a proposed transaction that will result in termination of the registration of the Bancshares common stock under federal securities laws and thereby eliminate the significant expense required to comply with reporting requirements under those laws. Referred to as "going private," the proposed transaction will reduce the number of shareholders to fewer than 300 persons, as required for termination of the registration. The reduction in the number of shareholders is accomplished by a merger of a newly-formed, wholly-owned subsidiary of Bancshares ("New GGB, Inc."), with and into Bancshares on terms set forth in the merger agreement, a copy of which is attached as Appendix A to the enclosed proxy statement.

         Under the terms of the merger, (i) each share of common stock owned of record on July 15, 2002, by a holder of fewer than 100 shares will be converted into the right to receive, from Bancshares, $37.00 in cash per share, and (ii) each share of common stock owned of record on July 15, 2002, by a holder of 100 or more shares will remain as outstanding Bancshares common stock after the merger. Because Bancshares currently has many shareholders who own only a few shares, the effect of the purchase from holders of less than 100 shares will be reduction in the total number of shareholders from 554 to less than 250 as required for termination of registration, while the number of outstanding shares is reduced by only approximately 8% (to 131,987 shares outstanding from the current 143,374 shares outstanding).

         The Bancshares Board of Directors has unanimously approved the "going private" transaction as is in the best interest of all Bancshares shareholders and recommends that you vote in favor of the proposed transaction. The attached notice of annual meeting and proxy statement describe the transaction and provide specific information concerning the annual meeting. You will also be asked to vote on the election of nine persons to the board of directors. The "going private" transaction is important for Bancshares and its shareholders but will only be approved upon the affirmative vote of the holders of not less than two-thirds of the shares present or represented by proxy at the annual meeting. Therefore, whether or not you plan to attend the annual meeting, we would appreciate your completing (vote, date and sign) and promptly returning the enclosed proxy card to ensure that your shares are voted at the meeting.

                                         Sincerely,


                                         /s/ H.T. Olinde, Jr.
                                         Chairman of the Board

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DISCUSSED IN THE MERGER PROPOSAL, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER PROPOSAL, OR DETERMINED THAT THE PROXY STATEMENT IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

                         GREAT GUARANTY BANCSHARES, INC.
                              175 NEW ROADS STREET
                           NEW ROADS, LOUISIANA 70760


                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ____________, 2002

To the shareholders of Great Guaranty Bancshares, Inc.:

         PLEASE TAKE NOTICE that the 2002 annual meeting of shareholders of Great Guaranty Bancshares, Inc. ("Bancshares") will be held at the offices of Guaranty Bank and Trust Company, 175 New Roads Street, New Roads, Louisiana on Tuesday, __________, 2002, at 10:00 a.m.

         The annual meeting is being held:

         1. To consider and act upon a proposal to approve the merger of New GGB, Inc., a wholly-owned subsidiary of Bancshares, with and into Bancshares as contemplated by the merger agreement attached as Appendix A to the enclosed proxy statement. Pursuant to the terms of the merger agreement, (a) each share of Bancshares common stock owned of record on July 15, 2002, by a holder of fewer than 100 shares of common stock, will be converted into, and will represent the right to receive from Bancshares $37.00 cash per share; and (b) each share of Bancshares common stock owned of record on July 15, 2002, by a holder of 100 or more shares of common stock will continue to represent one share of Bancshares common stock after the merger. DISSENTING SHAREHOLDERS WHO COMPLY WITH THE PROCEDURAL REQUIREMENTS OF THE BUSINESS CORPORATION LAW OF LOUISIANA WILL BE ENTITLED TO RECEIVE PAYMENT OF THE FAIR CASH VALUE OF THEIR SHARES IF THE MERGER PROPOSAL IS EFFECTED UPON APPROVAL OF LESS THAN EIGHTY PERCENT (80%) OF OUR TOTAL VOTING POWER;

         2. To elect nine (9) persons to the Bancshares board of directors to serve until the 2003 annual meeting of shareholders or until each of their successors is duly elected and qualified;

         3. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

         The matters to be considered at the annual meeting are more fully described in the attached proxy statement, which we urge you to read carefully. The full text of the merger agreement is attached as Appendix A to the proxy statement. If the merger is approved by less than 80% of our total voting power, dissenting shareholders who do not wish to receive the merger consideration, and who properly demand appraisal under Louisiana law, will be entitled to have the fair value of their shares determined by a Louisiana court. A copy of the relevant provisions of Louisiana law is included in the attached proxy statement as Appendix C. The dissenters' rights are subject to a number of restrictions and technical requirements that are discussed in the attached proxy statement.

         Shareholders of record at the close of business on __________, 2002, the record date, are entitled to notice of, and to vote at, the annual shareholders' meeting and any adjournment or postponement thereof.

         Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted at the annual shareholders' meeting in the manner described in the section of the proxy statement entitled "Information About the Annual Meeting -- How to vote my proxy." Any executed but unmarked proxy cards that we receive will be voted for the proposal to approve the merger and the merger agreement and for the persons nominated by the board of directors to serve as directors.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM IS PRESENT AT THE MEETING SO THAT THE SHAREHOLDERS CAN CONSIDER THE MERGER AGREEMENT AND ELECT DIRECTORS, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE. YOUR PROMPT RESPONSE WILL HELP REDUCE PROXY COSTS, WHICH ARE PAID FOR BY BANCSHARES.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/H. T. Olinde, Jr.
                                            ------------------------------------
                                            H. T. Olinde, Jr.
                                            Chairman of the Board and President

New Roads, Louisiana
             , 2002
-------------

                                    IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY FOR WHICH A RETURN ENVELOPE IS PROVIDED.

                         GREAT GUARANTY BANCSHARES, INC.
                              175 NEW ROADS STREET
                           NEW ROADS, LOUISIANA 70760

                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                 SHAREHOLDERS TO BE HELD ON _____________, 2002

         This proxy statement and the accompanying proxy card are being furnished to holders of Great Guaranty Bancshares, Inc. common stock in connection with the solicitation of proxies by the board of directors for use at the 2002 annual meeting of shareholders to be held at 10:00 a.m. on Tuesday, ____________, 2002, at the offices of Guaranty Bank and Trust Company, 175 New Roads Street, New Roads, Louisiana and any postponements or adjournments thereof. We anticipate that the notice of annual meeting, proxy statement and proxy card will be first sent or given to shareholders on approximately ____________, 2002. In this proxy statement, Great Guaranty Bancshares, Inc. will sometimes be referred to as "Bancshares" and sometimes as "we", "us" and "our", and the "Bank" refers to Guaranty Bank and Trust Company, a wholly-owned subsidiary of Bancshares.

         At the annual meeting, you will be requested to

         o consider and act upon a proposal to approve and adopt the merger agreement by and between Bancshares and New GGB, Inc. (a newly-created, wholly-owned subsidiary of Bancshares), and the merger of New GGB with and into Bancshares, as the survivor to the merger, as contemplated by the merger agreement; and

         o        elect nine persons to the board of directors of Bancshares.

A copy of the merger agreement is attached to this proxy statement as Appendix
A. The primary purpose of the merger is to enable Bancshares to reduce the number of holders of its common stock below 300 persons, which would then permit termination of the registration of Bancshares common stock under the Securities Exchange Act of 1934, as amended. The merger is a "going private" transaction under the rules and regulations of the Securities and Exchange Commission.

         The board of directors has fixed the close of business on __________, 2002, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting. On the record date, Bancshares had issued and outstanding and entitled to vote 143,374 shares of common stock, $7.50 par value per share. The common stock is the only outstanding class of voting securities. Each outstanding share of common stock will be entitled to one vote on each matter considered at the annual meeting.

         A quorum for the annual meeting requires that holders of a majority of the outstanding shares of common stock must be present in person or by proxy.

         The board of directors recommends that you vote "FOR" (i) approval of the merger and the merger agreement, and (ii) election as directors of the nine persons named in this proxy statement.

         Proxies will be voted in the manner you specify in your proxy card. You must sign your proxy. If you return your proxy, but do not specify how it should be voted, your shares will be voted for the merger transaction and for the election of directors.

If your stock is held by a broker or other custodian in "street name," your shares will not be voted (broker non-votes) unless you provide specific instructions to the broker or custodian. Proxies submitted by brokers or custodians who have not received voting instructions will be counted for the purposes of determining a quorum, but will not be voted for or against the merger and the merger agreement.

         The affirmative vote of two-thirds of the total voting power of the Bancshares common stock present in person or represented by proxy is required to approve the merger proposal. Abstentions will have the effect of a vote against the merger proposal. Broker non-votes will not be counted as shares entitled to vote on the merger proposal, and will, therefore, have no effect on the result of the voting with respect to the merger proposal.

         Directors are elected by a plurality of the votes cast. In other words, the nine nominees receiving the most votes will be elected. There is no cumulative voting. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality, and thus will have no effect on the election of directors.

         You are urged to complete and return your proxy card or, if your shares are held in street name, to provide voting instructions in accordance with the materials you receive from your broker or other custodian.

         No person has been authorized to give any information or make any representation other than those contained in this proxy statement, and, if given or made, such information or representation must not be relied upon as having been authorized. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make a proxy solicitation in such jurisdiction. The information in this proxy statement may only be accurate on the date of this proxy statement.

         The principal executive offices of Bancshares are located at 175 New Road Street, New Roads, Louisiana 70760, and our telephone number is (225) 638-8621.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the transactions discussed in THE MERGER proposal, passed upon the merits or fairness of the transactions CONTEMPLATED BY THE MERGER PROPOSAL, or determined that this proxy statement is truthful or complete. It is illegal for any person to tell you otherwise.

         The date of this proxy statement is _________________, 2002.

                                TABLE OF CONTENTS


SUMMARY TERM SHEET...................................................................................     6
         OVERVIEW.....................................................................................    6
         VOTING ON THE MERGER.........................................................................    6
         PURPOSE, STRUCTURE AND EFFECTS OF THE MERGER.................................................    7
         RECOMMENDATION OF OUR BOARD OF DIRECTORS.....................................................    7
         THE MERGER CONSIDERATION.....................................................................    8
         NATIONAL CAPITAL'S FAIRNESS OPINION..........................................................    8
         POTENTIAL CONFLICTS OF INTEREST OF EXECUTIVE OFFICERS AND DIRECTORS..........................    8
         CONDITIONS TO THE MERGER.....................................................................    9
         TERMINATION OF THE MERGER TRANSACTION........................................................    9
         DISSENTER'S RIGHTS...........................................................................    9
         FEDERAL INCOME TAX CONSEQUENCES..............................................................    9
         ELECTION OF DIRECTORS........................................................................    10

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER.........................................    10

FORWARD-LOOKING STATEMENTS............................................................................    12

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING.......................................................    13
         SOLICITATION OF PROXIES......................................................................    13
         VOTES NEEDED FOR A QUORUM....................................................................    13
         VOTE REQUIRED TO APPROVE THE MERGER AND TO ELECT DIRECTORS...................................    13
         HOW TO VOTE MY PROXY.........................................................................    13

PROPOSAL 1:  APPROVAL OF THE MERGER...................................................................    14

         GENERAL......................................................................................    15
                  GREAT GUARANTY BANCSHARES, INC. AND THE BANK........................................    15
                  NEW GGB, INC........................................................................    15

         SPECIAL FACTORS..............................................................................    16
                  BACKGROUND OF THE MERGER PROPOSAL...................................................    16
                  PURPOSES OF AND REASONS FOR THE MERGER PROPOSAL.....................................    18
                  STRUCTURE OF THE MERGER.............................................................    19
                  DETERMINATION OF THE TERMS OF THE MERGER............................................    20
                  FINANCIAL FAIRNESS..................................................................    20
                  RECOMMENDATION OF OUR BOARD OF DIRECTORS............................................    27

                  PURPOSES AND REASONS OF NEW GGB FOR THE MERGER PROPOSAL.............................    29
                  POSITION OF NEW GGB AS TO FAIRNESS OF THE MERGER....................................    29
                  PURPOSES AND REASONS OF THE BANK FOR THE MERGER PROPOSAL............................    29
                  POSITION OF THE BANK AS TO FAIRNESS OF THE MERGER...................................    29
                  INTEREST OF CERTAIN PERSONS IN THE MERGER...........................................    29
                  CERTAIN CONSEQUENCES OF THE MERGER; BENEFITS AND DETRIMENTS TO
                  AFFILIATED AND NON-AFFILIATED SHAREHOLDERS..........................................    29
                  OPERATIONS OF THE BANK FOLLOWING THE MERGER.........................................    30
                  FINANCING OF THE MERGER.............................................................    30
                  EXPENSES OF THE MERGER..............................................................    31

CERTAIN TERMS OF THE MERGER...........................................................................    31
         EFFECTIVE TIME OF THE MERGER.................................................................    31
         CONVERSION AND EXCHANGE OF STOCK CERTIFICATES................................................    31
         CONDITIONS TO CONSUMMATION OF THE MERGER.....................................................    32
         AMENDMENT OR TERMINATION OF THE MERGER AGREEMENT.............................................    32
         REGULATORY REQUIREMENTS......................................................................    33

RIGHTS OF DISSENTING SHAREHOLDERS.....................................................................    33

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER...........................................    34
         TAX CONSEQUENCES TO SHAREHOLDERS WHO RETAIN THEIR SHARES.....................................    35
         TAX CONSEQUENCES TO SHAREHOLDERS WHO RECEIVE CASH FOR THEIR SHARES...........................    35
         TAX CONSEQUENCES TO US, NEW GGB AND THE BANK.................................................    36
         BACKUP WITHHOLDING...........................................................................    36

RATIO OF EARNINGS TO FIXED CHARGES AND BOOK VALUE PER SHARE...........................................    36

COMMON STOCK INFORMATION; DIVIDEND INFORMATION........................................................    37

PROPOSAL 2:  ELECTION OF DIRECTORS....................................................................    37
         NOMINEES.....................................................................................    37
         VOTING.......................................................................................    38
         DIRECTOR NOMINEE BIOGRAPHIES.................................................................    38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........................................    39

MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION........................................................    39

AUDIT COMMITTEE REPORT................................................................................    40
         AUDITOR FEES.................................................................................    41

EXECUTIVE OFFICERS OF THE BANK........................................................................    41

EXECUTIVE COMPENSATION................................................................................    42

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................................................    42

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...............................................    43

AUDITOR SERVICES......................................................................................    44

SHAREHOLDER PROPOSALS.................................................................................    44

OTHER MATTERS.........................................................................................    44

WHERE YOU CAN FIND MORE INFORMATION...................................................................    44


APPENDIX A - MERGER AGREEMENT
APPENDIX B - OPINION OF NATIONAL CAPITAL, L.L.C.
APPENDIX C - LOUISIANA REVISED STATUTES SECTION 12:131
APPENDIX D - TABLE OF COMPARABLE TRANSACTIONS
APPENDIX E - ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR
             ENDED DECEMBER 31, 2001
APPENDIX F - QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTER ENDED MARCH 31, 2002
APPENDIX G - QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTER ENDED JUNE 30, 2002

                               SUMMARY TERM SHEET

         This summary term sheet, together with the following Question and Answers section highlights the material information included in this proxy statement. This summary may not contain all of the information that is important to you. To understand the merger proposal fully, and for a more complete description of the legal terms of the merger proposal, you should read carefully this entire document and the other documents referenced in this document. The actual terms of the merger are contained in the merger agreement, a copy of which is attached as Appendix A to this proxy statement.

OVERVIEW

         The merger. We are furnishing this proxy statement to allow Bancshares shareholders to consider and vote on a proposal to approve the merger of a newly-created, wholly-owned subsidiary, New GGB, Inc. with and into Bancshares. Pursuant to the terms of the merger agreement,

         o each share of common stock owned of record on July 15, 2002, by a holder of fewer than 100 shares of Bancshares common stock will be converted into, and will represent the right to receive $37.00 per share in cash; and

         o each share of common stock owned of record on July 15, 2002, by a holder of 100 or more shares of common stock will continue to represent one share of Bancshares common stock after the merger.


According to our stock records, as of the record date for the annual meeting (__________, 2002) there are approximately 309 shareholders of record who own fewer than 100 shares (who, together, own approximately 11,387 shares of common stock, or about 8% of total outstanding shares) and approximately 245 shareholders of record who own 100 or more shares (who together own approximately 131,987 shares of common stock or about 92% of total outstanding shares).


         The sole purpose of the merger is to reduce the number of record shareholders below 300 persons so that we may then terminate the registration of the common stock with the SEC and thereby avoid the significant costs and personnel time commitment necessary for compliance with the SEC reporting requirements.

         Election of directors. At the meeting, you will also be asked to vote for nine persons who have been nominated for the board of directors.

VOTING ON THE MERGER (PAGES 13-14)

         At the annual meeting, you will be asked to vote on a proposal to approve the merger transaction as described in the merger agreement. Each share of common stock is entitled to one vote. The merger agreement provides that the merger must be approved by two-thirds of the total voting power of the Bancshares common stock present in person or represented by proxy at the meeting. A majority vote of non-affiliated shareholders (i.e., shareholders who are not officers and directors of Bancshares or of the Bank) is not required to approve the merger proposal. An abstention will have the same effect as a vote against the merger proposal. Broker non-votes will not be counted as shares entitled to vote on the merger proposal, and will, therefore, have no effect on the result of the voting with respect to the merger proposal.

         The record date for determining who is entitled to vote at the annual meeting has been fixed as the close of business on _________, 2002. On the record date, there were 143,374 shares of common stock outstanding, held of record by 554 holders. Of those shares, 19,337 shares are beneficially owned by directors and executive officers (approximately 13.49% of the outstanding shares). We have been informed that the directors and management shareholders intend to vote in favor of the merger proposal.


PURPOSE, STRUCTURE AND EFFECTS OF THE MERGER (PAGES 18-20, 29-30)

         The purpose of the merger is to reduce the total number of holders of shares of the common stock to less than 300 persons so that we may terminate our status as a reporting company and avoid the reporting and other SEC filing requirements attendant to that status. The board of directors believes that the management burden and monetary expense associated with the SEC reporting and other filing requirements far outweigh any advantage of remaining as an SEC reporting company.

         The merger has been structured as follows: A newly-created, wholly-owned subsidiary of Bancshares, New GGB, Inc., will be merged with and into Bancshares with Bancshares remaining as the surviving corporation to the merger. New GGB, Inc. will then cease to exist. In the merger:

         o each share of common stock owned of record on July 15, 2002, by a holder of fewer than 100 shares of common stock will be converted into, and will represent the right to receive $37.00 in cash from Bancshares for each share, and those shares will be cancelled; and

         o each share of common stock owned of record on July 15, 2002, by a holder of 100 or more shares of common stock will continue to represent one share of Bancshares common stock following the merger.

         Upon completion of the merger, shareholders whose shares are converted into cash (generally those owning fewer than 100 shares) will cease to have any ownership interest in Bancshares and will cease to participate in future earnings and growth, if any, of Bancshares or to benefit from any increases, if any, in the value of the Bancshares stock. Moreover, upon completion of the merger, the certificates representing those shares of common stock will be cancelled. Generally shareholders of record who own 100 or more shares on the record date will retain their shares of common stock in the merger.

         Shareholder records indicate that approximately 245 of the total 554 record shareholders own 100 or more shares of our common stock. Since 245 is comfortably below the 300 shareholder threshold, the board determined to use 100 shares as the minimum required share ownership level. The 245 shareholders who own 100 or more shares own approximately 92% of the outstanding shares. The 309 shareholders who will receive cash for their shares in the merger own approximately 8% of the outstanding shares.

RECOMMENDATION OF THE BOARD OF DIRECTORS (PAGES 27-28)

         The board of directors of Bancshares has unanimously approved the merger transaction and recommends that you vote to approve the transaction. The board of directors believes that the transaction is in the best interests of Bancshares and its shareholders, and that the transaction is fair to all Bancshares shareholders, including the non-affiliated Bancshares shareholders. In reaching their decision to recommend and approve the merger proposal, the board of directors considered a number of factors, including the appraisal of the common stock by National Capital, L.L.C. See "Proposal 1: Approval of the Merger -- Special Factors -- Recommendation of our board of directors"; and " -- Financial fairness."

THE MERGER CONSIDERATION (PAGE 30)

         If the merger is completed, Bancshares will pay $37.00 in cash per share for each share of common stock converted into cash in the merger transaction. In the aggregate, Bancshares will pay approximately $420,000 to acquire all of the shares from shareholders who will receive cash as a result of the merger. The funds necessary to acquire these shares are anticipated to come from a special dividend paid by the Bank to Bancshares. Further, we estimate that Bancshares will incur approximately $57,000.00 in costs and expenses associated with the merger transaction.

NATIONAL CAPITAL'S FAIRNESS OPINION (PAGES 20-26)

         National Capital, L.L.C., Bancshares' independent financial advisor, delivered to the board of directors a written opinion dated May 22, 2002, stating that the consideration of $37.00 per share is fair to the shareholders who receive cash in the transaction. National Capital will receive a fee of approximately $20,000 for the services it has provided to Bancshares in respect of the proposed merger. The full text of National Capital's opinion dated May 22, 2002, is attached as Appendix B to this proxy statement. Please read this opinion. See "Proposal 1: Approval of the Merger -- Special Factors -- Financial fairness" for a description of National Capital's opinion and the analyses performed by it.

POTENTIAL CONFLICTS OF INTEREST OF EXECUTIVE OFFICERS AND DIRECTORS (PAGES 29, 39, 42)


         The executive officers and directors of Bancshares and the Bank may have interests in the transaction that are different from your interests as a shareholder, or relationships that may present conflicts of interest, including the following:


         o Each member of the board of directors and some of the executive officers hold of record 100 or more shares of the common stock and will retain their shares in the merger; and

         o As a result of the merger, the shareholders who own of record on July 15, 2002, 100 or more shares, such as our directors and some executive officers, will increase their percentage ownership interest in Bancshares as a result of the purchase by Bancshares of the shares owned by the holders of less than 100 shares. For example, assuming the merger is approved, the ownership percentage of the directors and officers will increase from 13.49% to approximately 14.65% as a result of the reduction of the number of shares of the common stock outstanding by approximately 11,387 shares.

         The Bancshares and New GGB directors and executive officers are the same.

         See "Proposal 1: Approval of the Merger -- Special Factors -- Interests of certain persons in the merger" and "Certain Relationships and Related Transactions" for a description of these potential conflicts.

CONDITIONS TO THE MERGER (PAGE 32)

         The merger agreement and the transactions contemplated by the merger agreement are subject to a number of conditions, including:

         o        approval of the merger by our shareholders; and

         o satisfaction of certain conditions including receipt of all regulatory approvals.

See "Certain Terms of The Merger -- Conditions to Consummation of the merger" and " -- Regulatory requirements" for a description of the conditions to the consummation of the merger under the merger agreement.

TERMINATION OF THE MERGER TRANSACTION (PAGE 32)

         The merger transaction may be terminated in specified circumstances,

         o        if the required shareholder vote is not obtained;

         o if Bancshares is required, in connection with the merger transaction, to pay more than $500,000 in the aggregate to (i) shareholders receiving cash in the merger and (ii) dissenting shareholders. This $500,000 ceiling does not include expenses related to the merger transaction.

See "Certain Terms of the Merger - Amendment or termination of the merger agreement" for a description of the termination events under the merger agreement.

DISSENTERS' RIGHTS (PAGES 33-34)

         If the merger is approved by the holders of less than 80% of the outstanding common stock (114,700 shares), you will be entitled to dissent from the merger (if you follow certain procedures) and receive payment by Bancshares of the fair value of your shares. The board of directors believes that holders of less than 100 shares of the common stock will receive the fair value of their shares under the terms of the merger transaction. For more information regarding your right to dissent from the merger, please read the section of this proxy statement entitled "Rights of Dissenting Shareholders," and the provisions of La. R.S. Section 12:131 attached as Appendix C to this proxy statement.

FEDERAL INCOME TAX CONSEQUENCES (PAGES 34-36)

         A shareholder who receives cash in the merger will generally be taxed on receipt of the merger consideration if and to the extent that the amount received exceeds tax basis in the common stock. Determining the tax consequences of the merger can be complicated. See "Material U.S. Federal Income Tax Consequences of the Merger" for more details on the federal income tax consequences of the merger. You should consult your financial and tax advisors in order to understand fully how the merger will affect you.

ELECTION OF DIRECTORS (PAGES 37-39)

         The names of nine nominees have been submitted for election to our board of directors. Each nominee except John L. Ewing, is currently a member of the board of directors. The vote of a plurality of the votes cast in person or by proxy is required to elect a nominee for director. The nine nominees who receive the greatest number of votes will be elected. Shareholders are not entitled to cumulate their shares of common stock for the purpose of electing directors or otherwise. The withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the vote for election of directors.

                         QUESTIONS AND ANSWERS ABOUT THE
                          ANNUAL MEETING AND THE MERGER

         The following questions and answers are intended to briefly address commonly asked questions regarding the annual meeting and the merger. These questions and answers may not address all questions that may be important to you as a shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement, and the documents referred to or incorporated by reference in this proxy statement.

WHEN AND WHERE IS THE ANNUAL MEETING?


         The meeting will be held on ___________, 2002, at 10:00 a.m., local time, at Guaranty Bank and Trust Company's main offices, located at 175 New Roads Street, New Roads, Louisiana 70760.


HOW MANY VOTES DO I HAVE?


         You will have one vote for every share of common stock you owned on ___________, 2002, the record date.


HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?


         As of ___________, 2002 (the record date), 143,374 shares of common stock were issued and outstanding and held of record by approximately 554 shareholders.


CAN I CHANGE MY VOTE?

         Yes, just send in a new proxy card with a later date, or send a written notice of revocation to the corporate secretary at the address on the cover of this proxy statement. If you attend the annual meeting and want to vote in person, you can deliver a written revocation of your proxy to the secretary at the meeting.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

         Your proxy will be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

WHO IS BEING NOMINATED TO THE BOARD OF DIRECTORS?

         The board of directors has nominated the following individuals for election as director at the 2002 annual meeting: J. Levy Dabadie, Jr., Donald Doucet, M.D., John L. Ewing, Craig A. Major, Sylvester Muckleroy, H. T. Olinde, Jr., J. Layne Orillion, F. Gregory Roy and Michael Chad Soprano. Each of these nominees, except Mr. Ewing, is presently a member of the board of directors. The board of directors recommends that you vote "FOR" the persons nominated by the board to serve as directors.

WHY SHOULD I VOTE TO APPROVE THE PLAN OF MERGER?

         The board of directors believes that the merger is in the best interests of all Bancshares shareholders. The merger will reduce the number of holders of shares of common stock to below 300 persons, which will then allow termination of the registration of the common stock under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The board believes that the monetary expenses and the burden to management incident to continued compliance with the 1934 Act significantly outweigh any material benefits derived from continued registration of the shares.

         The merger will also serve as a source of liquidity for those shareholders who receive cash for their shares. The board recognizes that there is no active trading market for the common stock and no market is expected to develop upon consummation of the merger. The board believes that the merger provides a means for those shareholders with a limited number of shares to receive cash for their shares at a fair price and without out-of-pocket costs.

HOW WILL THE MERGER AFFECT THE DAY-TO-DAY OPERATIONS?

         The merger will have very little effect on Bancshares or on the Bank's operations. The Bank will continue to conduct its existing operations in the same manner as now conducted. The articles of incorporation and by-laws of Bancshares and the Bank will remain in effect and unchanged by the merger. The deposits of the Bank will continue to be insured by the FDIC. After the merger is completed, the current officers and directors of the Bank will continue to hold the positions each now holds with the Bank, and the Bank will continue to be regulated by the same agencies as before the merger.

HOW WAS THE CASH PRICE FOR SHARES OF THE COMMON STOCK DETERMINED?

         The board of directors retained National Capital, L.L.C., an independent financial advisor experienced in the financial analysis and valuation of financial institutions, to assist the board in determining a fair price for the shares of common stock to be purchased by Bancshares in the merger transaction. National Capital delivered an appraisal to the board valuing a share of the common stock at between $35.00 and $40.00 per share. The board of directors considered the independent valuation and other factors and determined that the cash consideration under the merger agreement should be $37.00 per share. Subsequently, National Capital issued an opinion to the board of directors that the cash consideration to be paid under the merger agreement was fair, from a financial point of view, to the shareholders receiving cash in the merger. We have attached a copy of the fairness opinion of National Capital as Appendix B to this proxy statement for your review.

MAY I OBTAIN A COPY OF NATIONAL CAPITAL'S APPRAISAL?

         Yes, you or your representative (designated in writing) may inspect and copy the appraisal at the Bank's main office during regular business hours. We will also transmit a copy of the appraisal to you or your representative (designated in writing) upon written request and at your expense. Please send in your written request to the address set forth on the cover page of this proxy statement. We may request additional information or documentation from you if we believe that it is necessary to verify your identity or that of your representative or the authority of your representative. You may also be required to execute an agreement to protect the confidentiality of the information contained in the appraisal.

WHEN WILL THE MERGER BE COMPLETED?

         We plan to complete the transaction by the end of 2002 so that registration of the common stock can be terminated by December 31, 2002.

SHOULD I SEND IN MY COMMON STOCK CERTIFICATES NOW?

         No. After the merger transaction is completed, those shareholders who receive cash in the merger will receive written instructions for exchange of their common stock certificates for cash.

WHO CAN HELP ANSWER MY QUESTIONS?

         If you have any questions about the annual meeting or any of the items to be considered by the shareholders at the meeting, or if you need additional copies of the enclosed materials or proxy card, you should contact: J. Wade O'Neal, III, at 175 New Roads Street, New Roads, Louisiana 70760. His telephone number is (225) 638-8621.

WHAT DO I NEED TO DO NOW?

         Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting. If you sign and return your proxy but do not include instructions on how to vote, your shares will be voted

         o "FOR" the proposal to approve and adopt the merger and the merger agreement; and

         o "FOR" each of the nine persons nominated by the board of directors to serve as directors.

         For a more complete description of voting at the shareholders' meeting, see the section entitled "Additional Information About the Annual Meeting -- How to vote my proxy" beginning on page 13 of this proxy statement.

                           FORWARD-LOOKING STATEMENTS

         Forward-looking statements are included in this proxy statement and the documents incorporated herein by reference. These forward-looking statements include discussions of expectations concerning future operations, profitability, liquidity and capital resources and the expected effects on us and our shareholders if the merger transaction is completed. You can identify these forward-looking statements by use of the words "expects," "estimates," "believes," "plans," "anticipates" or similar expressions. Actual results could differ materially from those expressed or implied by the forward-looking statements as a result of known and unknown risks, uncertainties and other factors. A factor that might cause such a difference is the uncertainty as to the cost savings to be realized after termination of public registration of the common stock. There can be no assurance that, our business strategy will be successful or that the business and operations will not be adversely affected by the proposed merger transaction.

                 ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING

SOLICITATION OF PROXIES

         Bancshares will pay the expenses of soliciting proxies to be voted at the annual shareholders' meeting. In addition to soliciting proxies through the mails, proxies may be solicited by directors, officers and employees in person or by telephone or other means of communication. Directors, officers and employees will not receive additional compensation for their efforts during this solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. After the original mailing of the proxies and other solicitation materials, we will request that brokers, custodians, nominees and other record holders of common stock forward copies of the proxy and solicitation materials to beneficial owners for whom they hold shares.

VOTES NEEDED FOR A QUORUM

         The holders of a majority of the shares of the common stock (71,688 shares) entitled to vote at the shareholders' meeting must be present at the meeting, either in person or by a properly executed proxy, to obtain the quorum necessary to transact business at the meeting. The shares owned by shareholders present at the meeting or represented at the meeting by a properly executed proxy, but who abstain from voting on the merger, will be treated as shares that are present and entitled to vote at the meeting for determining whether or not a quorum exists. Further, broker non-votes, if any, will be treated as present for determining whether a quorum exists.

VOTE REQUIRED TO APPROVE THE MERGER AND TO ELECT DIRECTORS

         If a quorum is present at the meeting,

         o the affirmative vote of the holders of at least two-thirds of the voting power present at the meeting, in person or by proxy, will be required to approve the merger transaction; and

         o the directors will be elected by a plurality of the votes, in person or by proxy, at the meeting.

Approval of any other matters as may properly come before the meeting will require the affirmative vote of a majority of the total voting power present at the meeting, in person or by proxy.

         Abstentions will have the effect of a vote against the merger proposal. Broker non-votes will not be counted as shares entitled to vote on the merger proposal, and will, therefore, have no effect on the result of the voting with respect to the merger proposal.

         There is no cumulative voting in the election of directors. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality, and thus will have no effect on the election of directors.

HOW TO VOTE MY PROXY

         The proxy accompanying this proxy statement is solicited on behalf of the board of directors for use at the annual shareholders' meeting. We encourage you to attend the annual meeting, and execution of a proxy will not affect your right to attend the meeting and to vote in person. However, to ensure that your shares are voted in accordance with your wishes and that a quorum is present at the meeting so that we can transact business, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed, self-addressed stamped envelope. Your prompt response will help reduce proxy costs, which are paid for by Bancshares.

         Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to 175 New Roads Street, New Roads, Louisiana 70760, Attention: J. Wade O'Neal, III. All properly signed proxies received prior to the vote being taken at the meeting will be voted as indicated on the proxy unless the proxy is revoked prior to its exercise. You have the unconditional right to revoke your proxy by:

         o a written, dated instrument delivered to us at or prior to the meeting stating that the proxy is revoked; or

         o a subsequent proxy that is signed by the same person who signed the earlier proxy and is presented at or prior to the meeting.

However, mere attendance at the shareholders' meeting will not of itself revoke a proxy.

         If your shares are held of record in "street name" by a broker, bank or other nominee and you intend to vote your shares in person at the annual meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

         The board of directors does not know of any matters other than the election of directors and the proposal to approve the merger and merger agreement to be presented for a vote at the annual meeting. If any other matters are properly brought before the meeting, or any adjournment, the persons named in the proxies, acting under the proxy, will have discretion to vote on those matters in accordance with their best judgment, including adjournment of the annual meeting.

                       PROPOSAL 1: APPROVAL OF THE MERGER

         You are being asked to consider and vote upon a proposal to approve the merger of New GGB, Inc., a newly-formed, wholly-owned subsidiary of Bancshares, with and into Bancshares, with Bancshares being the surviving corporation. Pursuant to the terms of the merger,

         o each share of common stock owned of record on July 15, 2002, by a shareholder who holds fewer than 100 shares of common stock will be converted into the right to receive $37.00 in cash per share, and

         o each share of common stock owned of record on July 15, 2002, by a shareholder who holds 100 or more shares of common stock, will continue to represent one share of common stock in Bancshares following the merger.

The sole purpose of the merger is to allow us to reduce the number of shareholders below 300 in order to terminate registration of the common stock and our status as a public company, which will allow us to avoid the time and expense of compliance with SEC reporting and other filing requirements.

                                     GENERAL


GREAT GUARANTY BANCSHARES, INC. AND THE BANK

         Bancshares is a Louisiana corporation and a registered bank holding company, incorporated in 1981 to hold the outstanding stock of Guaranty Bank and Trust Company. The Bank is our wholly-owned subsidiary and, except for New GGB, Bancshares has no other subsidiaries. At December 31, 2001, Bancshares had total consolidated assets of approximately $46.7 million, and shareholders' equity of approximately $4.17 million. The Bank's and Bancshares' principal executive offices are located at 175 New Roads Street, New Roads, Louisiana, 70760 and its telephone number is (225) 638-8621.


         The Bank was organized as a Louisiana state bank in 1957. The Bank provides full service consumer and commercial banking services principally in Pointe Coupee Parish in the State of Louisiana through its main banking office at 175 New Roads Street, New Roads, Louisiana and at a full service branch located in Livonia, Louisiana. Deposits of the Bank are insured by the Federal Deposit Insurance Corporation up to the applicable legal limits. The Bank offers an array of deposit services, including demand accounts, NOW accounts, certificates of deposit, and money market accounts, and provides safe deposit boxes, night depository, individual retirement accounts and electronic and drive-in banking services.

         The Bank's lending activities consist principally of real estate, consumer, commercial and agricultural loans. At December 31, 2001, the Bank had outstanding approximately $33.1 million in loans, of which 17% were in commercial loans to borrowers engaged in various lines of business, 8% were in consumer loans, 46% were in real estate loans (primarily residential real estate), and 29% were in agricultural loans. The Bank's deposits represent a cross-section of the area's economy, and there is no material concentration of deposits from any single customer or group of customers. At December 31, 2001, the Bank had total deposits of approximately $40.7 million.


         The Bank has not been convicted in a criminal proceeding during the past five years, nor has it been a party to any judicial or administrative proceeding, excluding traffic violations and similar misdemeanors, during the past five years that resulted in a judgment decree or final order enjoining it from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation of federal or state securities laws.


NEW GGB, INC.

         New GGB is a newly-formed Louisiana corporation, and is a wholly-owned subsidiary of Bancshares. New GGB's executive offices are located at 175 New Roads Street, New Roads, Louisiana 70760, and its telephone number is (225) 638-8621. New GGB was organized solely for the purpose of facilitating the merger transaction. New GGB will merge into Bancshares, and will cease to exist after the merger. New GGB has not conducted any activities other than those incident to its formation, its negotiation and execution of the merger agreement, and its assistance in preparing various SEC filings related to the proposed going private transaction. New GGB has no significant assets, liabilities or shareholders' equity.

         New GGB has not been convicted in a criminal proceeding during the past five years, nor has it been a party to any judicial or administrative proceeding, excluding traffic violations and similar misdemeanors, during the past five years that resulted in a judgment, decree or final order enjoining it from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation of federal or state securities laws.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER PROPOSAL

         At its inception in 1981, Bancshares was a private company and had no SEC reporting or other filing obligations. However, during 1997, the total number of shareholders increased to more than 500. Exceeding the 500 shareholder threshold triggered an SEC requirement for registration of the Bancshares common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended. We believe that the number of shareholders exceeded 500 record holders primarily because of transfers of shares as part of succession proceedings in which shares of a deceased shareholder were frequently transferred to two or more heirs or other persons succeeding to the assets of the decedent shareholders. Bancshares has not engaged in any offering of shares of its common stock since inception.

         As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

         o        Quarterly Reports on Form 10-QSB;

         o        Annual Reports on Form 10-KSB; and

         o Proxy Statements and related materials as required by Regulation 14A under the Securities Exchange Act of 1934, as amended.

The costs associated with these reports and other filing obligations comprise a significant corporate overhead expense. These costs include securities counsel fees, fees of our auditors, costs of printing and mailing the SEC documents and the word processing, specialized software and filing costs associated with the SEC reports and other filings.

         These SEC registration-related expenses have been increasing over the years, and we believe that they will continue to increase. As a result of these expenses and the burden on management required for compliance with SEC rules and regulations, during 2001 our management began exploring the possibility of terminating the registration of the common stock with the SEC. Management has concluded that any benefits from being a registered ("public") company are substantially outweighed by the burden on management and the expense related to the SEC reporting obligations. After discussions with corporate counsel, management determined that the number of our record shareholders must be reduced below 300 persons in a transaction that would be deemed by the SEC to be a "going private" transaction in order to terminate the registration of our common stock with the SEC.

         Management's review of stock records confirmed that, if Bancshares repurchased all of the shares of every shareholder that owned fewer than 100 shares of common stock, only 245 total record shareholders would remain after the purchases were completed, and 245 total shareholders is comfortably below the 300 shareholder threshold required to terminate SEC registration.

         Management discussed with corporate counsel possible structures for a transaction by which all shares owned by holders of fewer than 100 shares would be acquired by Bancshares. Management determined that three viable alternatives existed: a tender offer structure, a reverse stock split and a merger of a wholly-owned subsidiary with and into Bancshares. Management decided to present these three alternative structures to the board for consideration. Management also contacted National Capital, L.L.C., an independent financial advisor experienced in the financial analysis and valuation of financial institutions, to provide advice concerning the potential financial terms of a "going private" transaction.

         On Wednesday, March 13, 2002, management, counsel and a representative of National Capital presented to the board of directors alternative structures for, and an overview of, a "going private" transaction. Management presented to the board the projected savings in costs and management time that would result from terminating the SEC registration of our common stock. The board considered three alternative structures for a going private transaction, a tender offer, a reverse stock split and a merger. The board of directors, based upon the presentation of management and counsel determined to proceed with a "going private" transaction. The board agrees with management that the burden on management and the expense of the SEC reporting and other filing obligations outweighs any benefit from the SEC registration of our common stock. The board also determined that a merger was the preferred structure because

         o a tender offer process is more expensive, could take many months to complete, and would provide no assurances that a sufficient number of shareholders would tender their shares; and

         o unlike a merger, a reverse stock split structure would not provide shareholders with statutory appraisal rights under Louisiana law. See "Rights of Dissenting Shareholders."

In addition, the board concluded that it was in the best interests of the shareholders of Bancshares, particularly the shareholders who would receive cash for their shares in the merger, that an independent financial advisor be retained to conduct an appraisal of the value of the common stock. At the March 13, 2002 meeting, the board reviewed the credentials of National Capital, L.L.C., and Mr. Ken Walters of that firm, and authorized the retention of National Capital to perform an appraisal of the common stock.

         The board also reviewed the stockholder records with Wade O'Neal, President of the Bank, and preliminarily determined that shares held of record on the record date by a shareholder owning fewer than 100 shares would be converted to the right to receive cash in the merger. Further, the board authorized management to begin the process of preparing the required transaction documents as well as the necessary SEC filings.

         The board of directors met again on May 8, 2002 to discuss the merger transaction and to consider a preliminary valuation of the common stock by National Capital. Mr. O'Neal reviewed again with the board the existing shareholder listing in order to confirm that the merger structure would result in our having fewer than 300 shareholders of record. As a result of Mr. O'Neal's presentation, and based upon the record shareholder listing, the board set 100 shares as the minimum number of shares needed by a shareholder to continue as a shareholder of Bancshares following the merger.

         Mr. O'Neal and corporate counsel explained that if the board approved the merger proposal, a proxy statement and Schedule 13E-3 would be filed with the SEC. The board reviewed a draft of the proxy statement and the board discussed the disclosures that would be required in these SEC filings. The board also discussed the fact that the proposed merger transaction, if approved by the board, could be presented at the 2002 annual meeting and included in the proxy statement for that meeting, thereby saving the cost of a special shareholders meeting.

         National Capital presented to and discussed with the board members its preliminary valuation of the common stock. The range of values provided to the board were from $30.00 per share to $40.00 per share. The board discussed the analyses performed by National Capital. National Capital presented to the board a draft appraisal, which the board also reviewed and discussed. The board requested that National Capital present to the board at its next board meeting a final valuation range for the common stock.

         The board of directors met again on May 22, 2002. The board discussed a final appraised value of the common stock by National Capital, which ranged from $35.00 per share to $40.00 per share. National Capital had presented the board with a final appraisal and provided a detailed explanation of the procedures performed and the financial analyses supporting the range of values.

         After these discussions, the board determined that $37.00 was a fair value for the shares of common stock to be purchased by Bancshares in the merger and that the merger transaction was fair to all shareholders (including non-affiliated shareholders). In consideration of National Capital's valuation range of $35.00 to $40.00, and after substantial discussions concerning valuation, the individual board member's opinions as to value within the National Capital range varied from the low end to the high end. The $37.00 price was ultimately a compromise value unanimously approved by the board notwithstanding the varying opinions of the individual board members as to value within National Capital's range.

         The board requested an opinion by National Capital that the $37.00 per share price was fair, from a financial point of view, to the shareholders owning fewer than 100 shares who would receive cash in the merger. National Capital delivered the fairness opinion to all shareholders of Bancshares, including the board, which opinion states that $37.00 per share is fair, from a financial point of view, to all shareholders of Bancshares, including the shareholders receiving cash in the merger. The Board also reviewed with management and counsel a draft merger agreement. The board then adopted resolutions approving a form of merger agreement, authorizing management to proceed with the merger transaction and to seek shareholder approval of the merger proposal.

         The board determined that the merger proposal was fair to all shareholders (including non-affiliated shareholders), generally, and specifically with respect to shareholders receiving cash in the merger. In making this determination, the board did not utilize the following procedural safeguards:

         o the merger transaction was not structured to require separate approval by a majority of those shareholders who are not officers or directors of Bancshares or the Bank; and

         o the directors did not retain any unaffiliated representative to act solely on behalf of shareholders who are not officers or directors for purposes of negotiating the terms of the merger transaction or to prepare a report regarding the fairness of the transaction.

The board has determined that, based upon the factors described in "--Recommendation of our board of directors" below, the merger is fair to all shareholders of Bancshares, including shareholders who are not officers or directors.

         The board did not consider any alternatives to a going private transaction. The board did not consider a possible sale of Bancshares since no firm offers had been presented to the board and no determination had been made that such a sale would be in the best interest of the shareholders. Further, the board did not view a sale as an alternative that could achieve what could be achieved in the merger/going private transaction, which includes providing liquidity for those shareholders being cashed out in the merger and reducing costs for Bancshares and those shareholders retaining their shares in the merger.

PURPOSES OF AND REASONS FOR THE MERGER PROPOSAL

         The purpose of the proposed merger is to terminate our status as a reporting company with the SEC, which we believe will reduce our expenses and create shareholder value. We are aware that the advantages to being a public company, including potential investment liquidity and the possibility for use of company securities to raise capital or make acquisitions, may be important to some companies. We have not, however, taken advantage of any of these benefits and will not be in a position to do so in the foreseeable future. In the board's judgment, the registration of Bancshares stock with the SEC yields no advantages and, therefore, no justification exists for the continuing direct and indirect costs of registration with the SEC. In addition, the board believes that management has reduced corporate overhead as much as possible, and that the majority of the corporate costs remaining are those associated with being a public company. We believe these costs will only continue to increase.

         We incur direct and indirect costs associated with the filing and reporting requirements imposed on public companies by the 1934 Act. Examples of anticipated direct cost savings from terminating registration of the common stock include substantially less complicated disclosure, reduced professional and advisory fees, reduced accounting fees, reduced insurance costs, reduced printing and mailing costs for corporate communications, and reduced miscellaneous, clerical and other expenses (e.g., the word processing, specialized software and electronic filings associated with SEC filings).

         Our direct costs associated with the routine SEC filing and reporting requirements were approximately $12,200.00 or 56% of our overhead expense in 2001. These expenses consisted of the following:

              Accounting Fees                             $4,925.00
              Securities Counsel                          $2,301.00
              Corporate Communications                    $2,199.00
              SEC Filing Fees and Miscellaneous           $2,851.00

We believe that the costs incurred in 2001 are a reasonable estimate for the recurring annual cost savings that should result from the merger transaction and subsequent termination of our SEC registration. Estimates of the annual savings to be realized if the merger is implemented are based upon (i) the actual costs of the services and disbursements in each of the above categories that are reflected in recent historical financial statements and (ii) management's estimates of the portion of the expenses and disbursements in each category believed to be solely or primarily attributable to the public company status. In some instances, management's estimates are based on information provided by third parties or upon verifiable assumptions. For example, our auditors have informed us that there will likely be a reduction in accounting fees if we cease to be public as legal reviews of SEC filings will not be needed if we no longer file reports with the SEC. Other estimates are more subjective. For example, we expect lower printing and mailing costs as a result of less complicated disclosure required by our private status, and the reduction in direct miscellaneous clerical and other expenses.

         The amounts set forth above are only estimates, and the actual savings to be realized by us following the merger may be higher or lower than these estimates. We expect that the majority of our estimated savings will not be realized until after the fiscal year ending December 31, 2002.

         The projected reduction in the number of total record shareholders from 554 to 245 will also result in reduced expenses and less burden on management because Bancshares will have more than 50% fewer shareholders. For example, management will have fewer shareholders from whom to receive communications and to whom communications must be sent. Also, having fewer shareholders reduces the amount of postage and related expenses associated with the semi-annual issuance of dividend checks to shareholders.

STRUCTURE OF THE MERGER

         The merger proposal is structured as a "going private" transaction because it is intended to and, if completed, will likely result in the termination of our reporting requirements and other filing obligations under the Securities Exchange Act of 1934, as amended.

         The merger has been structured so that upon consummation of the merger, Bancshares will have fewer than 300 record holders of its shares of common stock. We have recently organized New GGB, Inc. as a wholly-owned subsidiary to facilitate the merger transaction. New GGB will be merged with and into Bancshares pursuant to the terms of the merger agreement. Bancshares will be the surviving corporation to the merger. If completed, the merger will have the following effects.

         Shares held on July 15, 2002, by shareholders owning fewer than 100 shares. Each share of common stock owned of record on July 15, 2002, by a holder of fewer than 100 shares will be converted, pursuant to the terms of the merger, into the right to receive a cash payment of $37.00 per share. After the merger and payment of that amount, holders of these shares will have no further interest in Bancshares. These shareholders will not have to pay any service charges or brokerage commissions in connection with the merger or the cash payments to them.

         Shares held on July 15, 2002, by shareholders owing 100 or more shares. Each share of common stock owned of record on July 15, 2002, by a holder of 100 or more shares of common stock will remain outstanding and continue to represent one share of common stock following the merger.

         Beneficial owners of shares of the common stock. Nominees (such as a bank or broker) may have required procedures, and shareholders holding common stock in "street name" should contact their nominees to determine how they will be affected by the merger transaction.

         Under the merger agreement, each share of common stock owned by a shareholder who holds of record fewer than 100 shares will be converted into the right to receive cash. The board selected 100 shares as the ownership minimum for several reasons, including to ensure that, after completion of the merger:

         o the number of record shareholders would be less than the 300 shareholder limit necessary to terminate registration with the SEC;

         o shareholders would have the ability to make future transfers (by gift or otherwise) of common stock; and

         o we would have sufficient flexibility to issue stock in the future for corporate purposes, including raising equity capital for Bancshares or the Bank or attracting and retaining qualified employees, directors or executive officers.

Out of a total of 554 record shareholders, 245 shareholders own 100 or more shares of our common stock. These 245 shareholders own, in the aggregate, approximately 92% of the outstanding shares of common stock.

         If the merger is approved by the holders of less than 80% of the outstanding common stock, those shareholders who vote against the merger proposal will be entitled to dissent from the merger by following the procedures set forth in La. R.S. Section 12:131, which statute is included as part of Appendix C to this proxy statement. See "Rights of Dissenting Shareholders" beginning on page 33 of this proxy statement.

DETERMINATION OF THE TERMS OF THE MERGER

         The structure and terms of the merger were determined by current management and the board of directors. Because New GGB is a wholly-owned subsidiary, the terms of the merger cannot be considered the result of arm's-length negotiations between unrelated parties. Consequently, the board retained National Capital, an independent financial advisor experienced in the financial analysis and valuation of financial institutions, to appraise the common stock. The cash consideration to be paid for the common stock under the merger was determined by the board of directors, in part, in reliance on National Capital's appraisal and fairness opinion. See " -- Financial fairness."

FINANCIAL FAIRNESS

         The board of directors believes that the merger proposal is fair to, and in the best interests of, Bancshares and all shareholders, including those shareholders who are officers and directors as well as those who are not officers and directors, and to all shareholders who will receive cash for their shares. The board of directors also believes that the process by which the merger is to be approved is fair.

         The board of directors believes that the merger proposal is fair despite the absence of statutory safeguards identified by the SEC, namely that

         o the board did not retain an unaffiliated representative to act solely on behalf of the shareholders who are not officers or directors, including shareholders who will receive only cash in the merger, for the purpose of negotiating the terms of the merger proposal or preparing a report covering the fairness of the merger proposal; and

         o the merger proposal is not structured so that the approval of at least a majority of those shareholders who are not officers and directors is required.

         Despite the absence of an SEC requirement to do so, the board obtained an opinion from an unaffiliated third-party relating to the fairness of the cash consideration to be paid to certain shareholders. As a result of obtaining an independent fairness opinion, the board determined that the cost of obtaining an additional fairness opinion or appraisal from an unaffiliated representative for the purpose of negotiating the terms of the merger proposal on behalf of the non-affiliated shareholders would be costly and would not provide any meaningful additional benefit.

         The board of directors unanimously approved the merger proposal, and the board recommends that the shareholders approve the proposal. Each member of the board of directors who owns shares of common stock has expressed his intention to vote in favor of the merger proposal, including the board members who are not employees of Bancshares or the Bank.

         The board of directors required that National Capital (i) value the common stock, and (ii) issue a fairness opinion on the price determined by the board of directors to be paid for shares of common stock in connection with the merger proposal. The board imposed no limitations upon National Capital with respect to the investigations made or procedures followed in rendering the appraisal or the fairness opinion. A copy of National Capital's fairness opinion is attached to this proxy statement as Appendix B.

         National Capital, an independent financial advisor, is a Louisiana limited liability company and has extensive experience in the valuation of banks and bank holding companies in the states of Louisiana and Mississippi. The board chose National Capital to perform the appraisal based upon its reputation and management's recommendations.

         In rendering its appraisal and fairness opinion, National Capital considered such financial and other factors as it deemed appropriate under the circumstances, including, among others:

         o the historical and current financial position and results of operations of Bancshares;

         o the historical and current financial position and results of operations of Bancshares and the Bank, including information related to interest income, interest expense, net interest margin, net non-interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements of the Bank;

         o the assets and liabilities of Bancshares and the Bank, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources, costs and liquidity;

         o        results of recent regulatory examinations of the Bank;

         o        future earnings and dividend paying capacity;

         o certain other publicly available financial and other information concerning Bancshares;

         o the general economic, market and financial conditions affecting our operations and business prospects;

         o the competitive and economic outlook for the Bank's trade area and the banking industry in general; and

         o publicly available information concerning certain other banks and bank holding companies, the trading markets and prevailing market prices for their securities, and the nature and terms of certain other merger transactions involving banks or bank holding companies.

         In addition, National Capital interviewed senior management concerning our past and current operations, financial condition and future prospects, as well as the results of recent regulatory examinations. Based in part on the foregoing factors, National Capital developed earnings projections for us for the years ending December 31, 2002 through December 31, 2007, and discussed and reviewed these projections with senior management of Bancshares and the Bank. National Capital used these projections, the factors described above and other relevant factors and information deemed appropriate in National Capital's professional judgment to develop an appraisal for the common stock and an opinion as to the financial fairness of the merger transaction.

         In rendering its appraisal and fairness opinion, National Capital relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available, and did not attempt to independently verify the information. National Capital did not make or obtain any evaluations or appraisals of the properties of Bancshares or the Bank, nor did it examine any individual loan credit files. National Capital's appraisal and fairness opinion are necessarily based upon conditions as they existed at the time and can be evaluated only as of the respective date that each was rendered.

         The preparation of an appraisal and a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its appraisal and fairness opinion, National Capital made numerous assumptions with respect to industry performance, business and economic conditions and other matters. While National Capital believes that these projections and the assumptions upon which they were based were reasonable, National Capital has no control over the future occurrence of any of the events upon which the projections were based. Certain of the projections are based on factors, such as general and local economic conditions, that are beyond our control. In addition, National Capital's projections do not provide for unforeseen risks and contingencies that may arise in the operation of Bancshares and the Bank. Consequently, National Capital cannot assure you that the projections on which its appraisal and fairness opinion were based will accurately forecast the future results of operations of Bancshares and the Bank. The actual future results of our operations may be significantly more or less favorable than National Capital's financial projections. In addition, estimates of values of other companies used in rendering the appraisal and fairness opinion do not purport to be appraisals of those companies or necessarily reflect the prices at which those companies or their securities may actually be sold.

         Standard of value

         Before assessing the value of the common stock, National Capital was required to determine the proper valuation standard to use. The fair market value standard of valuation contemplates a willing buyer and a willing seller, each with full knowledge of the relevant facts and under no compulsion to transact. On the other hand, the fair value standard of valuation contemplates a scenario where one of the parties to the transaction may be compelled to complete a transaction. The fair value standard is also the measure of value that generally applies in dissenting shareholder lawsuits and, at times, in corporate dissolutions. Shares being valued under the fair value standard of valuation are generally held by shareholders with a minority interest in the entity. Under the fair value standard, an appraiser must lean toward a value that favors the unwilling party in the transaction, but not so much as to be unfair to the shareholders who remain after the transaction is completed. Thus, the fair value standard will yield a value higher than the fair market value standard of value. Based on the nature of the transaction and the parties involved, National Capital determined that the fair value standard of valuation would be appropriate in this transaction.

         In determining the fair value of the common stock, National Capital considered the use of a number of different valuation methods, including the net asset value approach, market valuation approach, dividend capitalization approach, guideline company approach and investment value approach, as explained below. The analyses underlying the valuation must be considered in their entirety. The failure to consider all factors, analyses and methods underlying the whole of the appraisal could create an incomplete view of the analyses and the processes underlying the appraisal and the fairness opinion.

         Net asset value approach

         The net asset value approach derives a value by determining the market value of the individual balance sheet components. This approach typically assumes liquidation of the entity's property on the date of appraisal with recognition of securities gains or losses, real estate appreciation or depreciation and any adjustments to the loan loss reserve, discounts to the loan portfolio or changes in the net value of other assets. National Capital did not believe that the net asset value approach was the best approach to use in this transaction because we are a going concern and because the net asset value method is based on historical costs and varying accounting methods. Even if the assets and liabilities are adjusted to reflect prevailing prices and yields (which is often of limited accuracy because readily available data is often lacking), the net asset value approach results in a liquidation value and does not take into account the values attributable to the going concern, such as the interrelationship among assets, liabilities, customer relations, market presence, image and reputation, and staff expertise and depth. Therefore, National Capital did not perform a net asset appraisal and gave no weight to the net asset value approach of valuation in determining the fair value of the common stock.

         Market value or comparative transaction approach

         The market value approach is frequently used to determine the price of a minority block of stock when both the quantity and quality of comparable data are deemed sufficient. Under the market value approach, the "hypothetical" fair value for a small bank whose stock is not actively traded may be determined by creating a universe of similar whole bank and whole bank holding company transactions over a suitable period of time and within an appropriate geography. A summary of these transactions is included in Appendix D to this proxy statement. The pricing multiples and financial characteristics of the companies that were acquired are then compared with the financial characteristics of the entity being valued. National Capital determined that the market value approach was an appropriate method to use in determining the fair value of the common stock.

In applying the market value approach, National Capital analyzed the following financial characteristics of Bancshares and the acquired companies: (i) price to tangible book value; (ii) price to earnings; (iii) price to deposits; (iv) price to assets; and (v) premium over tangible book value as a percentage of core deposits. The per share values obtained by using each of the financial characteristics of the acquired companies applied to the financial characteristics of Bancshares yielded the results in the following table.


                              Market Value Approach

                                                          Per Share Value

        (i)  Price to tangible book value                     $27.29


       (ii)  Price to earnings                                $52.60


      (iii)  Price to deposits                                $33.29


       (iv)  Price to assets                                  $32.64

        (v)  Premium over tangible book value                 $27.37

Taking all values in the table above into consideration, National Capital determined that the fair value of the common stock under the market value approach was $34.64 per share.

         Capitalization of dividends approach

         The capitalization of dividends approach seeks to quantify the present value of all future dividends to be received by an investor. Because closely-held banking organizations, such as Bancshares and the Bank, typically pay different dividends per dollar of earnings than do publicly-held banking organizations, National Capital determined that the capitalization of dividends approach was of limited usefulness.

         Non-dilutive exchange value or guideline companies approach

         The exchange value approach of valuation looks at a potential acquisition transaction from the point of view of the chief financial officer of a potential acquirer. An acquiring company's objective would be to enhance its earnings per share by means of the acquisition transaction. Accordingly, under the exchange value approach, the appraiser would analyze the earnings stream of the target entity and take into consideration any synergies that the acquirer would be able to realize upon consummation of the transaction. National Capital determined that the exchange value approach was an appropriate method to use in determining the fair value of the common stock.

         Under this method, National Capital developed a universe of guideline banking companies using publicly traded banks that operate in Louisiana and Mississippi. The value obtained under this method assumes that the common stock would trade as if we were listed on the NASDAQ small cap market and that transactions of the common stock were occurring on a regular basis and in sufficient volume to represent a liquid market. National Capital selected a basket of four companies operating in Louisiana and Mississippi whose operating characteristics, geographic footprint and lines of business were most similar to Bancshares. The guideline companies selected were Acadiana Bancshares, Inc., Lafayette, Louisiana (Ticker Symbol ANA); Britton & Koontz Capital Corporation, Natchez, Mississippi (ticker symbol BKBK); MidSouth Bancorp., Lafayette, Louisiana (ticker symbol MSL); and Teche Holding Company, New Iberia, Louisiana (ticker symbol TSH). National Capital determined that the fair value of the common stock under the exchange value approach was $33.75 per share.

         Investment value approach

         The investment value approach considers projected dividends, earnings, maximum dividend paying capacity and future terminal value. This method is a common approach utilized by appraisers to estimate share value -- particularly for mature entities with modest growth rates, such as us. The investment value approach produces a value based on a required return and a cash flow that shareholders can expect to receive by holding and ultimately liquidating the shares. National Capital determined that the investment value approach was an appropriate method to use in determining the fair value of the common stock.


         The table below demonstrates the five-year earnings history of Bancshares and the five-year projected earnings used in this method:

          Year                   Earnings                Return on             Average Assets
         Actual                    (000)               Average Assets              (000)
          1997                     $730                    1.14%                  $64,035

          1998                     $371                    0.89%                  $41,685

          1999                     $406                    0.98%                  $41,429

          2000                     $644                    1.43%                  $45,035

          2001                     $692                    1.47%                  $47,075

       Projected

          2002                     $710                    1.39%                  $51,141

          2003                     $727                    1.39%                  $52,306

          2004                     $755                    1.41%                  $53,490

          2005                     $783                    1.43%                  $54,717

          2006                     $812                    1.45%                  $55,985

         To determine the present value of all future economic benefits associated with the common stock, National Capital was required to select a discount rate. The discount rate reflects the risk of uncertainty associated with the future economic benefits and a rate of return that an investor would require from a similar investment with similar risks.

         National Capital developed an appropriate discount rate using the build-up method. National Capital used the five-year U.S. Treasury yield as the benchmark risk-free rate of 4.56% at the end of March 2002. National Capital used an equity risk premium of 7.80%, which was the historic average annual difference between the yield on the intermediate U.S. Treasury Note, and the total returns on stocks of large companies as calculated by Ibbotson Associates ("Ibbotson") in its Stocks, Bonds, Bills and Inflation 2002 Yearbook.

         National Capital also considered adjustments to the risk-free and equity risk premium due to the industry in which Bancshares operates. An industry risk premium is required to adjust for valuation differences by industry and was determined to be -0.16% based on data compiled by Ibbotson.

         National Capital also considered adjustments to the risk-free and equity risk premium due to the small size of Bancshares' market value and characteristics specific to Bancshares. A micro-cap premium is required for companies with very small market capitalizations and was determined to be 3.30% based on data compiled by Ibbotson.

         The build up method produced a discount rate of 15.50% as demonstrated below:

                                 Build Up Method
                                   March 2002


Riskless Rate (5 Yr. Treasury)                                            4.56%
Equity Risk Premium                                                       7.80%
Industry Risk Premium                                                    (0.16)%
Micro-Cap Size Premium                                                    3.30%
                                                                         -----
Discount Rate                                                            15.50%
                                                                         =====


Applying the discount rate to the present value of all future economic benefits, National Capital determined that the fair value of the common stock under the investment value approach was $33.66 per share.

         Based upon its review of the empirical information more fully described in the valuation and all of the other relevant factors and information deemed appropriate in its professional judgment, National Capital advised our board of directors that, in its considered opinion, the estimated fair value of a share of common stock as of May 22, 2002, was $35.00 to $40.00 per share. Our board of directors considered the appraisal, the factors underlying the appraisal, and other factors that the Board deemed relevant and set the value of the cash consideration to be received under the merger agreement at $37.00 per share.

         Following the board's determination of the cash to be paid to certain shareholders in the merger, the board engaged National Capital to evaluate the fairness, from a financial point of view, of the cash consideration to be paid to certain shareholders pursuant to the merger transaction. Accordingly, National Capital reviewed the cash consideration ($37.00) determined by our board of directors, the factors underlying the appraisal and all of the other relevant factors and information deemed appropriate in its professional judgment and advised the board of directors, by opinion dated as of May 22, 2002, that, in its considered opinion, each of the market value, exchange value and investment value approaches, as discussed above and considered in concert, support the fairness of the $37.00 per share offer. Accordingly, National Capital issued an opinion to us that the cash consideration to be received under the merger agreement was fair, from a financial point of view, to all shareholders of Bancshares, including the shareholders who receive cash in the merger. For purposes of the fairness opinion, National Capital relied on the accuracy of the disclosures set forth in this proxy statement and, as to legal matters, exclusively on our legal counsel. A copy of the fairness opinion is attached as Appendix B to this proxy statement for your review.

         Neither National Capital nor its principals have a present or contemplated future ownership interest in Bancshares or make a market in the stock of any company, banking or otherwise. We have agreed to pay National Capital a professional fee of approximately $20,000.00 for its services as an independent financial analyst and advisor in connection with the merger. No portion of National Capital's fee was contingent upon the conclusion reached in the appraisal.

         The board will make the appraisal available at the Bank's main office during regular business hours for inspection and copying by you or your representative (designated in writing). We will also transmit a copy of the appraisal to you or your representative (designated in writing) upon written request and at your expense. We may request additional information or documentation from you if we believe that it is necessary to verify your or your representative's identity or the authority of your representative. You may also be required to enter into an agreement with us to protect the confidentiality of the information contained in the appraisal.

         The foregoing discussion is intended only to provide you with a summary of selected information from the appraisal and the fairness opinion rendered by National Capital. This discussion does not purport to be a complete description of the appraisal or the fairness opinion and may not contain all of the information that is important to you. The discussion is qualified in its entirety by reference to the text of the appraisal and fairness opinion. The fairness opinion is directed only to the financial terms of the transaction and does not constitute a recommendation to you as to how you should vote at the meeting.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

         The board of directors of Bancshares (none of whom are employees of Bancshares or the Bank) has determined that the merger proposal is in the best interests of, and fair to, the shareholders of Bancshares (including the non-affiliated shareholders) and that the merger consideration ($37.00 per share) payable to the shareholders receiving the cash in the merger was fair to those shareholders. See " -- Financial fairness." Accordingly, the board of directors unanimously approved the merger proposal and recommends that the shareholders vote in favor of the merger and the merger agreement.

         In reaching its decision to approve the merger proposal and in making its recommendation, the Bancshares board of directors considered a number of material factors, with each of them considered as positive or negative from a fairness standpoint.

         Positive factors for all shareholders. The factors that the board considered positive for all the shareholders, including all non-affiliated shareholders, included:

         o the fact that the cash price per share of $37.00 offered in the merger represents a 20% premium over the March 31, 2002 book value per share of $29.61;

         o the fact that the cash price per share of $37.00 offered in the merger exceeded the value of all valuation approaches utilized by National Capital in its appraisal analysis;

         o the fact that the board retained and received advice from an independent financial advisor, National Capital, in determining the fairness of the price of $37.00 per share;

         o the fact that the board retained and received advice from independent legal counsel in evaluating the terms of the merger agreement;

         o the opinion of National Capital, delivered on May 22, 2002, that the merger consideration to be received by certain shareholders pursuant to the merger agreement is fair to the Bancshares shareholders; and

         o the absence of any firm offers for the acquisition of Bancshares in cash and the absence of the likelihood, in the board's view, that an acquirer would be willing to pay a price for the common stock or assets of Bancshares that would present a value as high as the cash price of $37.00 per share and pay such a price in cash.

         Positive factors for shareholders receiving cash in the merger. In addition to the positive factors applicable to all shareholders set forth above, the factors that the board considered positive for the shareholders being cashed out in the merger (including non-affiliated shareholders) included:

         o the fact that the merger consideration is all cash, which provides certainty of value to those shareholders and immediate liquidity for the shareholders receiving cash in the merger; and

         o the fact that the merger structure entitles shareholders receiving cash in the merger to dissenters' rights under Louisiana law, provided that any shareholder that desires to exercise his or her dissenters' rights complies with the requirements for exercising dissenters' rights, including voting against the merger proposal.

         Positive factors for remaining shareholders. In addition to the positive factors applicable to all shareholders set forth above, the factors that the board considered positive for the shareholders who will remain shareholders following the merger, including all such non-affiliated shareholders, included:

         o the fact that such shareholders would have the opportunity to participate in any future growth and earnings of Bancshares;

         o the fact that such shareholders would not be required to pay income taxes as a result of the merger; and

         o the fact that the remaining shareholders would realize the potential benefits of termination of registration of the common stock, including, reduced expenses of Bancshares for no longer having to comply with SEC requirements.

         Negative factors for all shareholders. The factors that the board of directors considered negative for all the shareholders, including all non-affiliated shareholders, included:

         o the fact that the directors and executive officers of Bancshares have interests in the merger or have relationships that present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the merger; and

         o the fact that there was no independent committee of the board charged with negotiating the terms of the merger on behalf of the shareholders and no unaffiliated representative was retained by the board to act solely on behalf of the non-affiliated shareholders.

         Negative factors for shareholders receiving cash in the merger. In addition to the negative factors applicable to all shareholders set forth above, the factors that the board considered negative for the shareholders who would receive cash in the merger included:

         o the fact that such shareholders would not have the opportunity to participate in any future growth and earnings of Bancshares;

         o the fact that such shareholders would be required to pay income tax on the receipt of cash in the merger; and

         o the fact that the board is not seeking the approval of a majority of these shareholders receiving cash in the merger.

         Negative factors for remaining shareholders. In addition to the negative factors applicable to all shareholders set forth above, the factors that the board considered negative for the shareholders who will retain their shares in the merger, including all such non-affiliated shareholders, included:

         o the fact that after the completion of the merger and registration is terminated, the shareholders will have decreased access to information about Bancshares; and

         o the fact that after the completion of the merger, Bancshares will no longer be subject to the proxy rules of the 1934 Act.

         In connection with its determination, the board did not consider, and did not request that National Capital evaluate Bancshares' liquidation value. The board did not consider Bancshares' liquidation value to be a relevant measure of valuation, given that the $37.00 price per share offered in the merger represents a 20% premium over the book value per share of $29.61 at March 31, 2002. It was the determination of the board that Bancshares is more valuable as a going concern than its book value per share.

         Shares of Bancshares common stock have no current or historical market price because the shares have never been a marketable security since there have never been "bid" and "ask" prices for the Bancshares common stock, as reported by the National Quotation Bureau, Inc. ("Pink Sheets") Therefore, any consideration of market value or historical prices would not be helpful. The board did not consider the timing of the transaction in its analysis.

         The foregoing discussion of the factors considered by the board of directors is not intended to be exhaustive. In view of the variety of factors considered in connection with their evaluation of the merger proposal, the board of directors did not find it practicable to, and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The board considered all the factors as a whole in reaching its determination. In addition, individual members of the board of directors may have given different weights to different factors.

         The board (none of whom are employees of Bancshares or of the Bank) did not consider and vote upon whether or not to, and as a result, did not, retain an unaffiliated representative to act solely on behalf of shareholders who are not directors or officers of Bancshares or the Bank for purposes of negotiating the terms of the merger transaction or preparing a report on the fairness of the transaction. The board, based upon the factors outlined above, believes that the merger proposal is fair to all shareholders of Bancshares, including all non-affiliated shareholders.

PURPOSES AND REASONS OF NEW GGB FOR THE MERGER PROPOSAL

         New GGB was organized solely for the purpose of facilitating the merger transaction. New GGB's directors and executive officers are the same as Bancshares. As a result, New GGB's purpose and reasons for engaging in the merger transaction are the same as those set forth in "-- Purposes of and reasons for the merger proposal."

POSITION OF NEW GGB AS TO THE FAIRNESS OF THE MERGER

         New GGB has considered the analyses and findings of the Bancshares board of directors with respect tot he fairness of the merger proposal to the Bancshares shareholders, including all non-affiliated Bancshares shareholders. As of the date hereof, New GGB adopts the analyses and findings of the Bancshares board of directors with respect to the merger, and believes that the merger is fair to the Bancshares shareholders, including the non-affiliated shareholders of Bancshares. New GGB is not making any recommendation regarding how the shareholders of Bancshares should vote on the merger proposal.



PURPOSES AND REASONS OF THE BANK FOR THE MERGER PROPOSAL

         The Bank is the sole operating subsidiary of Bancshares. Bancshares has no material operations, and thus, any expenses of Bancshares, particularly those incurred as a result of Bancshares' status as an SEC reporting company, are paid by the Bank. Further, certain members of management of the Bank also serve as management of Bancshares. As a result, then, the Bank's purposes and reasons for engaging in the merger transaction are the same as Bancshares, which are set forth in "--Purposes of and reasons for the merger proposal."

POSITION OF THE BANK AS TO THE FAIRNESS OF THE MERGER

         The Bank has considered the analyses and findings of the Bancshares board of directors with respect to the fairness of the merger proposal to the Bancshares shareholders, including all non-affiliated Bancshares shareholders. As of the date hereof, the Bank adopts the analyses and findings of the Bancshares board of directors with respect to the merger, and believes that the merger is fair to the Bancshares shareholders, including the non-affiliated shareholders of Bancshares. The Bank is not making any recommendation regarding how the shareholders of Bancshares should vote on the merger proposal.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

         The officers and directors of Bancshares and the Bank who are also shareholders will participate in the merger in the same manner and to the same extent as all of the other shareholders of Bancshares. See "-- Financial fairness." The directors and executive officers of Bancshares and New GGB are the same. However, all of the directors and some of the executive officers of the Bank own a sufficient number of shares to retain their shares in the merger, unlike many other shareholders who will be required to relinquish their interest in Bancshares as a result of the merger. And, if the merger is completed, the respective ownership percentages of each of the directors and some of the executive officers will increase, as will the ownership interests of any shareholder who retains his or her shares. As a result of the merger, the collective ownership interest of our directors and officers will increase from 13.49% to approximately 14.65%. See "Security Ownership of Certain Beneficial Owners and Management."

         We understand that the officers and directors of Bancshares and the Bank who own shares of common stock intend at this time to vote their shares in favor of the proposal to approve and adopt the merger and the merger agreement and in favor of the persons nominated by the board to serve as directors.

CERTAIN CONSEQUENCES OF THE MERGER; BENEFITS AND DETRIMENTS TO AFFILIATED AND NON-AFFILIATED SHAREHOLDERS.

         Pursuant to the terms of the merger agreement, following shareholder approval of the merger proposal and subject to the fulfillment or waiver of certain conditions, New GGB will be merged with and into Bancshares, and Bancshares will continue as the surviving company in the merger.

         Because all shares of common stock held by the shareholders, who, on July 15, 2002, own of record fewer than 100 shares will be cancelled in the merger, shareholders who own these shares will cease to participate in future earnings or growth, if any, of Bancshares or benefit from any increases, if any, in the value of Bancshares or its stock, and they no longer will bear the risk of any decreases in value.

         Distributions by the surviving Bancshares after completion of the merger (other than any distribution for which the record date is a date prior to the date of completion of the merger) will be paid to the owners of Bancshares and not to the shareholders who are cashed out in the merger.
         The shares that are acquired in the merger will become treasury shares until the board determines that the treasury shares should be cancelled or otherwise issued in the sole discretion of the board.

         The merger will also provide shareholders being cashed out in the merger a cost-effective way to cash out their investments, because Bancshares will pay all transaction costs in connection with the merger proposal.

         A potential disadvantage to shareholders who remain as shareholders after the merger is completed and registration terminated is decreased liquidity and decreased access to information about Bancshares. In addition, Bancshares will no longer be subject to the periodic reporting requirements and the proxy rules of the 1934 Act.

         A potential disadvantage to shareholders receiving cash in the merger include the tax consequences described in "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 34 below.

OPERATIONS OF THE BANK FOLLOWING THE MERGER

         Following the merger, Bancshares and the Bank will continue to conduct their existing operations in the same manner as now conducted. The executive officers and directors immediately prior to the merger will be the executive officers and directors of Bancshares immediately after the merger. Bancshares and the Bank's articles of incorporation and by-laws will remain in effect and unchanged by the merger. The deposits of the Bank will continue to be insured by the FDIC. The corporate existence of neither Bancshares nor the Bank will be affected by the merger. Bancshares and the Bank will continue to be regulated by the same agencies by which each was regulated before the merger.

FINANCING OF THE MERGER

         The merger agreement provides that we may terminate the merger if we are required, pursuant to the merger transaction, to pay more than $500,000.00 (exclusive of expenses) in the aggregate to (i) shareholders receiving cash in the merger and (ii) dissenting shareholders. Consequently, we are prepared to acquire shares of common stock up to an aggregate cash amount of approximately $500,000.00. The funds necessary to acquire these shares are anticipated to come from a special dividend paid to Bancshares by the Bank. Although this dividend will reduce the capital of the Bank, the Bank's capital structure following the dividend will continue to comply with all regulatory capital requirements.

EXPENSES OF THE MERGER

         The estimated expenses of the merger, including those associated with this proxy statement, will be paid by us. The expenses are estimated to be as follows:

      Fees and Expenses of Independent Financial Advisor.................................       $ 20,000.00
      Filing Fees........................................................................       $     39.00
      Legal Fees and Expenses............................................................       $ 30,000.00
      Accounting Fees ...................................................................       $  1,000.00
      Printing and Mailing...............................................................       $  5,000.00
      Miscellaneous Fees.................................................................       $  1,000.00
                                                                                                -----------

      Total..............................................................................       $ 57,039.00
                                                                                                ===========

                           CERTAIN TERMS OF THE MERGER

         The following is a summary of certain provisions of the merger agreement and certain matters relating to the merger. The following summary does not purport to be complete and is qualified in its entirety by reference to the merger agreement which is attached as Appendix A to this proxy statement and is incorporated herein by reference. You are urged to read the merger agreement in its entirety and to consider it carefully.

EFFECTIVE TIME OF THE MERGER

         We are working to complete the merger by the end of 2002 so that we will terminate our registration with the SEC by December 31, 2002. However, we cannot guarantee that the merger will be effective by the end of 2002.

         The merger will become effective at the time (i) of the filing with and acceptance for record of the certificate of merger by the Secretary of State of the State of Louisiana, or (ii) at such time as we specify in the certificate of merger (not to exceed 30 days after the certificate of merger is accepted for filing by the Louisiana Secretary of State). The certificate of merger will be filed as soon as practicable after the requisite approval of the merger proposal by the shareholders at the annual meeting is obtained and the other conditions precedent to the consummation of the merger have been satisfied or waived. We cannot assure you that all conditions to the merger contained in the merger agreement will be satisfied or waived. See "-- Conditions to consummation of the merger."

CONVERSION AND EXCHANGE OF STOCK CERTIFICATES

         As soon as practicable after the merger is completed, we will mail to each shareholder receiving cash in the merger a letter of transmittal and instructions for surrendering their stock certificates. When these shareholders deliver their stock certificates to us along with the letter of transmittal and any other required documents, their stock certificates will be cancelled and each shareholder will be issued a check in the amount of $37.00 per share of common stock that is being cancelled in the merger.

         When the merger is completed, the shares of common stock owned by each shareholder receiving cash in the merger will automatically be converted into cash without any further action on the shareholder's part. No service charge will be payable by shareholders in connection with the cash payments or otherwise; and all expenses will be borne by us. A shareholder will not be entitled to any distributions that are declared after the merger is completed on any shares of common stock that are automatically converted into cash as a result of the merger, regardless of whether the shareholder has surrendered his or her stock certificates to us.

Each shareholder will be entitled to distributions on his or her common stock declared prior to the date on which the merger is completed, even if it is not paid until after the merger is completed.

         PLEASE DO NOT SURRENDER YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL.

CONDITIONS TO CONSUMMATION OF THE MERGER

         Our board of directors and the board of directors of New GGB have approved the merger agreement and authorized the consummation of the merger. As the sole shareholder of New GGB, we have approved the merger. The completion of the merger depends upon a number of events, including:

         o the approval of the merger and the merger agreement by our shareholders;

         o the satisfaction of certain conditions as more fully set forth in Article V of the merger agreement; and

         o the receipt of all regulatory approvals See "-- Regulatory requirements."

AMENDMENT OR TERMINATION OF THE MERGER AGREEMENT

         The merger agreement may be amended by mutual written agreement of our board of directors and board of directors of New GGB, generally without the necessity of further action by you. However, your approval is required for any modification or amendment that:

         o changes the amount or kind of consideration that you will receive for your shares of common stock;

         o        changes any provision of our articles of incorporation; or

         o changes any of the terms of the merger agreement, if the change would adversely affect your rights as a shareholder.

         No amendments or modifications to the merger agreement are presently contemplated. However, if there is any material amendment to the merger agreement before the annual meeting, we will notify you and provide you with information relating to the amendments prior to the meeting.

         The merger agreement may be terminated by the mutual consent in writing of Bancshares and New GGB at any time before the filing of a certificate of merger with the Louisiana Secretary of State. At this time, the parties have no intention of terminating the merger agreement.

         In addition, we may terminate the merger if we are required, in connection with the merger transaction, to pay in the aggregate more than $500,000.00 to (i) purchase shares from shareholders receiving cash in the merger and (ii) shareholders who exercise their dissenters rights under Louisiana law. This $500,000.00 ceiling does not include any expenses Bancshares may incur related to the merger transaction, such as the expenses described in the section of this proxy statement entitled "Proposal 1: Approval of the Merger -- Special Factors -- Expenses of the merger."

REGULATORY REQUIREMENTS

         The consummation of the merger could result in a "change of control" of Bancshares under applicable Federal Reserve Board rules and regulations requiring that Bancshares give notice to, and obtain approval by the Federal Reserve Board for such "change of control." If the shareholders approve the merger and, at such time, the consummation of such merger will result in a "change of control," we will file a notice with the Federal Reserve Board and seek approval of the "change of control."

         Except for the possible filing and approval by the Federal Reserve Board and the filing of the certificate of merger with the Secretary of State of the State of Louisiana upon the approval of the merger by the Bancshares shareholders, and compliance with federal and state securities laws, we are not aware of any material United States federal or state or foreign governmental regulatory requirement necessary to be complied with or approval that must be obtained in connection with the merger.

                        RIGHTS OF DISSENTING SHAREHOLDERS

         The provisions of Section 131 of the Louisiana Business Corporation Law, La. R.S. Section 12:131 (the "LBCL"), provide the exclusive means by which you may exercise your right to dissent from the merger. We have attached a copy of La. R.S. Section 12:131, which is included as a part of Appendix C to this proxy statement. The following is a summary of the dissenters' rights provisions and is qualified in its entirety by reference to Section 131 of the LBCL.

         To dissent from the merger, you will be required to deliver to us a written objection to the proposed merger before the shareholder vote on the merger. Thereafter, you must vote against the proposal to approve the merger and merger agreement. A vote against the merger proposal, without submitting the written objection, is not sufficient to satisfy the notice requirement.

         If the merger is approved by the holders of less than eighty percent (80%) of the total outstanding common stock (114,700 shares), Bancshares will promptly notify you in writing by mail of the shareholder approval. Within 20 days after mailing by Bancshares of the notice of shareholder approval, you must file with Bancshares your written demand for the fair value of your shares of common stock, valued as of the day before the merger was effected. In addition to stating the value that you are demanding, your written demand must provide a post office address to which we may respond.

         At the same time, you will be required to deposit the stock certificates representing your shares of common stock in escrow at a bank or trust company located in Pointe Coupee Parish, Louisiana. The certificates must be duly endorsed and transferred to Bancshares upon the sole condition that Bancshares pay you the value of your shares as determined under the dissenters' rights provisions. To verify the deposit in escrow, you will be required to deliver to Bancshares the written acknowledgement of the depository bank or trust company that it holds your shares. If you fail to make and deliver the objection, written demand and acknowledgement within the prescribed time period, you will conclusively be presumed to have accepted the terms of the merger.

         Within 20 days after Bancshares has received your written demand and acknowledgement, we will notify you in writing if we disagree with the value demanded or that a payment is due. If we determine that a payment is due, we will state in the notice of disagreement the price deemed by us to be the fair value of your shares. If Bancshares fails to respond timely to your written demand and acknowledgement, Bancshares will be liable for the amount that you have demanded.

         Thereafter, if any disagreement remains with respect to the fair value of your shares of common stock, you may file suit against Bancshares in a Pointe Coupee Parish district court requesting that the court determine the fair value of your shares of common stock as of the day before the merger was effected. If you are entitled to file a suit under the provisions of La. R.S. Section 12:131, but fail to file within 60 days after you receive our notice of disagreement, you will be deemed to have accepted our statement that no payment is due, or if we do not contend that no payment is due, the value for your shares as fixed by Bancshares in the notice of disagreement.

         You will cease to have any of the rights of a shareholder, except the rights under the dissenters' right provisions, when you file your written demand for the fair value of your shares of common stock. You will have the unconditional right to withdraw your demand to proceed under the dissenters' rights provisions and accept the terms offered under the merger proposal at any time before you receive our notice of disagreement. After you receive our notice of disagreement, you will be required to obtain written consent before you may withdraw your demand to proceed under the dissenters' rights provisions. If you withdraw your written demand or if you otherwise lose your right to dissent from the merger, you will receive the consideration to which you are entitled under the merger agreement.

         The merger agreement provides that Bancshares may terminate the merger if Bancshares is required to pay more than $500,000.00 in the aggregate to shareholders receiving cash in the merger and to dissenting shareholders. Therefore, if (i) the merger is not approved by the holders of at least 80% of the total voting power of the outstanding shares of common stock, and (ii) shareholders exercising dissenters' rights under the LBCL and shareholders receiving cash pursuant to the terms of the merger would receive from Bancshares, in the aggregate, more than $500,000.00, then the proposed merger ultimately may not be consummated.

         If you do not follow the prescribed procedures, you will not be entitled to dissenters' rights with respect to your shares.

         Because of the complexity of the procedures necessary to exercise the rights of a dissenting shareholder, we recommend that any shareholder wishing to exercise the right to dissent consult with his or her own legal counsel.

           MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following discussion summarizes the material U.S. federal income tax consequences of the merger. The discussion is based upon the Internal Revenue Code of 1986, as amended, its legislative history, applicable Treasury regulations, existing administrative interpretations and court decisions currently in effect. Any of these authorities could be repealed, overruled or modified at any time after the date of this proxy statement, and any such change could be applied retroactively. This discussion does not address any tax consequences under state, local or foreign laws.

         The discussion that follows neither binds the IRS nor precludes the IRS from adopting a position contrary to that expressed in this proxy statement, and we cannot assure you that such a contrary position could not be asserted successfully by the IRS or adopted by a court if the positions were litigated. Bancshares does not intend to obtain a ruling from the IRS with respect to the U.S. federal income tax consequences of the merger. In addition, Bancshares does not intend to obtain an opinion from tax counsel with respect to the federal income tax consequences of the merger.

         This discussion assumes that you hold your shares of common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. This discussion is for general information only and does not address all aspects of federal income taxation that may be important to you in light of your particular circumstances or if you are subject to certain rules, such as those rules relating to:

         o        shareholders who are not citizens or residents of the United
                  States;

         o        financial institutions;

         o        tax-exempt organizations and entities, including IRAs;

         o        insurance companies;

         o        dealers in securities; and

         o shareholders who acquired their shares of common stock through the exercise of employee stock options or similar derivative securities or otherwise as compensation.

TAX CONSEQUENCES TO SHAREHOLDERS WHO RETAIN THEIR SHARES

         If you are a shareholder who retains your shares of common stock in the merger, you will not recognize gain or loss for U.S. federal income tax purposes as a result of the merger. The merger will not affect the adjusted tax basis or holding period of any shares of common stock that you continue to own following the merger.

TAX CONSEQUENCES TO SHAREHOLDERS WHO RECEIVE CASH FOR THEIR SHARES

         If you are a shareholder who receives cash for your shares of common stock in the merger, you should be treated for federal income tax purposes as having had your shares redeemed by Bancshares under Section 302 of the Internal Revenue Code. Unless the cash received is treated as a dividend under Section 301 of the Internal Revenue Code (as discussed below), you will recognize gain or loss for U.S. federal income tax purposes with respect to the cash received for your shares of common stock. The gain or loss will be measured by the difference between the amount of cash received, $37.00 per share and the adjusted tax basis of your shares of common stock. The gain or loss will be capital gain or loss and will be long-term capital gain or loss if you will have had owned your shares of common stock for more than one year at the time the merger is completed.

         Section 301 of the Internal Revenue Code provides that the cash distribution will not be treated as a dividend if the distribution is (i) "not essentially equivalent to a dividend," (ii) "substantially disproportionate" with respect to the shareholder or (iii) completely terminates the shareholder's interest in our company. The constructive ownership rules of Section 318 of the Internal Revenue Code apply in comparing a shareholder's percentage interest in Bancshares immediately before and immediately after the merger. Generally, the constructive ownership rules under Section 318 treat a shareholder as owning (i) shares of common stock owned by certain relatives, related corporations, partnership, estates or trusts, and (ii) shares of common stock the shareholder has an option to acquire. If you receive cash for your common stock in the merger and completely terminate your direct and constructive ownership interest in Bancshares, you should recognize gain or loss as a result of the merger, and the cash distribution should not be treated as a dividend.

TAX CONSEQUENCES TO US, NEW GGB AND THE BANK

         Neither Bancshares, New GGB nor the Bank will recognize gain or loss for U.S. income tax purposes as a result of the merger.

BACKUP WITHHOLDING

         Certain of the shareholders of Bancshares may be subject to backup withholding at a 31% rate on the cash payments received for their shares of common stock. Backup withholding will not apply, however, if you:

         o furnish to Bancshares a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the date of completion of the merger;

         o Provide a certificate of foreign status on Form W-8 or successor form; or

         o        Otherwise are exempt from backup withholding.

         Backup withholding is not an additional tax but is credited against the federal income tax liability of the taxpayer subject to the withholding. If backup withholding results in an overpayment of a taxpayer's federal income taxes, that taxpayer may obtain a refund from the IRS.

         This discussion is only intended to provide you with a general summary and is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. In addition, this discussion does not address tax consequences that may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly encouraged to consult with your own tax advisor to determine the particular U.S. federal, state, local or foreign income or other tax consequences of the merger that are applicable to you.

           RATIO OF EARNINGS TO FIXED CHARGES AND BOOK VALUE PER SHARE

         The following table sets forth our ratio of earnings to fixed charges for the periods set forth below:

                                                                              As of the six month period
    Earnings to Fixed Charges:            As of the year ended December 31          ended June 30
                                          --------------------------------    --------------------------
                                              2001                  2000        2002              2001
                                          ------------           ---------    --------          --------
                                             $ 1.77x               $ 1.70x     $ 2.02x           $ 1.70x


         The book value per share of the Bancshares common stock as of June 30, 2002 was $30.88.

                 COMMON STOCK INFORMATION; DIVIDEND INFORMATION


         Common Stock. Bancshares has only one class of outstanding equity securities, our common stock, par value $7.50 per share. On ___________, 2002, 143,374 shares of the common stock were outstanding. These shares were held by approximately 554 record holders.


         Trading market. No established trading market for the shares of the common stock exists, and we do not expect a trading market to ever develop.

         Recent trading activity. During 2001 and for the first six months of 2002, the transfer records of Bancshares indicate that there were approximately twelve separate sales and purchases by holders of the common stock. These transactions were at sale prices that are not known by Bancshares except for the transactions that were disclosed in Section 16 reports of our directors and officers. See "Section 16(a) Beneficial Ownership Reporting Compliance."

         Dividends. Set forth in the table is dividend information with respect to dividends paid on each share of the common stock during the past two fiscal years:

              Period                                      Cash Dividend
              ------                                      -------------
              2001
                  First six months........................    $0.50
                  Second six months.......................    $0.50
                                                              -----
                               Total......................    $1.00
                                                              =====

              2000
                  First six months........................    $0.50
                  Second six months.......................    $0.50
                                                              -----
                               Total......................    $1.00
                                                              =====


The amount of dividends payable by Bancshares to shareholders is limited by the amount of dividends payable by the Bank to Bancshares. Federal and state banking regulations place certain restrictions on dividends that the Bank may pay to Bancshares, as the Bank's sole shareholder. The total amount of dividends that may be paid by the Bank at any date is generally limited to the current year's net profits, plus the prior year's retained net profits. Further, dividends paid by the Bank to Bancshares would be prohibited if the effect of the dividend would be to cause the Bank's capital to be reduced below applicable minimum capital requirements.

                        PROPOSAL 2: ELECTION OF DIRECTORS

         The board of directors presently consists of eight persons. The board of directors has increased the number of directors to be elected at the annual meeting from eight to nine persons. The board of directors has nominated all of the current directors for re-election at the annual meeting and has nominated Mr. Ewing to fill the additional director position created as a result of our board's decision to increase the total number of directors from eight persons to nine. The directors elected at the annual meeting will hold office until the next annual meeting of the shareholders and until their successors are elected and qualified.

NOMINEES

         The persons nominated by the board of directors to serve as directors are: J. Levy Dabadie, Jr., Donald Doucet, M.D., John L. Ewing, Craig A. Major, Sylvester Muckleroy, H. T. Olinde, Jr., J. Layne Orillion, F. Gregory Roy, Michael Chad Soprano. See "-- Director nominee biographies".

         No nominee was selected as a result of any arrangement or understanding between himself and any other individual (other than arrangements or understandings with our directors acting solely in their capacities as directors).

VOTING

         Directors will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. In other words, the nine nominees receiving the most votes will be elected as directors. The persons named in the enclosed proxy will vote to elect the nominees as directors unless you withhold authority to vote for the election of any or all of the nominees as directors by marking the proxy to that effect. Each of the nominees has indicated a willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the board of directors.

DIRECTOR NOMINEE BIOGRAPHIES

         The following is a biographical summary of the experience of each director nominee. Each nominee is a United States citizen. None of the nominees has been convicted in a criminal proceeding during the past five years, or been a party to any judicial or administrative proceeding, excluding traffic violations and similar misdemeanors, during the past five years that resulted in a judgment decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation of federal or state securities laws.

         J. Levy Dabadie, Jr., age 75, has been a director since 1993. Mr. Dabadie retired from the U.S. Army in 1988 with the rank of Brigadier General, and since his retirement has worked as a safety director for Reliable Production, Inc., 1504 False River Drive, New Roads, Louisiana 70760, a special and general production company.

         Donald Doucet, M.D., age 45, has been serving as a director since 1998. Dr. Doucet has been a practicing physician since 1985 and specializes in Internal Medicine. Dr. Doucet's principal business address is 508 E. Main Street, New Roads, Louisiana 70760.

         John L. Ewing, age 49, has been nominated to serve his first term as one of our directors. Mr. Ewing has been in the convenience store and restaurant businesses since 1980. His principal business address is 708 E. Main Street, New Roads, Louisiana 70760-0429.

         Craig A. Major, age 54, has been a director since 1993. Mr. Major has been a cattle rancher for over twenty five (25) years. Mr. Major oversees various family real-estate investments, as well as his own. Mr. Major's principal business address is 5382 Island Road, Jarreau, Louisiana 70749.

         Sylvester Muckleroy, age 76, has been serving as a director since 1998. Mr. Muckleroy retired from the Pointe Coupee Parish School Board in 1988. Mr. Muckleroy is the Mayor of the City of New Roads, 211 W. Main Street, New Roads, Louisiana 70760, and is currently serving his third term.

         H.T. Olinde, Jr., age 73, was a founder of the Bank in 1957 and serves as the Chairman of the Board. Mr. Olinde served as a director from 1957 until his resignation in 1984 and was re-elected director in 1993 and has been serving since that time. Mr. Olinde is a shareholder and executive officer of B. Olinde & Sons, Inc., 652 W. Main Street, New Roads, Louisiana 70760, which owns and operates retail furniture stores, a wholesale beer distributorship, and various property interests.

         J. Layne Orillion, age 56, has been a director since 1993. Mr. Orillion is President and owner of Lo-Vac, Inc., P. O. Box 69, Lottie, Louisiana 70756, which he founded in 1982. Lo-Vac, Inc., provides environmental vacuum services and rents related equipment.

         F. Gregory Roy, age 50, has been a director since 1993. Mr. Roy has been a 50% owner of P & G Farms, Inc., 208 N. Carolina Avenue, New Roads, Louisiana 70760, and has been in farming business since 1978.

         Michael Chad Soprano, age 37, has been serving as a director since 1999. Mr. Soprano has been the owner and operator of Soprano's Grocery, 8389 Highway 190, Livonia, Louisiana 70755, since 1997. Prior to 1997, Mr. Soprano worked as an accountant at Lo-Vac, Inc. for over five years.

         The present Bancshares directors are also directors of New GGB and the Bank. An additional director of the Bank is J. Wade O'Neal, III. See discussion of "Executive Officers of the Bank" below.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth the beneficial ownership as of ___________, 2002, of common stock by (i) each person or group of affiliated persons known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director and nominee for director, (iii) each of our executive officers or of each executive officer of the Bank for whom specific compensation information is disclosed in the Section below entitled "Executive Compensation"; and (iv) all directors, nominees for director and executive officers of Bancshares and the Bank as a group. Neither the Bank nor New GGB currently own shares of Bancshares common stock. Each of the following shareholders has sole voting and investment power with respect to shares beneficially owned by such shareholder, except to the extent that authority is shared by spouses under applicable law.


Directors, Nominees and                                          Percent of Class         Percent of Class
Named Executive Officers            Shares Beneficially Owned    Before the Merger      After the Merger (1)
------------------------            -------------------------    -----------------      --------------------
H.T. Olinde, Jr.                           9,083                      6.34%                   6.88%
652 W. Main Street
New Roads, Louisiana 70760
John L. Ewing                              5,713                      3.98%                   4.33%
M. Chad Soprano                            1,140                          *
F. Gregory Roy                             1,095                          *                       *
J. Levy Dabadie, Jr.                         808                          *                       *
Craig A. Major                               502                          *                       *
Donald Doucet, M.D.                          485                          *                       *
Sylvester Muckleroy                          221                          *                       *
J. Layne Orillion                            150                          *                       *
J. Wade O'Neal, III                          140                          *                       *
Directors, Nominees, and Named
Executive Officers as a group
(10 persons)                              19,337                     13.49%                  14.65%

----------
less than 1.0%*

(1) Assumes that the merger is consummated and that we purchase a total of 11,387 shares, which is the aggregate number of shares held by record shareholders who own 100 or less shares each of the common stock.

                 MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

         During the year ended December 31, 2001, six regular meetings of the board of directors of Bancshares were held. All nominees for re-election attended at least 75% of such meetings. In addition, twelve regular meetings of the board of directors of the Bank were held during 2001. There were also special loan meetings called during the year. Directors receive $600.00 per month for their service on the board of directors and an additional $50.00 for each special meeting attended.

         The board of directors has no nominating, compensation or similar committees performing such functions at this time. All current members of the board of directors serve on the Audit Committee. The Audit Committee met one time in 2001. The functions of the Audit Committee are to review the engagement of the independent accountants; review with the independent accountants and management, the Company's policies and procedures with respect to internal auditing, independent accounting and financial controls and review the reports of the independent accountants upon completion of their audit.

                             AUDIT COMMITTEE REPORT

         Each director is a member of the Audit Committee and none of them is an officer of the Bank or our Company. Each director is considered "independent."

         The board of directors has not adopted a written charter for the Audit Committee.

         The Audit Committee held one meeting during fiscal 2001. The meeting was designed to facilitate and encourage communication between the Audit Committee, the internal auditors of Bancshares and the Bank and the independent public accountants, Postlethwaite & Netterville, APAC.

         At a meeting in March 2002, the Audit Committee reviewed and discussed the audited financial statements to be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, with management and representatives of Postlethwaite & Netterville. The discussions with representatives of Postlethwaite & Netterville also included the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received from Postlethwaite & Netterville written disclosures and the letter as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with representatives of Postlethwaite & Netterville the issue of the independence of Postlethwaite & Netterville from us and the Bank.

         In reliance on the reviews and discussions referred to above, the board of directors has approved that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

         The Audit Committee of the Board of Directors

                  H. T. Olinde, Jr., Chairman
                  J. Levy Dabadie, Jr.
                  Donald Doucet, M.D.
                  Craig A. Major
                  Sylvester Muckleroy
                  J. Layne Orillion
                  F. Gregory Roy
                  Michael Chad Soprano

AUDITOR FEES

         The following table sets forth the aggregate fees and costs incurred by Bancshares and the Bank for (i) professional services rendered for the audit of our financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in our Form 10-QSB reports for the fiscal year ended December 31, 2001; (ii) professional services rendered in connection with financial information systems design and implementation, and
(iii) other professional services rendered by our principal accountant and billed during the fiscal year ended December 31, 2001:

         Audit Fees                                                                               $ 25,500
         Financial Information Systems Design and Implementation Fees...................               -0-
         All Other Fees
                Audit Related Services..................................................          $  3,725
                Non-Audit Services*.....................................................          $  3,950
                                                                                                  --------
                Total All Other Fees....................................................          $  7,675
                                                                                                  --------
                TOTAL...................................................................          $ 33,775
                                                                                                  ========

----------
* The Audit Committee has considered the compatibility of these non-audit services with the maintenance of Postlethwaite & Netterville's independence from the Company.

         Audit related services include fees associated with reviews of Form 10-QSB filings. Non-audit services include fees associated primarily with preparation of the Bank's tax return and the collateral verification for the Federal Home Loan Bank.

                         EXECUTIVE OFFICERS OF THE BANK

         The following is a biographical summary, including the names, ages and positions of each of the Bank's executive officers. The officers serve at the pleasure of the board of directors. Each executive officer is a United States citizen. None of the executive officers has been convicted in a criminal proceeding during the past five years, or been a party to any judicial or administrative proceeding, excluding traffic violations and similar misdemeanors, during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation of federal or state securities law. The principal business address of each of the executive officers is 175 New Roads Street, New Roads, Louisiana 70760.

         Beverly B. David, age 58, has served as Senior Vice-President since May 1999 and Head of Bank Operations since 1989. Mrs. David also serves as Cashier and Security Officer, and as the Assistant Treasurer of Bancshares. She has been employed by the Bank since February 1976.

         Mark Major, age 46, has been employed at the Bank since March 1998 when he was hired as an Agricultural Lender. Mr. Major has been employed in the banking business for 13 years. He has served as Head of Lending and Compliance Officer since 1999. Prior to joining the Bank, Mr. Major was employed by Peoples Bank from 1986 to 1998, ultimately serving Peoples Bank as one of its Vice Presidents.

         J. Wade O'Neal, III, age 45, has served as President and Chief Executive Officer and as a director of the Bank since May 1999. He has been employed by the Bank since November 1980 in various aspects of the lending functions. Mr. O'Neal also serves as Treasurer and Authorized Representative of Bancshares.

         Mary Ann Pourciau, age 47, has served as Vice President since February 1998 and Marketing and Human Resources Officer since 1995. She has been employed by the Bank since March 1976. She also serves as Secretary to the board of directors of the Bank, and is an Assistant Treasurer of Bancshares.

                             EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table contains compensation data for the last three years for the Chief Executive Officer of the Bank. Compensation data is not provided for any other executive officer of Bancshares or the Bank because no such executive officer's total salary and bonus exceeded $100,000.00.

                               Annual Compensation

            Name and                                                              Annual Other
       Principal Position          Year        Salary           Bonus         Compensation (1)(2)
       ------------------         -----        -------         -------        --------------------
J. Wade O'Neal, III, President    2001         $81,074         $12,500                $4,326
and Chief                         2000         $75,000         $ 5,000                $4,180
Executive Officer of              1999         $67,315         $ 4,702                $3,662
the Bank

----------
(1) Perquisites and other benefits are disclosed only if they exceed the lesser of $50,000 or 10% of total salary and bonus.

(2) Represents the Bank's contributions on behalf of Mr. O'Neal to the Bank's 401(k) Plan.

         401(k) Plan. Under the Bank's 401(k) Plan, officers and employees may make contributions to the Plan with pre-tax salary reductions. The Bank matches contributions up to four (4%) percent of the contributing employee's gross salary.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         From time to time, in the ordinary course of its business, the Bank has made loans to certain of the directors and executive officers of the Bank and Bancshares, as well as to the family members and affiliates of certain of such directors and executive officers. Each of these loans (i) was made in the ordinary course of the Bank's business, (ii) was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

         The Bank expects to continue to make loans to directors and executive officers of the Bank and Bancshares in the ordinary course of its business in the future.

         As of December 31, 2001 and 2000, loans outstanding to the directors and executive officers of the Bank and Bancshares totaled 2,810,135 and $1,855,184, respectively.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16") requires the directors and certain officers of Bancshares and certain beneficial owners of the common stock (collectively, the "reporting persons") to file with the SEC reports of ownership and changes in ownership of the common stock. The reporting persons are required to furnish Bancshares with copies of all reports filed pursuant to Section 16.

         The directors and executive officers of Bancshares have not filed any reports with the SEC pursuant to Section 16. However, this failure to comply was merely one of inadvertence, and not intentional disregard for the rules. Each director and executive officer failed to file a Form 3 report either at the time Bancshares' common stock was registered with the SEC under Section 12(g) of the 1934 Act or, if later, when such reporting person became subject to Section 16. Each of the present directors and officers has recently filed a Form 5 report with the SEC to report the common stock holdings that would have otherwise been reportable on Form 3, as well as each subsequent, delinquent transaction that should have been reported on Form 4. The specific delinquent holdings and transactions information for each director and officer is set forth below:

         o J. Levy Dabadie, Jr. failed to file (i) a Form 3 to report his holdings of 606 shares of common stock in 1997 when Bancshares became an SEC reporting company, (ii) a Form 4 to report the purchase by him of 39 shares on February 14, 2000, and (iii) a Form 5 to report the receipt of 163 shares by his wife on May 11, 2000 through donation.

         o Donald Doucet, M.D. failed to file (i) a Form 3 upon his initial election to the board in 1998 and (ii) a Form 4 to report the purchases by him of (A) an aggregate of 340 shares of common stock on September 3, 1998 and (B) an aggregate of 145 shares of common stock on March 16, 2000.

         o Craig A. Major failed to file a Form 3 to report his holdings of 436 shares of common stock in 1997 when Bancshares became an SEC reporting company; (ii) a Form 4 to report the following purchases: (A) 200 shares on January 11, 2000; (B) 1,703 shares on January 31, 2000; (C) 652 shares on February 9, 2000; (D) 179 shares on February 14, 2000; (E) 22 shares on April 6, 2000; (F) 100 shares on January 19, 2001; and (G) 210 shares on February 14, 2001; and (iii) a Form 4 to report the sale by him of 3,000 shares on January 9, 2002.

         o Sylvester Muckleroy failed to file (i) a Form 3 upon his initial election to the board in 1998 and (ii) a Form 4 to report the purchase of 221 shares on December 8, 1998.

         o H.T. Olinde, Jr. failed to file a Form 3 to report his holdings of 9,083 shares of common stock in 1997 when Bancshares became an SEC reporting company.

         o J. Layne Orillion failed to file a Form 3 to report his holdings of 150 shares of common stock in 1997 when Bancshares became an SEC reporting company.

         o J. Wade O'Neal, III failed to file (i) a Form 3 to report his holdings of 54 shares upon his initial election as an executive officer of Bancshares in 1999 and (ii) a Form 4 to report his purchase of 86 shares on June 15, 1999.

         o F. Gregory Roy failed to file a (i) a Form 3 to report his holdings of 348 shares of common stock in 1997 when Bancshares became an SEC reporting company; (ii) a Form 4 to report to report his purchase of an aggregate of 145 shares on March 16, 2000; and (iii) a Form 5 to report his receipt of a donation of an aggregate of 602 shares on July 20, 2000.

         o Michael Chad Soprano failed to file (i) a Form 3 upon his initial election to the board in 1999 and (ii) a Form 4 to report his purchases of (A) an aggregate of 115 shares on October 13, 1999; (B) 25 shares on October 15, 1999 and (C) 1,000 shares on September 12, 2000.

                                AUDITOR SERVICES

         The consolidated financial statements for the year ended December 31, 2001, were audited by the firm of Postlethwaite & Netterville, APAC, such firm having been chosen as our auditors until replaced by the board of directors. A representative of such firm will not be present at the annual meeting of shareholders.

                              SHAREHOLDER PROPOSALS

         In the event the merger proposal is not approved by the shareholders or, if approved, is not ultimately completed, then shareholders may submit proposals for consideration at the 2003 annual meeting of shareholders under Rule 14a-8 of the 1934 Act. Shareholder proposals submitted pursuant to Rule 14a-8 for inclusion in the proxy statement and form of proxy must be received by us on or before __________________, 2002 in order to be considered for inclusion in our proxy statement for that meeting. However, if the date of the 2003 annual meeting is more than 30 days before or after the date of the 2002 annual meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. The proposal must also comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement and should be directed to: Great Guaranty Bancshares, Inc.,
Attention: J. Wade O'Neal, III, 175 New Roads Street, New Roads, Louisiana
70760.

                                  OTHER MATTERS

         The board of directors knows of no other matters which may be properly or are likely to be brought before the meeting. However, if any matters are properly brought before the meeting, the persons named in the enclosed proxy will vote thereon as the board of directors recommends.

                       WHERE YOU CAN FIND MORE INFORMATION

         As required by law, we file reports, proxy statements and other information with the SEC. Because the merger is a "going private" transaction, we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3 and such reports, proxy statements and other information contain additional information about Bancshares. You can inspect and copy these materials at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. For further information concerning the Commission's public reference rooms, you may call the Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Commission's Internet address as http://www.sec.gov.

         The information contained in our Annual Report on Form 10-KSB for the year ended December 31, 2001, including the consolidated financial statements and notes thereto, the report of Postlethwaite & Netterville, APAC, our independent accountants, thereon and management's discussion and analysis of financial condition and results of operations included in such Annual Report on Form 10-KSB for the year ended December 31, 2001, is incorporated herein by reference. A copy of the Annual Report on Form 10-KSB for the year ended December 31, 2001 is attached to the proxy statement as Appendix E.

         The information contained in our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2002 and June 30, 2002, including the consolidated financial statements and notes thereto and management's discussion and analysis of financial condition and results of operations included therein, are incorporated by reference. A copy of the Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2002 and June 30, 2002 are attached to this proxy statement as Appendix F and Appendix G, respectively.

         You should rely only on the information contained in, or incorporated by reference into, this proxy statement. We have not authorized anyone to give any information different from the information contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated __________, 2002. You should not assume the information contained in this proxy statement is accurate as of any later date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ F. GREGORY ROY
                                     -------------------------------------------
                                     F. Gregory Roy, Secretary


New Roads, Louisiana
           , 2002
-----------

                                                                      APPENDIX A


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into effective as of the 27th day of June, 2002, by and between GREAT GUARANTY BANCSHARES, INC., a Louisiana corporation and registered bank holding company, domiciled in New Roads, Louisiana ("Bancshares"), and NEW GGB, INC., a Louisiana corporation, domiciled in New Roads, Louisiana ("Newco").

                                    RECITALS

         WHEREAS, Bancshares is a corporation duly organized and existing under the laws of the State of Louisiana, having authorized capital stock consisting of (i) 500,000 shares of common stock, par value $7.50 per share (the "Bancshares Stock"), of which 143,374 shares are currently issued and outstanding and (ii) 500,000 shares of preferred stock, no par value per share, none of which is currently issued or outstanding;

         WHEREAS, Newco is a newly-formed shell corporation and wholly-owned subsidiary of Bancshares, duly organized and existing under the laws of the State of Louisiana, having authorized capital stock consisting of 100 shares of common stock, par value $1.00 per share ("Newco Stock"), of which one share is currently issued and outstanding; and

         WHEREAS, the boards of directors of Newco and Bancshares deem it advisable and to the benefit of Newco and Bancshares and their respective shareholders that Newco and Bancshares participate in a merger ("Merger") in accordance with the provisions of Sections 111 and 112 of the Louisiana Business Corporation Law, La. R.S. Section 12:1 et seq. (the "LBCL"), pursuant to which Newco shall merge with and into Bancshares and the separate corporate existence of Newco shall cease.

         NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                    ARTICLE I

                         THE MERGER AND RELATED MATTERS

         1.01. The Merger.

                  (a) Merger of Newco and Bancshares. Subject to the terms of this Agreement, at the Effective Time (as such term is defined in Section 1.04 hereof), Newco shall be merged with and into Bancshares pursuant to the provisions of Sections 111 and 112 of the LBCL.

                  (b) Effects of the Merger. The Merger shall have the effects set forth in Section 115 of the LBCL. Following the Merger, Bancshares shall continue in existence under the same legal name as it existed immediately prior to the Merger, and the separate corporate existence of Newco shall cease. The offices and facilities of Bancshares immediately prior to the Merger shall be the offices and facilities of Bancshares following the Merger. At the Effective Time, all rights, title and interests to all assets of every kind and character owned by each of Newco and Bancshares shall be allocated to and vested in Bancshares without reversion or impairment, without further act or deed and without any transfer or assignment, but subject to any existing liens or encumbrances thereon. At the Effective Time, all liabilities and obligations of each of Newco and Bancshares shall be allocated to and vested in Bancshares.

                  (c) Conversion of Bancshares Stock. At the Effective Time by virtue of this Agreement and without any further action on the part of any holder:

                           (1) Each share of Bancshares Stock owned of record by
a Bancshares Shareholder who satisfies the definition of a "Qualified Shareholder" in Section 1.02 and who is not a Dissenting Shareholder (as such term is defined in Section 1.01(e) hereof) will continue to represent one share of Bancshares Stock at the Effective Time;

                           (2) Each share of Bancshares Stock owned of record by
a shareholder of Bancshares who is not a Qualified Shareholder and not a Dissenting Shareholder will represent the right to receive $37.00 in cash, payable in the form of a Bancshares check.

                  (d) Conversion of Newco Stock. At the Effective Time by virtue of this Agreement and without any further action on the part of any holder, each share of Newco Stock shall be cancelled and the holder thereof shall be entitled to receive $1.00 in cash per share of Newco Stock.

                  (e) Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, a shareholder of Bancshares (a "Shareholder") who complies with the procedural requirements of Section 131 of the LBCL (a "Dissenting Shareholder") will be entitled to receive the fair cash value of his or her shares if the Merger is effected upon the approval of less than eighty percent (80%) of Bancshares's total voting power. In the event that a Shareholder fails to perfect, withdraws or otherwise loses such holder's dissenters' rights pursuant to the relevant provisions, the Shareholder shall be entitled only to receive the consideration specified in Section 1.01(c) of this Agreement.

                  (f) Articles of Incorporation. As a result of the Merger, the articles of incorporation of Bancshares, as in effect immediately prior to the Effective Time, shall remain in effect thereafter, unless and until amended or repealed as provided by the articles of incorporation or applicable law.

                  (g) Bylaws. As a result of the Merger, the bylaws of Bancshares, as in effect immediately prior to the Effective Time, shall remain in effect thereafter, unless and until amended or repealed as provided by the bylaws, the articles of incorporation or applicable law.

                  (h) Directors and Officers. The directors and officers of Bancshares immediately prior to the Merger shall he the directors and officers of Bancshares following the Merger, and each of such persons shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and bylaws of Bancshares, as in effect at that time, or as otherwise provided by law.

                  (i) Bancshares Shareholders' Meeting. This Agreement shall be submitted to a vote or written consent of (i) the shareholders of Bancshares at an annual or special meeting of the shareholders (the "Shareholders' Meeting") duly called by the board of directors of Bancshares as soon as is practicable following execution hereof and (ii) the sole shareholder of Newco. Upon approval by the requisite vote of the shareholders of Bancshares and the approval of the sole shareholder of Newco, this Agreement shall be made effective in the manner provided in Section 1.04 hereof.

         1.02 Qualified Shareholder. A Qualified Shareholder is a Shareholder who: either individually, or with his or her spouse, owns of record on July 15, 2002, 100 or more shares of Bancshares Stock.

         Bancshares shall have the exclusive authority to determine whether a Shareholder is a Qualified Shareholder, and that determination, after consultation with counsel, shall be final and binding.

         1.03. Surrender of Certificates. As soon as practicable after the Effective Time, Bancshares (acting as the exchange agent), shall mail to each holder of record who is receiving cash for the shares of Bancshares stock as a result of the Merger and who is not a Dissenting Shareholder a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to Bancshares) and instructions for use in effecting the surrender of the certificates representing shares of Bancshares Stock in exchange for the consideration set forth in Section 1.01(c) hereof.

         In the event that any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Bancshares, the posting by such person of a bond in such amount as Bancshares may determine is necessary as indemnity against any claim that may be made against it with respect to such certificate, Bancshares shall deliver in exchange for such lost, stolen or destroyed certificate the consideration set forth in Section 1.01(c) hereof.

         Notwithstanding the foregoing, none of Bancshares, Newco or any exchange agent shall be liable to any former Shareholder for any amount delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar laws.

         1.04 Effective Time. This Agreement shall become effective on the date specified in the Certificate of Merger filed with the Secretary of State of the State of Louisiana, or if no such time is specified therein, on the date of such filing ("Effective Time"). Bancshares and Newco anticipate that the Effective Time will be not later than December 31, 2002.

         1.05 Closing. The closing of the transactions contemplated by this Agreement, including the filing of the Certificate of Merger described in
Section 1.04 hereof, shall take place at such time and place as the parties may mutually agree.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF BANCSHARES

         Bancshares hereby represents and warrants to Newco as follows:

         2.01. Corporate Organization, Authorization, etc. Bancshares is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has full corporate power and authority to conduct its business as it is now being conducted and to own or lease the properties and assets it now owns or holds under lease. Bancshares is duly registered with the Board of Governors of the Federal Reserve System as a bank holding company under the Bank Holding Company Act of 1956, as amended. Bancshares is duly qualified or licensed to do business and is in good standing in every state of the United States and other jurisdictions where the charter of its business or the nature of its properties makes such qualification or licensing necessary, and the failure to be so qualified, licensed and in good standing would have a material adverse effect on the rights, property or business of Bancshares. Bancshares has full corporate power and authority to enter into this Agreement and, subject to the requisite approval of its shareholders, to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by Bancshares and, subject to such approval, is a valid and binding agreement of Bancshares in accordance with its terms, subject to laws relating to creditors' rights generally.

         2.02. Authorized and Outstanding Stock. The authorized capital stock of Bancshares consists of 500,000 shares of common stock, par value $7.50 per share and 500,000 shares of preferred stock, no par value per share. As of the date hereof, (i) 143,374 shares of Bancshares Stock are fully paid, validly issued, nonassessable and outstanding and (ii) no shares of preferred stock are issued or outstanding. Except as otherwise provided herein, Bancshares does not have outstanding, and is not bound by, any subscriptions, options, warrants, calls, commitments or agreements to issue any additional shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument, and Bancshares is not obligated to issue any shares of its capital stock for any purpose. There are no unsatisfied preemptive rights with respect to Bancshares Stock.

         2.03 Consents, Approvals, Filings, etc., of Governmental Authorities. Neither the business nor operations of Bancshares requires any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, except for (i) such filings with the Securities and Exchange Commission required for "going private" transactions; (ii) filings and approvals required by the Federal Reserve Board; and (iii) the filing of this Agreement or a Certificate of Merger with corporate and regulatory authorities, as appropriate.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF NEWCO

         Newco hereby represents and warrants to Bancshares that:

         3.01. Corporate Organization, Authorization, etc. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has full corporate power and authority to enter into this Agreement and, subject to the approval of its sole shareholder, to consummate the transactions contemplated hereby. Newco is duly qualified or licensed to do business and is in good standing in every state of the United States and other jurisdictions where the character of its business or the nature of its properties makes such qualification or licensing necessary, and the failure to be so qualified, licensed and in good standing could have a material adverse effect on the rights, property or business of the Newco. This Agreement has been duly executed and delivery by Newco and, subject to such approval, is a valid and binding agreement of Newco in accordance with its terms, subject to laws relating to creditors' rights generally.

         3.02. Authorized and Outstanding Stock. The authorized capital stock of Newco consists of 100 shares of common stock, par value $1.00 per share. As of the date hereof, one share of Newco Stock is fully paid, validly issued, nonassessable and outstanding. Newco does not have outstanding, and is not bound by, any subscriptions, options, warrants, calls, commitments or agreements to issue any additional shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument, and Newco is not obligated to issue any shares of its capital stock for any purpose. There are no unsatisfied preemptive rights in respect to Newco Stock.

         3.03 Consents, Approvals, Filings, etc., of Governmental Authorities. Neither the business nor operations of Newco requires any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority in connection with the execution and delivery of this

Agreement and the consummation of the transactions contemplated herein, except for the filing of this Agreement or a Certificate of Merger with corporate and regulatory authorities, as appropriate.

                                   ARTICLE IV

               OBLIGATIONS PRIOR AND SUBSEQUENT TO EFFECTIVE TIME

         4.01. Filing Requirements. Newco and Bancshares will promptly comply with all filing requirements that federal, state or local law may impose on Newco or Bancshares with respect to this Agreement and the transactions contemplated hereby.

         4.02. Shareholder Approval. Promptly following the execution of this Agreement, Bancshares and Newco shall commence to take such actions as may be necessary to obtain requisite approval of this Agreement by the shareholders of Bancshares and the sole shareholder of Newco, including, without limitation, the calling of a Shareholders' Meeting and the preparation of proxy or similar materials for a meeting of Shareholders to be held as soon as practicable.

         4.03. Further Assurances. Each party hereto agrees to execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement. Each party shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         5.01 Conditions to Bancshares's Obligations. The obligations of Bancshares to effect the Merger are subject to the satisfaction of the following conditions, unless waived by Bancshares:

                  (a) Representations and Warranties. The representations and warranties of Newco set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties are so qualified shall be true in all respects) (i) as of the date of this Agreement, and (ii) as of the Effective Time, as though made as of each such time, except as otherwise contemplated by this Agreement.

                  (b) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the Shareholders in accordance with applicable law.

                  (c) Performance of Obligations of the Newco. Newco shall have performed all obligations and covenants required to be performed by it under this Agreement prior to the Effective Time.

                  (d) Approvals and Consents. All approvals of applications to public authorities, federal, state or local, and all approvals of private persons, the granting of which is necessary for the consummation of the Merger, for the prevention of the termination of any material right, privilege, license or agreement of, or any material loss or disadvantage to, or the withholding of which might have a material adverse effect on, the business, results of operations, prospects or financial condition of the Newco upon the consummation of the Merger, shall have been obtained.

                  (e) Litigation. There shall not be pending or threatened any litigation in any court or any proceeding before or by any governmental department, agency or instrumentality against Newco or Bancshares (or any officer or director thereof) in which it is sought to restrain or prohibit or obtain damages in respect of the consummation of transactions contemplated by this Agreement.

         5.02. Conditions to Newco's Obligations. The obligations of Newco to effect the Merger are subject to the satisfaction of the following conditions, unless waived by Newco:

                  (a) Representations and Warranties. The representations and warranties of Bancshares set forth in this Agreement shall be true and correct in all material respects (except such representations and warranties which are qualified by there terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) (i) as of the date of this Agreement, and (ii) as of the Effective Time, as though made as of each such time, except as otherwise contemplated by this Agreement.

                  (b) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the sole shareholder of Newco in accordance with applicable law.

                  (c) Performance of Obligations of Bancshares. Bancshares shall have performed all obligations and covenants required to be performed by it under this Agreement prior to the Effective Time.

                  (d) Approvals and Consents. All approvals of applications to public authorities, federal, state or local, and all approvals of private persons, the granting of which is necessary for the consummation of the Merger, for the prevention of the termination of any material right, privilege, license or agreement of, or any material loss or disadvantage to, or the withholding of which might have a material adverse effect on, the business, results of operations, prospectus or financial condition of Bancshares upon the consummation of the Merger, shall have been obtained, and all statutory waiting periods with respect thereto shall have expired.

                  (e) Litigation. There shall not be pending or threatened any litigation in any court or any proceeding before or by any governmental department, agency or instrumentality against Newco or Bancshares (or any officer or director thereof) in which it is sought to restrain or prohibit or obtain damages in respect of the consummation of transactions contemplated by this Agreement.

                                   ARTICLE VI

                           TERMINATION AND ABANDONMENT

         6.01. Right of Termination. Anything herein to the contrary notwithstanding, prior to filing of this Agreement or a Certificate of Merger with the Secretary of State of the State of Louisiana, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time by the mutual consent in writing of the boards of directors of Bancshares and Newco, whether before or after action thereon by the Shareholders.

         This Agreement may also be terminated by Bancshares if Bancshares would be required, as a result of the transactions contemplated by this Agreement, to pay more than $500,000 in the aggregate to (i) holders of Bancshares stock who are entitled to receive cash in exchange for their shares of Bancshares Stock pursuant to the Merger and (ii) Dissenting Shareholders.

         6.02. Effect of Termination. If this Agreement is terminated pursuant to this ARTICLE VI, the same shall be of no further force or effect and there shall be no liability by reason of this Agreement or the termination thereof on the part of Newco, Bancshares or any of the directors, officers, employees, or agents, or shareholders of any of them, except as to any liability for breach of any duty, representation, warranty or obligation under this Agreement arising prior to the date of termination.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         7.01 Amendment and Modification. To the fullest extent provided by applicable law, this Agreement may be amended, modified and supplemented by mutual consent in writing of the respective boards of directors of Newco and Bancshares at any time prior to the Effective Time with respect to any of the terms contained herein; provided that Shareholder approval shall be required for any modification or amendment that (i) alters or changes the amount or kind of consideration to be received in exchange for or on conversion of all or part of the shares of Bancshares Stock; (ii) alters or changes any term of the articles of incorporation of Bancshares or Newco; or (iii) alters or changes any of the terms of this Agreement if such alteration or change would adversely affect the Shareholders. Any amendment or modification shall be in writing.

         7.02. Waiver of Compliance. Any failure of Newco or Bancshares to comply with any obligation, covenant, agreement or condition herein may be expressly waived (to the extent permitted under applicable law) in writing by the President of Newco or Bancshares, as the case may be; provided, however, such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         7.03. Notices. Any notice or communication required or permitted to be made hereunder shall be in writing, duly signed by the party giving such notice or communication and shall be by hand; by a nationally recognized overnight courier service; by registered or certified mail, postage prepaid; or by facsimile transmission, receipt confirmed, as follows (or at such other address for a party as shall be specified by like notice):

                  (a) if given to Newco, at Newco's mailing address set forth below:

                           New GGB, Inc.
                           175 New Roads Street
                           New Roads, LA  70760

                  (b) if given to Bancshares, at Bancshares's mailing address set forth below:

                           Great Guaranty Bancshares, Inc.
                           175 New Roads Street
                           New Roads, LA  70760

                  (c) if given to a shareholder of Newco or Bancshares, at the address set forth on the books and records of Newco or Bancshares, respectively.

         Where this Agreement provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the secretary of Newco or Bancshares, as applicable, but such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         All notices or communications shall be deemed delivered upon actual receipt thereof by the appropriate person if delivered by hand; upon the date of the receipt confirming the delivery if transmitted by facsimile; upon the next business day following deposit with a nationally recognized overnight courier service; or upon the third succeeding business day following deposit in the United States mail.

         7.04. Severability. If any provision of this Agreement, or the application thereof, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The parties further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the invalid, illegal or unenforceable provision. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

         7.05. Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or as a result of any other dispute, in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

         7.06. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the respective parties hereto without the prior written consent of the other parties; provided, no such consent shall be required for assignment by Newco or Bancshares to a corporate affiliate, as such term is defined under the Banking Affiliates Act of 1982. No such assignment shall relieve Bancshares or Newco of its obligations hereunder.

         7.07. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES SUBJECT TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. IN THE EVENT OF A DISPUTE INVOLVING THIS AGREEMENT, THE PARTIES IRREVOCABLY AGREE THAT VENUE FOR SUCH DISPUTE SHALL LIE IN ANY COURT OF COMPETENT JURISDICTION IN POINTE COUPEE PARISH, LOUISIANA.

         7.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         7.09. Headings. The heading of the sections of this Agreement are inserted for convenience of reference only and shall not affect the construction of this Agreement or any provision thereof.

         7.10. Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered all as of the day and year first above written.

                                GREAT GUARANTY BANCSHARES, INC.,
                                a Louisiana corporation and registered bank holding company

                                By: /s/ H. T. OLINDE, JR.
                                   ---------------------------------------------
                                   H. T. Olinde, Jr., Chairman of the Board and
                                   President

                                NEW GGB, INC.,
                                a Louisiana corporation

                                By: /s/ H. T. OLINDE, JR.
                                   ---------------------------------------------
                                   H.T. Olinde, Jr., President

                                                                      APPENDIX B

                     [NATIONAL CAPITAL, L.L.C. LETTERHEAD]



May 22, 2002


Board of Directors
Great Guaranty Bancshares, Inc.
P.O. Box 10
New Roads, Louisiana 70760-0010

Gentlemen:

You have requested that National Capital, L.L.C. ("National Capital") act as an independent financial advisor to the directors of Great Guaranty Bancshares, Inc. (the "Company") in connection with a proposed "going private" transaction.

You have requested our opinion with regard to the financial fairness - from the perspective of the shareholders of the Company - of the per share cash consideration to be paid by the Company to shareholders holding fewer than 100 shares at $37.00 per share.

In connection with this opinion, we have reviewed material bearing upon the financial and operating condition of the Company and its subsidiary, including the following: 1) The economic outlook of the Primary Trade Area of the Company;
2) Financial Statements for fiscal years 1997-2001; 3) The nature of the Company's subsidiary, The Guaranty Bank and Trust Company (the "Bank") and the outlook for the lines of business of its major customers; 4) The book value of the Company's stock and the financial condition of the Company; 5) The estimated future earnings capacity of the Company; 6) Data extracted from the Bank's Call Reports for the periods ended December 31, 1997 through March 31, 2002; 7) The estimated dividend paying capacity of the Bank; 8) Various management reports, including audited and unaudited financial statements; 9) The market prices of bank stocks where the companies are similarly situated; 10) The market currently existing for minority shares of this and other bank holding companies; 11) The current regulatory status of the Bank and the Company; and 12) Other unique factors that we deemed appropriate to use in the determination of value.

This valuation opinion is based on an analysis of a number of factors, including the historical performance of the Company, the present financial condition of the Company, our evaluation of management and the Board's ability to execute your Business Plan successfully, and the general economic and financial trends in the industry and region in which the Company operates. We have relied solely on the Company for information as to the adequacy of the loan loss reserve and the value of other real estate. We did not perform an independent review of the Bank's assets or liabilities.

National Capital, L.L.C. has extensive experience in investment analysis, appraisals, and related investment banking activities in the Banking Industry. In the process of developing our opinion we have used methodologies widely accepted in the investment banking industry for banking

Great Guaranty Bancshares, Inc.
Fairness Opinion
Page 2 Of 2


companies, especially for those situations in which a valuation is desired and there is either a very limited public market for the Company's shares, or no market at all. We have prepared composite data on the financial terms of recent acquisitions of banking companies from publicly available information. These composites were prepared regionally and nationally to serve as a benchmark for our analyses. We utilized a number of valuation methodologies including book value multiples, earnings capitalization, discounted cash flow, and present value analyses. In addition, we performed other analyses and investigations, as we deemed appropriate.

In our review we have relied, without independent verification, upon the accuracy and completeness of all information submitted to us for review and consideration.

Based on all factors that we deem relevant and assuming the accuracy and completeness of the information and data provided to us, we conclude that the cash consideration of $37.00 per share to be paid by the Company is fair, from a financial point of view, to all shareholders of the Company, including those shareholders receiving the cash consideration.

This opinion is available for disclosure to the shareholders of the Company. Accordingly, we hereby consent to the inclusion of this opinion and the reference to our firm in the Offering Document provided to the shareholders of the Company.

Sincerely,

NATIONAL CAPITAL, L.L.C.




By: /s/ J. KEN WALTERS
   ---------------------------------
   J. Ken Walters
   Principal



o Page 2

                                                                      APPENDIX C

SECTION 131. RIGHTS OF A SHAREHOLDER DISSENTING FROM CERTAIN CORPORATE ACTIONS

    A. Except as provided in subsection B of this section, if a corporation has, by vote of its shareholders, authorized a sale, lease or exchange of all of its assets, or has, by vote of its shareholders, become a party to a merger or consolidation, then, unless such authorization or action shall have been given or approved by at least eighty per cent of the total voting power, a shareholder who voted against such corporate action shall have the right to dissent. If a corporation has become a party to a merger pursuant to R.S. 12:112(G), the shareholders of any subsidiaries party to the merger shall have the right to dissent without regard to the proportion of the voting power which approved the merger and despite the fact that the merger was not approved by vote of the shareholders of any of the corporations involved.

    B. The right of dissent provided by this Section shall not exist in the case of:

         (1) A sale pursuant to an order of a court having jurisdiction in the premises.

         (2) A sale for cash on terms requiring distribution of all or substantially all of the net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale.

         (3) Shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange, or were designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, unless the articles of the corporation issuing such stock provide otherwise or, except in the case of shareholders of a corporation surviving the merger or consolidation in which each share of such corporation outstanding immediately prior to the effective date of the merger or consolidation is an identical outstanding or treasury share of such corporation after the effective date of the merger or consolidation, the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

    C. (1)(a) Except as provided in Paragraph (4) of this Subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty percent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records.

                  (b) An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         (2) Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this Section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock.

         (3) Unless the objection, demand, and acknowledgment are made and delivered by the shareholder within the period limited in Paragraph (1) and (2), he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken.

         (4) In the case of a merger pursuant to R.S. 12:112(G), the dissenting shareholder need not file an objection with the corporation nor vote against the merger, but need only file with the corporation within twenty days after a copy of the merger certificate was mailed to him, a demand in writing for the cash value of his shares as of the day before the certificate was filed with the secretary of state, state in such demand the value demanded and a post office address to which the corporation's reply may be sent, deposit the certificates representing his shares in escrow as provided in Paragraph (2), and deliver to the corporation with his demand the acknowledgment of the escrow bank or trust company as prescribed in Paragraph (2).

    D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

    E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as of plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

    F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

    G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

    H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

                                   Appendix D

                        Market Summary of Banks Acquired
                                     in USA

            With Assets between $35 and $75 million Announced between
                        April 1, 2001 and March 31, 2002


                                Buyer                                               Target
         Buyer Name             State    Target Name                                City
BFM Bancshares, Inc.            KS       Citizens National Bank                     Anthony
Bancorp of Lucedale, Inc.       MS       Grand Bancorp                              Grand Bay
Outsource Holdings, Inc.        TX       First Citizens Bank, N.A.                  Dallas
GBC Bancorp                     CA       Liberty Bank & Trust Co.                   Boston
Pocahontas Bancorp, Inc.        AR       North Arkansas Bancshares                  Newport
First Security Group, Inc.      TN       First State Bank                           Maynardville
ESB Financial Corporation       PA       WSB Holding Company                        Pittsburgh
Kerndt Bank Services, Inc.      IA       Westmont Corporation                       West Union
First Western Bancorp, Inc.     SD       Marquette Bank Nebraska, N.A.              O'Neil
Border Bancshares, Inc.         MN       Northern Plains Bancshares, Inc.           Thief River Falls
American Home Mortgage Holding  NY       Valley Bancorp, Inc.                       Owings Mills
Marshall Bancorp Inc.           MN       Norkitt Bancorp, Inc.                      Hallock
Baraboo Bancorporation, Inc.    WI       Bancorp, Inc., (The)                       Elcho
NB&T Financial Group, Inc.      OH       Sabina Bank                                Sabina
First Staunton Bancshares, Inc  IL       Hamel Bancorp, Inc.                        Hamel
Team Financial, Inc.            KS       Post Bancorp, Inc.                         Colorado Springs
Baylor Bancshares, Inc.         TX       Citizens State Bank                        Princeton
Charter Banking Corp.           FL       Florida Bancorporation, Inc.               Palm Harbor
Black Diamond Financial Group   FL       Bank of St. Petersburg                     St. Petersburg
Coastal Community Investments   FLh      Apalachicola State Banking Corp.           Apalachicola
Colony Bankcorp, Inc.           GA       Quitman Bancorp, Inc                       Quitman
Montecito Bancorp               CA       Valley Oaks National Bank                  Solvang
Oneida Financial Corp.          NY       SBC Financial Corporation                  Chittenango
Farmers State Corporation       MN       Owatonna Bancshares, Inc.                  Owatonna
Pocahontas Bancorp, Inc.        AR       Peoples Bank of Imboden                    Imboden
Marion County Bancshares, Inc.  AL       Triangle Bancorporation                    Carbon Hill
Western Sierra Bancorp          CA       Central California Bank                    Sonora
First Financial Corporation     ND       Omega City Holding Company                 La Moure
Dacotah Banks, Inc.             SD       F&M Bank Holding Co. of Valley City, Inc.  Valley City
Investor Group                  FL       Bonifay Holding Company, Inc.              Bonifay
United Community Banks, Inc.    GA       Peoples Bancorp, Inc.                      Carrollton


                                                              Deal        PRICE       PRICE          PRICE      PRICE      Premium
                                Target             Announce   Value      to Tang    to LTM Net      to Total   to Total    to Core
         Buyer Name             State               Date      (000)      Equity(x)   Income(x)      Assets(%)   Dep(%)      Dep(%)
BFM Bancshares, Inc.            KS                1/28/2002   7,935        1.20       24.57          22.61      28.19        5.25
Bancorp of Lucedale, Inc.       AL                12/28/2001  5,300        1.70       15.50          14.22      15.69        7.37
Outsource Holdings, Inc.        TX                12/7/2001   4,185        1.16       17.88          11.22      12.47        2.09
GBC Bancorp                     MA                10/11/2001  11,445       1.80       13.58          30.62      37.42       21.00
Pocahontas Bancorp, Inc.        AR                11/20/2001  4,512        0.89       34.15          10.96      14.65       (2.06)
First Security Group, Inc.      TN                3/14/2002   8,100        1.41       24.70          18.79      21.93        7.23
ESB Financial Corporation       PA                5/16/2001   5,205        1.03       23.21          11.98      13.63        0.46
Kerndt Bank Services, Inc.      IA                7/5/2001    3,262        1.35        8.43           7.32      9.49         2.57
First Western Bancorp, Inc.     NE                7/1/2001    6,577        1.51       13.21          14.40      16.39        5.94
Border Bancshares, Inc.         MN                1/22/2002   5,512        1.58       12.11          11.74      13.54        5.38
American Home Mortgage Holding  MD                8/27/2001   5,598        1.21       39.33          11.29      14.20        2.83
Marshall Bancorp Inc.           MN                11/5/2001   13,577       1.13       22.29          26.56      32.22        4.38
Baraboo Bancorporation, Inc.    WI                2/20/2002   6,500        1.52       12.35          12.47      14.01        6.18
NB&T Financial Group, Inc.      OH                7/9/2001    11,500       1.89       27.45          22.07      25.93       14.44
First Staunton Bancshares, Inc  IL                2/14/2002   7,473        1.70       14.51          13.88      15.42        6.61
Team Financial, Inc.            CO                5/7/2001    13,000       1.99        7.06          23.91      27.21       14.50
Baylor Bancshares, Inc.         TX                11/26/2001  8,371        2.06       11.37          15.16      16.44       12.33
Charter Banking Corp.           FL                11/10/2001  8,150        1.78       37.39          14.06      15.38        7.62
Black Diamond Financial Group   FL                9/21/2001   11,000       2.37       23.01          18.38      20.40       13.21
Coastal Community Investments   FL                8/17/2001   12,000       2.30       21.66          18.58      21.42       15.35
Colony Bankcorp, Inc.           GA                10/23/2001  7,073        1.03       22.39          10.53      12.31        0.34
Montecito Bancorp               CA                5/18/2001   13,032       2.67       16.45          20.06      22.26       20.91
Oneida Financial Corp.          NY                11/21/2001  11,910       1.94       30.46          18.28      20.38       11.01
Farmers State Corporation       MN                5/24/2001   12,260       2.04       26.25          18.46      20.50       10.69
Pocahontas Bancorp, Inc.        AR                1/16/2002   8,000        1.42       10.54          11.83      13.07        4.98
Marion County Bancshares, Inc.  AL                12/4/2001   12,628       1.36       22.19          18.65      22.39        7.11
Western Sierra Bancorp          CA                11/15/2001  9,173        1.74       21.76          12.73      13.85        7.22
First Financial Corporation     ND                2/19/2002   8,723        1.69       11.04          11.86      16.10        8.14
Dacotah Banks, Inc.             ND                5/9/2001    13,164       1.76       12.61          17.80      20.60        9.64
Investor Group                  FL                6/30/2001   14,000       1.34       13.11          18.86      22.22        6.47
United Community Banks, Inc.    GA                7/6/2001    14,303       1.67       32.81          19.12      23.54       11.23


                                COUNT                            31          31          31             31        31           31
                                Average                       9,144        1.62       20.11          16.40      19.14        8.08
                                Median                        8,371        1.67       21.66          15.16      16.44        7.22
                                Trim Mean (80%)               9,185        1.60       19.46          15.94      18.45        7.78
                                Minimum                       3,262        0.89        7.06           7.32      9.49        (2.06)
                                Maximum                       14,303       2.67       39.33          30.62      37.42       21.00

                                                                      APPENDIX E

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 10-KSB

            [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                   For the fiscal year ended December 31, 2001

     [ ] Transition Report Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

               For the transition period from ________ to _______

                        Commission file number 000-22487

                         GREAT GUARANTY BANCSHARES, INC.
                 ----------------------------------------------
                 (Name of Small Business Issuer in its charter)


   LOUISIANA                               72-0919109
--------------------------------------------------------------------------------
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)


175 NEW ROADS STREET, NEW ROADS, LOUISIANA                 70760
--------------------------------------------------------------------------------
 (Address of principal executive offices)                (Zip Code)

Issuer's telephone number, including area code: (225) 638-8621

Securities registered under Section 12(b) of the Exchange Act:

  Title of each class           Name of each exchange on which registered
  -------------------           -----------------------------------------

         N/A                                       N/A


Securities registered under Section 12(g) of the Exchange Act:


                          COMMON STOCK $7.50 PAR VALUE
--------------------------------------------------------------------------------
                                (Title of class)


--------------------------------------------------------------------------------
                                (Title of class)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90
days. YES  X   NO
          ---     ---

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [X]

State issuer's revenues for its most recent fiscal year. $4,030,172

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, as of a specified date within the past 60 days. (See definition of affiliate in Rule 12b-2 of the Exchange Act). 559 SHARES OF COMMON EQUITY HAVE BEEN SOLD OR TRANSFERRED WITHIN THE PAST 60 DAYS AT AN UNKNOWN PRICE.

State the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 143,374 SHARES AS OF DECEMBER 31, 2001

Transitional Small Business Disclosure Format (check one): YES     NO  X
                                                               ---    ---

                                TABLE OF CONTENTS


                                                                        Page No.
                                                                        --------
PART I

         ITEM 1   DESCRIPTION OF BUSINESS.................................   1

         ITEM 2   DESCRIPTION OF PROPERTY.................................   9

         ITEM 3   LEGAL PROCEEDINGS.......................................   9

         ITEM 4   SUBMISSION OF MATTERS TO A VOTE OF
                  SECURITY HOLDERS........................................   9

PART II

         ITEM 5   MARKET FOR COMMON EQUITY AND RELATED
                  STOCKHOLDER MATTERS.....................................  10

         ITEM 6   MANAGEMENT'S DISCUSSION AND ANALYSIS....................  10

         ITEM 7   FINANCIAL STATEMENTS....................................  13

         ITEM 8   CHANGES IN AND DISAGREEMENTS WITH
                  ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                  DISCLOSURE..............................................  45

PART III

         ITEM 9   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                  AND CONTROL PERSONS; COMPLIANCE WITH
                  SECTION 16(a) OF THE EXCHANGE ACT.......................  45

         ITEM 10  EXECUTIVE COMPENSATION..................................  46

         ITEM 11  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                  OWNERS AND MANAGEMENT...................................  46

         ITEM 12  CERTAIN RELATIONSHIPS AND RELATED
                  TRANSACTIONS............................................  47

         ITEM 13  EXHIBITS AND REPORTS ON FORM 8-K........................  48

               EXHIBIT INDEX..............................................  49

PART I
                             DESCRIPTION OF BUSINESS

GENERAL

         Great Guaranty Bancshares, Inc. ("Bancshares"), a Louisiana corporation and a registered bank holding company under the Federal Bank Holding Company Act of 1956 (the "HC Act"), was incorporated in 1981 to acquire the outstanding stock of Guaranty Bank and Trust Company ("Guaranty Bank" or "Bank"). Guaranty Bank is a wholly owned subsidiary of Bancshares, and Bancshares has no other subsidiaries. While Bancshares and Guaranty Bank are distinct entities regulated by different regulatory bodies, the income of Bancshares is entirely derived from dividends paid by Guaranty Bank. Therefore, the value of Bancshares and its securities are dependant upon the value of Guaranty Bank. At December 31, 2001, Bancshares had total consolidated assets of approximately $46.7 million, and shareholders' equity of approximately $4.17 million while Guaranty Bank had assets of approximately $46.7 million and shareholder's equity of approximately $4.17 million. Bancshares' executive offices are located at 175 New Roads Street, New Roads, Louisiana, 70760 and its telephone number is (225) 638-8621.

         Guaranty Bank was organized as a Louisiana state bank in 1957. Guaranty Bank provides full service consumer and commercial banking services principally in Pointe Coupee Parish in the State of Louisiana through its main banking office at 175 New Roads Street, New Roads, Louisiana and at a full service branch located in Livonia , Louisiana. Deposits of Guaranty Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable legal limits. Guaranty Bank offers an array of deposit services, including demand accounts, NOW accounts, certificates of deposit, and money market accounts, and provides safe deposit boxes, night depository, individual retirement accounts and electronic and drive-in banking services.

         Guaranty Bank's lending activities consist principally of real estate, consumer, commercial and agricultural loans, with no material concentration of loans to individual borrowers in any line of business. At December 31, 2001, Guaranty Bank had outstanding approximately $33.1 million in loans, of which 17% were in commercial loans to borrowers engaged in various lines of business, 8% were in consumer loans, 46% were in real estate loans (primarily residential real estate), and 29% were in agricultural loans. Guaranty Bank's deposits represent a cross-section of the area's economy, and there is no material concentration of deposits from any single customer or group of customers. At December 31, 2001, Guaranty Bank had total deposits of approximately $40.7 million.

PROPERTY

         The executive offices of Bancshares and Guaranty Bank are located at 175 New Roads Street, New Roads, Louisiana 70760 and are owned by Guaranty Bank. Guaranty Bank also owns the buildings and land at Highway 78 in Livonia, Louisiana where the Bank's branch is located, and on Highway 1 in Morganza, Louisiana, which the Bank uses for record storage. No premises occupied by the Bank are leased, and none of the properties owned by the Bank is subject to a mortgage.

EMPLOYEES

         At December 31, 2001, Bancshares had no full-time employees. As of that date, Guaranty Bank had 22 full-time employees, including 4 executive officers, and one part-time employee. None of Guaranty Bank's employees are subject to a collective bargaining agreement, and management considers its relationship with its employees to be good.

COMPETITION

         The Bank's general market area consists principally of Pointe Coupee Parish in the State of Louisiana. The market area has a population of approximately 23,000 and contains numerous banks and other financial institutions. Guaranty Bank experiences substantial competition in attracting and retaining deposits and making loans.

         The primary competitive factors for deposits are interest rates, the quality and range of financial services offered, convenience of office locations and office hours. Competition for loan customers is generally a function of interest rates, loan origination fees and other charges, restrictive covenants and compensating balances and other services offered. The Bank competes with numerous other commercial banks, savings associations and credit unions for customer deposits, as well as with a broad range of financial institutions in consumer and commercial lending activities. In addition to banks and savings associations, other businesses in the financial services industry compete with the Bank for retail and commercial deposit funds and for retail and commercial loan business. Competition for loans and deposits is intense among the financial institutions in the area and has increased due to recent acquisitions of community banks by regional holding companies with greater resources than those of Bancshares. The size of these institutions allows certain economics of scale not available to Bancshares or the Bank.

         The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act") authorized the acquisition of banks in any state by bank holding companies, subject to compliance with federal and state antitrust laws, the Community Reinvestment Act (the "CRA") and specific deposit concentration limits. The Interstate Banking Act removes most state barriers to interstate acquisitions of banks and ultimately will permit multi state banking operations to merge into a single bank. Enactment of the Interstate Banking Act has resulted in increased competition from out-of-state financial institutions and their holding companies. See "Supervision and Regulation."

LENDING ACTIVITIES

         The Bank's lending activities consist principally of commercial, consumer, real estate and agricultural loans. As of December 31, 2001 these categories accounted for approximately 17%, 8%, 46% and 29%, respectively, of the Bank's total loan portfolio. The Bank's major source of income is interest and fees charged on loans.

         Interest income on loans is recognized based on principal amounts outstanding, at applicable interest rates. Accrual of interest on impaired loans is discontinued when reasonable doubt exists as to the full, timely collection of interest or principal or when payment of principal or interest is contractually past due 90 days, unless the loan is well secured and in the process of collection. When a loan is placed on nonaccrual status, all interest previously accrued, but not collected, is reversed against current period interest income. Income on such loans is then recognized only to the extent that cash is received and when the future collection of principal is probable. Interest accruals are resumed on such loans only when they are brought current with respect to principal and interest and when, in the opinion of management, the loans are estimated to be fully collectible as to both principal and interest.

         The Bank's policy is to make no loans to single borrowers in excess of an aggregate amount of up to fifty percent (50%) of the Bank's unimpaired capital and unimpaired surplus. The Bank, on occasion, sells participations in loans when necessary to stay within lending limits or to otherwise limit the Bank's exposure. The Bank attempts to reduce the risk of undue concentrations of loans to multiple borrowers engaged in similar activities that would cause them to be similarly impacted by economic or other conditions. However, although not considered to present undue exposure to loss, the Bank does have a concentration of credit among Agricultural borrowers.

         Types of Loans

         The following table sets forth Guaranty Bank's loan distribution as of the indicated dates (in thousands of dollars):


                                                         December 31,
                                                      -----------------
                                                       2001       2000
                                                      -------   -------
         Commercial, financial and agricultural       $15,148   $13,168
         Real estate                                   15,244    15,495
         Consumer                                       2,755     2,927
                                                      -------   -------

             Total                                    $33,147   $31,590
                                                      =======   =======


         Maturities

         The following table shows the maturity or repricing frequency of loans outstanding as of December 31, 2001 (in thousands of dollars).



         Maturity of fixed rate Loans:
             Within one year                                    $ 6,691
             After one but within five years                      8,651
             After five years                                     6,702
                                                                -------
         Total fixed rate loans                                  22,044

         Variable rate loans repricing at least quarterly        11,068
         Nonaccrual loans                                            35
                                                                -------

                Total loans                                     $33,147
                                                                =======

         An allowance for loan losses is maintained at a level considered adequate to absorb any losses which may exist in the loan portfolio. The allowance is increased by provisions charged to operations and by recoveries on loans previously charged off, and is reduced by charge-offs. Guaranty Bank makes regular credit reviews of the loan portfolio and considers past loss experience, current economic conditions, review of specific problem loans, and other factors in determining the adequacy of the allowance balance.

         Nonperforming Loans

         The following table summarizes nonperforming loans as of the indicated dates (in thousands of dollars):


                                                              December 31,
                                                              ------------
                                                              2001   2000
                                                              ----   ----
         Nonaccrual loans                                     $ 35   $ 75
         Accruing loans past due 90 days or more                 1     38
         Restructured loans not included above                   0      0

         Loan Loss Experience

         The following table summarizes Guaranty Bank's loan loss experience for each of the last two (2) years (in thousands of dollars):


                                                                        December 31,
                                                                 -----------------------
                                                                    2001          2000
                                                                 ---------     ---------
         Balance at beginning of period                          $ 444,667     $ 333,364
         Charge-offs:
            Commercial, financial and agricultural                      --            --
            Consumer                                                22,764        14,783
                                                                 ---------     ---------
               Total Charge-offs                                    22,764        14,783
                                                                 ---------     ---------

         Recoveries:
            Commercial, financial and agricultural                      --            --
            Installment                                              4,370         8,086
                                                                 ---------     ---------
               Total Recoveries                                      4,370         8,086
                                                                 ---------     ---------

         Net charge-offs                                           (18,394)       (6,697)
         Provision charged (credited) to operations                 72,000       118,000
                                                                 ---------     ---------
         Balance at end of period                                  498,273       444,667
                                                                 =========     =========

         Ratio of net charge-offs to average loans outstanding         .06%          .02%


DEPOSITS

         The following table summarizes Guaranty Bank's outstanding deposits as of the indicated dates (in thousands of dollars):


                                                         December 31,
                                                      -----------------
                                                       2001      2000
                                                      -------   -------
         Noninterest-bearing demand deposits          $ 6,380   $ 6,907
         Interest-bearing demand deposits               8,057     6,529
         Savings deposits                               7,603     6,573
         Time deposits                                 18,669    18,993
                                                      -------   -------

              Total                                   $40,709   $39,002
                                                      =======   =======

         Maturities of time deposits of $100,000 or more outstanding as of December 31, 2001 are summarized as follows (in thousands of dollars):


                                                  Time Certificates of Deposit
                                                  ----------------------------
         3 months or less                                        $2,003
         Over 3 through 12 months                                 1,852
         Over 12 months                                             118
                                                                 ------
              Total                                              $3,973
                                                                 ======

INVESTMENT IN DEBT SECURITIES

         The investment policy of Guaranty Bank is an integral part of its overall asset/liability management. The objective of the Bank's investment policy is a portfolio which will provide liquidity necessary to facilitate making loans and to cover deposit fluctuations while at the same time achieving a satisfactory investment return on the funds invested. With the implementation of Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, the Bank is required to classify its portfolio into three categories: "Held to Maturity", "Trading Securities", and "Available for Sale".

         "Held to Maturity" includes debt securities that the Bank has positive intent and ability to hold to maturity; these securities are reported as amortized cost. "Trading Securities" include debt and equity securities that are purchased and held solely for the purpose of selling them in the short-term future for trading profits; these securities are reported at fair market value with unrealized gains and losses included in earnings. "Available for Sale" securities include those acquired with the intention of disposal prior to maturity, although these securities may be held to maturity; these securities are reported at fair market value with unrealized gains and losses excluded from the earnings and reported as a separate component of shareholders' equity.

         The following table sets forth the carrying amounts of investments in debt securities at the dates indicated (in thousands dollars):


                                                                   December 31,
                                                                 ---------------
                                                                  2001     2000
                                                                 ------   ------
         Available-for-Sale
         U.S. Treasury securities and obligations of other
             U.S. Government agencies and corporations           $1,018   $2,470
         Mortgage-backed bonds and collateralized
             mortgage obligations                                 5,253    5,148

         Held-to-Maturity
         Obligations of state and political subdivisions            391       --
         Agency for International Development Guaranteed Notes    1,380    1,505
                                                                 ------   ------
             Total                                               $8,042   $9,123
                                                                 ======   ======

SUPERVISION AND REGULATION

         Bank holding companies and banks are extensively regulated under both federal and state law. Set forth below is a summary of certain laws which relate to the regulation of Bancshares and Guaranty Bank. The description does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations.

         Bancshares. Bancshares is subject to regulation under the Louisiana Banking Law ("LBL") and the BHC Act. Bancshares is required to file with the Federal Reserve Board quarterly and annual reports and such additional information as the Federal Reserve Board may require pursuant to the BHC Act. The Federal Reserve Board may conduct examinations of Bancshares and its subsidiaries. The Commissioner imposes similar reporting and examination requirements upon Bancshares under the LBL.

         The Federal Reserve Board may require that a bank holding company terminate an activity or terminate control of or liquidate or divest certain subsidiaries or affiliates when the Federal Reserve Board believes the activity or the control of the subsidiary or affiliate constitutes a significant risk to the financial safety, soundness or stability of any of its banking subsidiaries. The Federal Reserve Board also has the authority to regulate provisions of certain bank holding company debt, including authority to impose interest ceilings and reserve requirements on such debt.

         Under the BHC Act and regulations adopted by the Federal Reserve Board, a bank holding company and its non-banking subsidiaries are prohibited from requiring certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services. Further, Bancshares is required by the Federal Reserve Board to maintain certain levels of capital.

         Bancshares is required to obtain the prior approval of the Federal Reserve Board for the acquisition of more than five percent of the outstanding shares of any class of voting securities or substantially all of the assets of any bank or bank holding company. Prior approval of the Federal Reserve Board is also required for the merger or consolidation of Bancshares and another bank holding company.

         Bancshares is prohibited by the BHC Act, except in certain statutorily prescribed instances, from acquiring direct or indirect ownership or control of more than five percent of the outstanding voting shares of any company that is not a bank or bank holding company and from engaging directly or indirectly in activities other than those of banking, managing or controlling banks or furnishing services to its subsidiaries. However, Bancshares may, subject to the prior approval of the Federal Reserve Board, engage in any, or acquire shares of companies engaged in, activities that are deemed by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making any such determination, the Federal Reserve Board is required to consider whether the performance of such activities by Bancshares or an affiliate can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices.

         Under Federal Reserve Board regulations, a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. In addition, it is the Federal Reserve Board's policy that, in serving as a source of strength to its subsidiary banks, a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the Federal Reserve Board to be an unsafe and unsound banking practice or a violation of the Federal Reserve Board's regulations or both. This doctrine has become known as the "source of strength doctrine". Although the Unites States Court of Appeals for the Fifth Circuit found the Federal Reserve Board's source of strength doctrine invalid in 1990, stating that the Federal Reserve Board had no authority to assert the doctrine under the BHC Act, the decision was reversed by the United States Supreme Court on procedural grounds. The validity of the source of strength doctrine is likely to continue to be the subject of litigation until definitely resolved by the courts or by Congress.

         Guaranty Bank. Guaranty Bank is subject to primary supervision, examination and regulation by the Commissioner and the FDIC. If, as a result of an examination of a bank, the FDIC should determine that the financial condition, capital resources, asset quality, earnings prospects, management, liquidity or other aspects of the bank's operations are unsatisfactory or that the bank or its management is violating or has violated any law or regulation, various remedies are available to the FDIC. Such remedies include the power to enjoin "unsafe or unsound practices," to require affirmative action to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in capital, to restrict the growth of the bank, to assess civil monetary penalties, to remove officers and directors, and to terminate a bank's deposit insurance.

         Various requirements and restrictions under the laws of the United States and the State of Louisiana affect operations of the Bank. Federal and Louisiana statutes and regulations relate to many aspects of the Bank's operations, including reserves against deposits, interest rates payable on deposits, loans or investments, mergers and acquisitions, borrowings, dividends, locations of branch offices, capital requirements and disclosure obligations to depositors and borrowers. Further, the Bank is required to maintain certain levels of capital. The deposits of the Bank are insured by the FDIC in the manner and to the extent provided by law.

         Capital Levels. The FDIC and Federal Reserve Board have established guidelines with respect to the maintenance of appropriate levels of capital by banks or bank holding companies under their jurisdiction. Compliance with the standards set forth in such guidelines and other provisions of federal law could limit the amount of dividends which the Bank or Bancshares may pay. The following table sets forth the capital amounts and ratios required by regulation and Guaranty Bank's actual capital ratios and amounts:


                                                                                                  To Be Well
                                                                                                 Capitalized
                                                                                                 Under Prompt
                                                                             For Capital        Corrective Action
                                                         Actual           Adequacy Purposes        Provisions
                                                         ------           -----------------        ----------

                                                   Amount      Ratio      Amount      Ratio     Amount      Ratio
                                                   ------      -----      ------      -----     ------      -----
AS OF DECEMBER 31, 2001
     Total Capital (to Risk Weighted Assets):
     Guaranty Bank ...........................     $4,473       16.1%     $2,224        >8%     $2,780       >10%

     Tier I Capital (to Risk Weighted Assets):
     Guaranty Bank ...........................     $4,123       14.8%     $1,112        >4%     $1,668        >6%

     Tier I Capital (to Average Assets)
     Guaranty Bank ...........................     $4,123        8.6%     $1,925        >4%     $2,407        >5%

AS OF DECEMBER 31, 2000
     Total Capital (to Risk Weighted Assets):
     Guaranty Bank ...........................     $3,898       15.9%     $1,961        >8%     $2,451       >10%

     Tier I Capital (to Risk Weighted Assets):
     Guaranty Bank ...........................     $3,590       14.6%     $  981        >4%     $1,471        >6%

     Tier I Capital (to Average Assets)
     Guaranty Bank ...........................     $3,590        8.1%     $1,766        >4%     $2,208        >5%

     Restrictions on Transfers of Funds to Bancshares by the Bank. All of Bancshares' revenues, on an unconsolidated basis, including funds available for the payment of dividends and other operating expenses, are the result of dividends paid by the Bank. Bancshares is a legal entity separate and distinct from the Bank. Bancshares' ability to pay cash dividends is limited by Louisiana law. There also are statutory and regulatory limitations on the amount of dividends which may be paid to Bancshares by the Bank. Louisiana law restricts the amount available for cash dividends by state banks without approval by the Commissioner.

     The FDIC and Federal Reserve Board also have authority to prohibit the Bank from engaging in what, in their respective opinion, constitutes an unsafe or unsound practice in conducting the Bank's business. It is possible, depending upon the financial condition of the Bank and other factors, that the FDIC or Federal Reserve Board could assert that the payment of dividends or other payments might, under some circumstances, be an unsafe or unsound practice.

     The Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, or the issuance of a guarantee or letter of credit on behalf of, Bancshares or other affiliates, the purchase of or investments in stock or other securities thereof, the taking of such securities as collateral for loans and the purchase of assets of Bancshares or other affiliates. Such restrictions prevent Bancshares and such other affiliates from borrowing from the Bank unless the loans are secured by marketable obligations of designated amounts. Further, such secured loans and investments by the Bank to or in Bancshares or to or in any other affiliate is limited to 10 percent of the Bank's capital and surplus (as defined by federal regulations) and such secured loans and investments are limited, in the aggregate, to 20 percent of the Bank's capital and surplus (as defined by federal regulations). Additional restrictions on transactions with affiliates may be imposed on the Bank under other provisions of federal law.

     Prompt Corrective Action and Other Enforcement Mechanisms. Federal law requires such federal banking agency to take prompt corrective action to resolve the problems of insured depository institutions, including but not limited to those that fall below one or more prescribed minimum capital ratios. The law requires each federal banking agency to promulgate regulations defining the following five categories in which an insured depository institution will be placed, based on the level of its capital ratios: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. At December 31, 2001 and 2000, the Bank was categorized as "well capitalized."

     In addition to measures taken under the prompt corrective action provisions, commercial banking organizations may be subject to potential enforcement actions by federal regulators for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation or any condition imposed in writing by the agency or any written agreement with the agency. Enforcement actions may include the imposition of a conservator or receiver, the issuance of a cease and desist order that can be judicially enforced, the termination of insurance of deposits (in the case of a depository institution), the imposition of civil money penalties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the issuance of removal and prohibition orders against institution-affiliated parties and the enforcement of such actions through injunctions or restraining orders based upon a judicial determination that the agency would be harmed if such equitable relief was not granted.

     Safety and Soundness Standards. In July 1995, the federal banking agencies adopted final guidelines establishing standards for safety and soundness, as required by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). The guidelines set forth operational and managerial standards relating to internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits. Guidelines for asset quality and earnings standards will be adopted in the future. The guidelines establish the safety and soundness standards that the agencies will use to identify and address problems at insured depository institutions before capital becomes impaired. If an institution fails to comply with a safety and soundness standard, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan or to implement an accepted plan may result in enforcement action.

     Interstate Banking and Branching. Under the Interstate Banking Act, a bank holding company that is adequately capitalized and managed may obtain approval under the BHC ACT to acquire an existing bank located in another state without regard to state law. A bank holding company would not be permitted to make such an acquisition if, upon consummation, it would control (a) more than 10% of the total amount of deposits of insured depository institutions in the United States or (b) 30% or more of the deposits in the state in which the bank is located. A state may limit the percentage of total deposits that may be held in that state by any one bank or bank holding company if application of such limitation does not discriminate against out- of-state banks. An out-of-state state bank holding company may not acquire a state bank in existence for less than a minimum length of time that may be prescribed by state law except that a state may not impose more than a five-year existence requirement.

     The Interstate Banking Act also permits, beginning June 1, 1997, mergers of insured banks located in different states and conversion of the branches of the acquired bank into branches of the resulting bank. Each state may permit such combinations earlier than June 1, 1997, and may adopt legislation to prohibit interstate mergers after that date in that state or in other states by that state's banks. The same concentration limits discussed in the preceding paragraph apply. Louisiana has not adopted legislation to "opt out" of interstate mergers. The Interstate Banking Act also permits a national or state bank to establish branches in a state other than its home state if permitted by the laws of that state, subject to the same requirements and conditions as for a merger transaction.

     The Interstate Banking Act will likely increase competition from out-of-state banks in the markets in which Bancshares operates, although it is difficult to assess the impact that such increased competition may have on Bancshares' operations.

     Community Reinvestment Act. Under the CRA, a bank's applicable regulatory authority (which is the FDIC for the Bank) is required to assess the record of each financial institution which it regulates to determine if the institution meets the credit needs of its entire community, including low-and moderate-income neighborhoods served by the institution, and to take that record into account in its evaluation of any application made by such institution for, among other things, approval of the acquisition or establishment of a branch or other deposit facility, an office relocation, a merger or the acquisition of shares of capital stock of another financial institution. The regulatory authority prepares a written evaluation of an institution's record of meeting the credit needs of this entire community and assigns a rating. The Bank has undertaken significant actions to comply with the CRA. The Bank received a "satisfactory" rating in its most recent review by regulators with respect to its compliance with the CRA.

                             DESCRIPTION OF PROPERTY

         The Bank's principal office is located at 175 New Roads Street, New Roads, Louisiana 70760. The facility has 10,100 square feet in two buildings with drive-up windows and a night depository. The Bank owns this property free of any and all liens and encumbrances. The Bank also operates a full-service branch located in Livonia, Louisiana. The Livonia branch is a 3,500 square foot facility opened in 1980. The Bank owns this property free of any and all liens and encumbrances. The Bank also owns a 2,780 square foot facility in Morganza, Louisiana which is presently used by the Bank for record storage.

                                LEGAL PROCEEDINGS

         Neither Bancshares nor Guaranty Bank is currently a party to any litigation other than routine litigation arising from regular business activities incident to furnishing financial services.

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         Bancshares held its Annual Meeting of Shareholders on an May 9, 2001. Matters submitted to a vote of security holders through the solicitation of proxies was the election of the Board of Directors. All Directors were reelected.

PART II

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         There is no public trading market for the Bancshares Common Stock. The Common Stock of Bancshares does not trade and has never traded on or through any exchange, established quotation or listing system or market-maker. Sales or exchanges of Bancshares Common Stock has been at a very minimum within the prior two years. There were twenty separate transactions in 2000 in which a total of 10,155 shares were purchased and sold for a price unknown to Bancshares. There were twelve separate transactions in 2001 which totaled 1,464 shares. These shares were sold and purchased at a price unknown to Bancshares. At December 31, 2001, the total 143,374 shares of Bancshares Common Stock were held of record by 553 shareholders. During the past three years, a cumulative total of $2.25 per share in dividends have been paid on the Bancshares Common Stock, $.25 per share declared in the fourth quarter of 1999, paid in January 2000, and $.50 per share declared in June and December 2000, and June and December 2001, paid in July 2000, January and July 2001, and January 2002.. See "Description of Business - Restrictions on Transfers of Funds to Bancshares by the Bank."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         The following discussion and analysis of the financial condition and results of operations of Bancshares should be read in conjunction with the consolidated financial statements, accompanying footnotes, and other supplemental financial information appearing elsewhere in this Registration Statement.

2001 COMPARED WITH 2000

BALANCE SHEET

         Total assets increased to $46.7 million at December 31, 2001 from $43.7 million at December 31, 2000. Total loans increased by $1.5 million or 4.9%, to $33.1 million from $31.6 million at December 31, 2000, while securities decreased $1.1 million to $8 million at December 31, 2001, primarily in order to fund the increased loan volume.

         Total deposits increased by $1.7 million to $40.6 million at December 31, 2001, from $38.9 million at December 31, 2000. Non-interest bearing deposits decreased 7.7% compared to a 7% increase in interest bearing deposits. During 2001, shareholder's equity in Bancshares increased to $4.2 million from $3.5 million at December 31, 2000.

INCOME

         The income of Bancshares is attributable entirely to dividends from Guaranty Bank. Consolidated net income of Bancshares is determined by deduction of expenses incurred by Bancshares from the net income earned by Guaranty Bank. Before income taxes, income for the year ended December 31, 2001 increased to $1.03 million from $956 thousand during 2000. Bancshares consolidated net income was $677 thousand for the year ended December 31, 2001 from $631 thousand at year end 2000.

         Interest income decreased $32.8 thousand or by .89%, to $3.6 million for 2001, principally as a result of substantial reductions in the prime rate. Non-interest income totaled $389 thousand for the year ended December 31, 2001, an increase of 18% from $329 thousand for the year ended December 31, 2000, primarily as a result of the sale of bank property located in Jarreau, Louisiana.

EXPENSES

         Interest expense decreased $38.7 thousand from $1.37 million during 2000 to $1.33 million for the year ended December 31, 2001 primarily because of steadily decreasing rates on time deposits. Non-interest expense for the year ended December 31, 2001 totaled $1.59 million, an increase from $1.56 million for the year ended December 31, 2000.

PROVISIONS FOR POSSIBLE LOAN LOSSES

         As a result of management's assessment of the adequacy of the allowance for possible loan losses, and due to the growth in loan volume, the Guaranty Bank loan loss allowance was increased at year-end 2001 to $498 thousand, or 1.50% of total loans, from $445 thousand, or 1.41% of total loans, at December 31, 2000.

 EARNING ASSET/INTEREST BEARING LIABILITIES YIELDS AND RATES

         Bancshares has no earning assets independent of Guaranty Bank, and no interest bearing liabilities. The average balances and yields for interest-bearing assets and interest-bearing liabilities of Guaranty Bank for 2001 and 2000 are as follows (in thousands of dollars):

                                                   Year Ended December 31, 2001              Year Ended December 31, 2000
                                                 ---------------------------------       ------------------------------------
                                                              Interest    Average                      Interest    Average
                                                  Average     Income/      Yield/         Average       Income/     Yield/
                                                  Balance     Expense       Rate          Balance       Expense      Rate
                                                 ---------   ---------    --------       ---------     ---------   ---------
INTEREST EARNING ASSETS:
    Real estate loans                            $  16,579   $   1,475       8.90%       $  16,227     $   1,459        8.99%
    Consumer loans                                   3,295         298       9.04%           3,091           289        9.35%
    Commercial and Industrial loans                 13,488       1,250       9.27%          10,392         1,148       11.05%
    U.S. Treasury and government agency
         securities                                  7,249         433       5.97%           8,811           558        6.33%
    Municipal securities                                15           0       2.88%              --            --          --
    Other securities (AID & TCD)                     2,598         112       4.31%           2,246           149        6.63%
Federal funds sold and securities sold
         under agreements to repurchase              1,901          73       3.84%           1,175            71        6.04%

                                                 $  45,125   $   3,641       8.07%       $  41,942     $   3,674        8.76%
                                                 =========                               =========

Interest-bearing liabilities:
    Interest-bearing transaction accounts        $   9,333   $     208       2.23%       $   7,530     $     187        2.48%
    Money market deposits                            1,297          30       2.31%           1,210            24        1.98%
    Savings deposits                                 5,936         130       2.19%           5,799           130        2.24%
    Time deposits                                   18,804         891       4.74%          18,123           947        5.23%
    Federal funds purchased and securities
         purchased under agreements to resell           25           1       4.00%             354            21        5.93%
    FHLB Borrowings                                  1,131          74       6.54%             850            64        7.53%

         Total interest-bearing liabilities      $  36,526   $   1,334       3.65%       $  33,866     $   1,373        4.05%
                                                 =========   ---------     ------         =========     ---------   ---------

Net interest income                                          $   2,307                                 $   2,301
                                                             =========                                 =========


Net interest margin                                                          4.42%                                      4.71%
                                                                           ======                                  =========

VOLUME/RATE ANALYSIS

         The changes in components of net interest income caused by changes in average earning asset and liability volumes and changes in rates for 2001 and 2000 are as follows (in thousands of dollars):



                                                      2001 Compared to 2000              2000 Compared to 1999
                                                  ------------------------------      -----------------------------
                                                  Volume         Rate       Net       Volume        Rate        Net
                                                  ------         ----     ------      ------        ----       ----
INTEREST EARNING ASSETS:
    Real estate loans                             $   31         (15)     $   16      $   65          60       $ 125
    Consumer loans                                    19         (10)          9          10           3          13
    Commercial and Industrial loans                  342        (240)        102         398         131         529
    U.S. Treasury and government agency
         securities                                  (99)        (26)       (125)       (122)         20        (102)
    Municipal securities                               0           0           0           0           0           0
Other securities                                      23         (60)        (37)        (58)         30         (28)
    Federal funds sold and securities sold
         under agreements to repurchase               44         (42)          2          30          14          44

         Total earning assets                        360        (393)        (33)        323         258         581

INTEREST-BEARING LIABILITIES:
    Interest-bearing transaction accounts             44         (23)         21          11          26          37
    Money market deposits                              2           4           6           3           0           3
    Savings deposits                                   3          (3)          0         (16)          1         (15)
    Time deposits                                     36         (92)        (56)         57         125         182
Federal funds purchased and securities
         purchased under agreements to resell        (20)          0         (20)         13           2          15
FHLB Borrowings                                       21         (11)         10         (10)          0         (10)

         Total interest-bearing liabilities           86        (125)        (39)         58         154         212
Net interest income                                  274        (268)          6         265         104         369

         The increase (decrease) due to changes in average balances reflected in the above table was calculated by applying the preceding year's rate to the current year's change in the average balance. The increase (decrease) due to changes in average rates was calculated by applying the current year's change in the average rates to the current year's average balance. Using this method of calculating increases (decreases), an increase or decrease due to both changes in average balances and rates is reflected in the changes attributable to average rate changes.

RETURN ON EQUITY AND ASSETS

         The return on equity and assets by Bancshares and Guaranty Bank for the years ending December 31, 2001 and 2000 are as follows:


                                           2001                            2000
                                  -------------------------      -------------------------
                                  Guaranty                       Guaranty
                                    Bank         Bancshares        Bank         Bancshares
                                  --------       ----------      --------       ----------
Return on average assets            1.44%          17.19%          1.45%          19.63%
Return on average equity           17.67%          17.25%         20.15%          19.70%
Dividend payout ratio              23.86%          21.17%         25.19%          22.72%
Average equity to
  average assets                    8.17%          99.70%          7.22%          99.63%

----------

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                                    CONTENTS


                                                                         Page
                                                                        -------
INDEPENDENT AUDITORS' REPORT                                                 15

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
      December 31, 2001 and 2000                                        16 - 17

CONSOLIDATED STATEMENTS OF INCOME
      Years ended December 31, 2001, 2000 and 1999                      18 - 19

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
      Years ended December 31, 2001, 2000 and 1999                      20 - 21

CONSOLIDATED STATEMENTS OF CASH FLOWS
      Years ended December 31, 2001, 2000 and 1999                      22 - 23

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                              24 - 44

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Stockholders of Great Guaranty Bancshares, Inc.
New Roads, Louisiana


We have audited the accompanying consolidated statements of financial condition of Great Guaranty Bancshares, Inc. and Subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years during the three year period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Great Guaranty Bancshares, Inc. and Subsidiary as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the years during the three year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


/s/ [ILLEGIBLE]

Baton Rouge, Louisiana
January 11, 2002

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 2001 AND 2000

                                     ASSETS


                                                          2001             2000
                                                       -----------     -----------
Cash and due from banks                                $ 1,996,825     $ 1,643,993
Federal funds sold                                         975,000         450,000
                                                       -----------     -----------
  Cash and cash equivalents                              2,971,825       2,093,993

Interest-bearing time deposits with banks                1,782,527          99,062

Investment securities
  Available-for-sale                                     6,271,177       7,618,082
  Held-to-maturity                                       1,771,122       1,504,783

Investments in restricted equity securities                206,700         203,300

Loans receivable, net of allowance for loan losses
of $498,273 and $444,667, respectively                  32,648,270      31,144,540

Accrued interest receivable                                452,142         466,491

Premises and equipment, net                                546,198         568,772

Other assets                                                68,971          50,423
                                                       -----------     -----------


  TOTAL ASSETS                                         $46,718,932     $43,749,446
                                                       ===========     ===========



The accompanying notes are an integral part of these consolidated financial statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                             2001             2000
                                                          ------------     ------------
LIABILITIES
 Demand deposits                                          $  6,308,785     $  6,835,597
 Savings and NOW deposits                                   15,660,009       13,101,730
 Time deposits, $100,000 and over                            3,972,977        3,494,749
 Other time deposits                                        14,695,586       15,498,073
                                                          ------------     ------------
           Total deposits                                   40,637,357       38,930,149

 Notes payable                                               1,598,908          788,707
 Accrued expenses and other liabilities                        241,944          429,128
 Federal funds purchased and securities sold
    under agreements to repurchase                                  --            6,214
 Dividends payable                                              71,687           71,687
                                                          ------------     ------------
           Total liabilities                                42,549,896       40,225,885
                                                          ------------     ------------

COMMITMENTS AND CONTINGENCIES                                       --               --


STOCKHOLDERS' EQUITY
 Common Stock - $7.50 par value, 500,000 shares
     authorized; 143,374 shares issued and outstanding       1,075,305        1,075,305
 Additional paid-in capital                                  2,411,471        2,411,471
 Retained earnings                                             636,719          102,908
 Accumulated other comprehensive income (loss)                  45,541          (66,123)
                                                          ------------     ------------
           Total stockholders' equity                        4,169,036        3,523,561
                                                          ------------     ------------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $ 46,718,932     $ 43,749,446
                                                          ============     ============

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA
                                                                     PAGE 1 OF 2
                        CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                          2001           2000           1999
                                                       ----------     ----------     ----------
INTEREST INCOME
  Interest and fees on loans                             $3,023,244     $2,895,877     $2,230,257
  Interest on investment securities                         499,842        679,561        752,973
  Interest on federal funds sold                             72,967         71,350         26,657
  Interest on deposits with banks                            45,180         27,289         83,046
                                                         ----------     ----------     ----------
    Total interest income                                 3,641,233      3,674,077      3,092,933
                                                         ----------     ----------     ----------

INTEREST EXPENSE
  Interest on deposits                                    1,259,415      1,288,173      1,081,152
  Interest on notes payable                                  73,494         64,031         73,978
  Interest on federal funds purchased and securities
   sold under agreements to repurchase                        1,073         20,515          5,837
                                                         ----------     ----------     ----------
    Total interest expense                                1,333,982      1,372,719      1,160,967
                                                         ----------     ----------     ----------


NET INTEREST INCOME                                       2,307,251      2,301,358      1,931,966

  Provision for loan losses                                  72,000        118,000         81,700
                                                         ----------     ----------     ----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                               2,235,251      2,183,358      1,850,266
                                                         ----------     ----------     ----------

NON-INTEREST INCOME
  Service fees on deposits                                  245,475        238,538        251,672
  Other income                                              143,464         90,817         87,551
                                                         ----------     ----------     ----------
    Total non-interest income                               388,939        329,355        339,223
                                                         ----------     ----------     ----------


The accompanying notes are an integral part of these consolidated financial statements.

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA
                                                                     PAGE 2 OF 2
                        CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



                                          2001            2000           1999
                                        ----------     ----------     ----------
NON-INTEREST EXPENSE
  Salaries and employee benefits        $  859,081     $  796,149     $  855,473
  Occupancy expense                        202,658        229,124        205,143
  Data processing fees                     108,413        106,426        110,953
  Legal fees                                 6,633          7,070         78,739
  Other expense                            413,222        417,599        379,408
                                        ----------     ----------     ----------
     Total non-interest expense          1,590,007      1,556,368      1,629,716
                                        ----------     ----------     ----------

INCOME BEFORE TAXES                      1,034,183        956,345        559,773

  Income tax expense                       356,998        325,225        206,215
                                        ----------     ----------     ----------

NET INCOME                                 677,185        631,120        353,558
                                        ==========     ==========     ==========

PER COMMON SHARE DATA:

   NET INCOME                           $     4.72     $     4.40     $     2.47
                                        ==========     ==========     ==========
   CASH DIVIDENDS DECLARED              $     1.00     $     1.00     $     0.25
                                        ==========     ==========     ==========
      Average shares outstanding           143,374        143,374        143,374
                                        ==========     ==========     ==========

The accompanying notes are an integral part of these consolidated financial statements.

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                       CONSOLIDATED STATEMENTS OF CHANGES
                             IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999



                                                                 Common Stock
                                                             ----------------------
                                                             Shares        Amount
                                                             -------     ----------
BALANCE, DECEMBER 31, 1998                                   143,374     $1,075,305
 Comprehensive income:
  Net income                                                      --             --
  Net change in unrealized gain (loss) on securities
    available-for-sale, net of taxes of ($124,681)                --             --
 Comprehensive income                                             --             --

  Dividends declared                                              --             --
                                                             -------      ---------
BALANCE, DECEMBER 31, 1999                                   143,374      1,075,305
 Comprehensive income:
  Net income                                                      --             --
  Net change in unrealized gain (loss) on securities
    available-for-sale, net of taxes of ($73,968)                 --             --
 Comprehensive income                                             --             --

  Dividends declared                                              --             --
                                                             -------      ---------

BALANCE, DECEMBER 31, 2000                                   143,374      1,075,305
 Comprehensive income:
  Net income                                                      --             --
  Net change in unrealized gain (loss) on securities
    available-for-sale, net of taxes of ($57,524)                 --             --
 Comprehensive income                                             --             --

  Dividends declared                                              --             --
                                                             -------      ---------

BALANCE, DECEMBER 31, 2001                                   143,374     $1,075,305
                                                             =======     ==========

The accompanying notes are an integral part of these consolidated financial statements.


                         Retained          Accumulated
    Additional           Earnings             Other             Total
     Paid-in           (Accumulated)      Comprehensive      Stockholders'
     Capital             (Deficit)         Income(loss)         Equity
------------------     -------------      -------------      --------------
$        2,411,471     $    (702,553)     $      32,321      $    2,816,544
                                                             --------------
                --           353,558                 --             353,558

                --                --           (242,029)           (242,029)
                                                             --------------
                --                --                 --             111,529
                                                             --------------
                --           (35,843)                --             (35,843)
------------------     -------------      -------------      --------------
         2,411,471          (384,838)          (209,708)          2,892,230
                                                             --------------
                --           631,120                 --             631,120

                --                --            143,585             143,585
                                                             --------------
                --                --                 --             774,705
                                                             --------------
                --          (143,374)                --            (143,374)
------------------     -------------      -------------      --------------
         2,411,471           102,908            (66,123)          3,523,561
                                                             --------------
                --           677,185                 --             677,185

                --                --            111,664             111,664
                                                             --------------
                --                --                 --             788,849
                                                             --------------
                --          (143,374)                --            (143,374)
------------------     -------------      -------------      --------------
$        2,411,471     $     636,719      $      45,541      $    4,169,036
==================     =============      =============      ==============

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA
                                                                     PAGE 1 OF 2
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999



                                                                            2001            2000              1999
                                                                        -----------      -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                            $   677,185      $   631,120      $   353,558
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation                                                          101,185          110,719          110,633
      Provision for loan losses                                              72,000          118,000           81,700
      Deferred income tax (benefit) expense                                 (20,982)         (32,371)          57,578
      Net amortization on investment premium\discounts                       23,064           32,897           61,229
      Stock dividends received                                              (10,203)         (18,469)         (12,500)
      Net gain on sale of other real estate                                      --           (8,958)          (2,046)
      Net investment securities gains                                            --           (2,028)            (491)
      Net gain on sale of fixed assets                                      (58,531)          (6,583)              --
      (Increase) decrease in accrued income and other assets                168,858         (108,583)         (91,174)
      (Decrease) increase in accrued expenses and other liabilities        (344,988)         248,981          (61,453)
                                                                        -----------      -----------      -----------

        Net cash provided by operating activities                           607,588          964,725          497,034
                                                                        -----------      -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sales/maturities/principal
      paydowns of investment securities:
      Available-for-sale                                                  4,165,979        1,829,327        5,753,152
      Held-to-maturity                                                      124,229          123,833               --
      Redemption of restricted equity securities                              6,803           54,767               --
  Purchase of investment securities
    Available-for-sale                                                   (2,730,474)        (484,948)      (2,000,000)
    Held-to-maturity                                                       (390,568)              --               --
  Net change in:
    Interest-bearing deposits with banks                                 (1,683,465)         693,346        1,383,223
    Loans                                                                (1,575,730)      (5,690,425)      (3,757,440)
  Purchase of equipment and building improvements                           (95,379)        (209,768)         (12,722)
  Proceeds from sale of other real estate                                        --           25,000           20,000
  Proceeds from sale of fixed assets                                         75,300           11,164               --
                                                                        -----------      -----------      -----------
      Net cash provided by (used in) investing activities                (2,103,305)      (3,647,704)       1,386,213
                                                                        -----------      -----------      -----------


The accompanying notes are an integral part of these consolidated financial statements.

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA
                                                                     PAGE 2 OF 2
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999



                                                            2001             2000             1999
                                                         -----------      -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in non-interest-bearing
    demand, savings, and NOW accounts                   $ 2,037,196      $   784,751      $(1,130,308)
  Net increase (decrease) in time deposits                 (324,260)       2,070,648          (22,321)
  Payments on notes payable to banks                       (189,799)        (138,246)        (128,274)
  Proceeds from FHLB borrowings                           1,000,000               --               --
  Net changes in federal funds purchased and
    securities sold-repurchase agreement                     (6,214)           6,214         (600,000)
  Dividends paid                                           (143,374)        (107,532)         (35,843)
                                                         -----------      -----------      -----------

  Net cash provided by (used in) financing activities      2,373,549        2,615,835       (1,916,746)
                                                         -----------      -----------      -----------
  Net increase (decrease) in cash and cash equivalents       877,832          (67,144)         (33,499)

  Cash and cash equivalents - beginning of year            2,093,993        2,161,137        2,194,636
                                                         -----------      -----------      -----------

  Cash and cash equivalents - end of year                $ 2,971,825      $ 2,093,993      $ 2,161,137
                                                         ===========      ===========      ===========

Supplemental disclosures of cash flow information:

  Cash paid during the year for:

   Interest                                              $ 1,361,694      $ 1,352,093      $ 1,229,141
                                                         ===========      ===========      ===========

   Income taxes                                          $   392,000      $   160,000      $   142,000
                                                         ===========      ===========      ===========

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS

     Great Guaranty Bancshares (the Company) is a bank holding company whose principal activity is the ownership and management of its wholly-owned subsidiary, Guaranty Bank and Trust (the Bank). The Bank generates commercial (including agricultural), mortgage and consumer loans and receives deposits from customers located primarily in Pointe Coupee Parish, Louisiana, and the surrounding area. The Bank operates under a state bank charter and provides full banking services. As a state bank, the Bank is subject to regulation by the Louisiana Office of Financial Institutions and the Federal Deposit Insurance Corporation.

     The accounting and reporting policies of Great Guaranty Bancshares, Inc. and Subsidiary conform to generally accepted accounting principles and the prevailing practices within the banking industry. A summary of significant accounting policies is as follows:

          PRINCIPLES OF CONSOLIDATION

          The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Guaranty Bank and Trust Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

          USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

          The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

          While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans could change materially in the near term. However, the amount of the change, if any, cannot be estimated.

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

          SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

          Most of the Bank's activities are with customers located within Pointe Coupee Parish, located in South Central Louisiana. Note 2 discusses the types of securities that the Bank holds, while Note 3 discusses the types of lending in which the Bank engages. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon regional economic conditions and conditions in the agricultural industry.

          INVESTMENT IN DEBT SECURITIES

          Debt securities that management has the positive intent and ability to hold to maturity are classified as "held-to-maturity" and recorded at amortized cost. Securities not classified as held-to-maturity or trading, including equity securities with readily determinable fair values, are classified as "available-for-sale" and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

          Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

          LOANS RECEIVABLE

          The Bank grants mortgage, commercial, agricultural, and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans throughout Pointe Coupee Parish. The ability of the Bank's debtors to honor their contracts is dependent upon the real estate, agricultural production and general economic conditions in this immediate and surrounding area.

          Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance.

          The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Credit card loans and other personal loans are typically charged off no later than 180 days past due. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

          LOANS RECEIVABLE  (continued)

          All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

          ALLOWANCE FOR LOAN LOSSES

          The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

          The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

          A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

          FORECLOSED REAL ESTATE

          Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at the lower of the loan value or fair value at the date of foreclosure. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses of the real estate and changes in the valuation allowance are included in loss on foreclosed real estate.

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

          BANK PREMISES AND EQUIPMENT

          Bank premises and equipment are stated at cost less accumulated depreciation which is computed using either straight-line or accelerated methods over the estimated useful lives of the assets, which range from three to twenty years.

          INCOME TAXES

          Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

          BASIC EARNINGS PER SHARE

          Basic earnings per share are calculated on the basis of the weighted average number of shares outstanding.

          COMPREHENSIVE INCOME

          Comprehensive income is the change in stockholders' equity during the period from transactions and other events and circumstances from non-owner sources. Comprehensive income includes the change in unrealized gains (losses), net of taxes, on available-for-sale securities.

          CASH AND CASH EQUIVALENTS

          For purposes of reporting cash flows, cash and cash equivalents include cash and balances due from banks, federal funds sold and any other instrument with an original maturity of ninety days or less.

          OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

          In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting primarily of commitments to extend credit. Such financial instruments are recorded in the financial statements when they are funded.

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.   INVESTMENT SECURITIES

     Debt and equity securities consisted of the following:


                                                    December 31, 2001
                                 -------------------------------------------------------
                                                  Gross          Gross
                                  Amortized    Unrealized      Unrealized       Fair
                                     Cost         Gains          Losses         Value
                                 -----------   -----------    -----------    -----------
Available-for-Sale
  U.S. Treasury & U. S. Agency   $ 1,000,000   $    18,415    $        --    $ 1,018,415
  Mortgage-backed securities       5,202,176        56,904         (6,318)     5,252,762
                                 -----------   -----------    -----------    -----------
                                 $ 6,202,176   $    75,319    $    (6,318)   $ 6,271,177
                                 ===========   ===========    ===========    ===========
Held-to-Maturity
  Tax exempt municipals          $   390,568   $     5,394    $        --    $   395,962
  Agency for International
      Development bonds            1,380,554            --       (140,249)     1,240,305
                                 -----------   -----------    -----------    -----------
                                 $ 1,771,122   $     5,394    $  (140,249)   $ 1,636,267
                                 ===========   ===========    ===========    ===========
Investments in Restricted
  Equity Securities
Stock in Federal Home
  Loan Bank, at cost             $   206,700   $        --      $      --    $   206,700
                                 ===========   ===========    ===========    ===========



                                                    December 31, 2000
                                 -------------------------------------------------------
                                                  Gross          Gross
                                  Amortized    Unrealized      Unrealized       Fair
                                     Cost         Gains          Losses         Value
                                 -----------   -----------    -----------    -----------

Available-for-Sale
  U.S. Treasury & U. S. Agency   $ 2,486,470   $        845    $   (16,850)   $ 2,470,465
  Mortgage-backed securities       5,231,798         14,728        (98,909)     5,147,617
                                 -----------    -----------    -----------    -----------
                                 $ 7,718,268    $    15,573    $  (115,759)   $ 7,618,082
                                 ===========    ===========    ===========    ===========
Held-to-Maturity
  Agency for International
      Development bonds          $ 1,504,783   $         --    $    (1,481)   $ 1,503,302
                                 -----------    -----------    -----------    -----------
                                 $ 1,504,783    $        --    $    (1,481)   $ 1,503,302
                                 ===========    ===========    ===========    ===========

Investments in Restricted
  Equity Securities
  Stock in Federal Home
      Loan Bank, at cost         $   203,300   $         --      $      --    $   203,300
                                 ===========   ============    ===========    ===========

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.   INVESTMENT SECURITIES  (continued)

     Gross realized gains and losses on sales of securities were as follows:

                          Gains       Losses
                        ---------     --------
2001                    $    --        $   --
2000                      2,028           547
1999                        491            --

     Investments in restricted equity securities consist of stock of the Federal Home Loan Bank. These investments' fair values are based on the recoverability of their par value. The Bank is required to maintain an investment balance in FHLB stock equal to 5% of its outstanding advances with the Federal Home Loan Bank (see Note 6). These investments are pledged as collateral against borrowings from the FHLB.

     The amortized cost and fair value of debt securities at December 31, 2001, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                         Amortized      Fair
                                                            Cost        Value
                                                         ----------   ----------
Due in one year or less                                  $  145,034   $  147,738
Due from one year to five years                           1,933,304    1,970,549
Due from five years to ten years                          1,253,709    1,246,761
Due after ten years                                       4,641,251    4,542,964
                                                         ----------   ----------
                                                         $7,973,298   $7,908,012
                                                         ==========   ==========

     For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the weighted-average contractual maturities of underlying collateral. The mortgage-backed securities may mature earlier than their weighted-average contractual maturities because of principal prepayments.

     Investment securities with an approximate cost of $5,618,000 and $5,978,000 and an approximate fair value of $5,621,000 and $5,920,000 at December 31, 2001 and 2000, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.    LOANS

      The components of loans in the consolidated statements of financial condition at December 31, were as follows:


                                              (In Thousands)
                                         ------------------------
                                           2001          2000
                                         ----------    ----------
Construction                             $    1,749    $       95
Commercial                                    5,762         4,871
Commercial real estate                        2,781         1,787
Residential real estate                      10,712        13,613
Consumer                                      2,756         2,927
Agricultural                                  9,386         8,297
Less:  Allowance for loan losses               (498)         (445)
                                         ----------    ----------
    Loans, net                           $   32,648    $   31,145
                                         ==========    ==========

      An analysis of the change in the allowance for loan losses follows:


                                               2001         2000        1999
                                            ---------    ---------    ---------
Balance, beginning of year                  $ 444,667    $ 333,364    $ 273,524
Loans charged-off                             (22,764)     (14,783)     (26,109)
Recoveries                                      4,370        8,086        4,249
Provision for loan losses                      72,000      118,000       81,700
                                            ---------    ---------    ---------
Balance, end of year                        $ 498,273    $ 444,667    $ 333,364
                                            =========    =========    =========

     Impaired loans having recorded investments of $34,566 and $74,991 at December 31, 2001 and 2000, respectively, have been recognized in conformity with FASB Statement No. 114, as amended by FASB Statement No.
     118. The average recorded investment in impaired loans for 2001 and 2000 was approximately $55,000 and $59,000, respectively. Allowance for loan loss related to these loans was approximately $1,700 and $ -0- at December 31, 2001 and 2000. No interest income was recognized on these loans during the period that these loans were considered to be impaired. The Bank is not committed to lend additional funds to debtors whose loans have been modified.

4.   TIME DEPOSITS

     At December 31, 2001, the scheduled maturities of time deposits are as follows: (in thousands)


      2002                      $17,388
      2003                        1,117
      2004                           77
      2005                           41
      2006                           46
                                -------
                                $18,669
                                =======

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5.   PREMISES AND EQUIPMENT

     Components of premises and equipment included in the consolidated statements of financial condition at December 31, 2001 and 2000 were as follows:



                                     2001         2000
                                  ----------   ----------
Cost:
   Land                           $  236,230   $  249,730
   Buildings                       1,244,896    1,367,311
   Furniture and equipment           826,868      766,413
                                  ----------   ----------
Total cost                         2,307,994    2,383,454
Less:  accumulated depreciation   (1,761,796)  (1,814,682)
                                  ----------   ----------
   Net book value                 $  546,198   $  568,772
                                  ==========   ==========

     Depreciation expense amounted to $101,185, $110,719, and $110,633 for the years ended December 31, 2001, 2000 and 1999, respectively.

6.   NOTES PAYABLE

     The Bank is eligible to borrow funds from the Federal Home Loan Bank under an Advances, Collateral Pledge and Security Agreement dated April 20, 1994. Under this agreement, the Bank can receive advances up to a maximum amount, based on the value of collateral pledged as determined by FHLB guidelines. Each advance has a fixed rate, determined as of the date of the advance, and a repayment term of 60-132 months. All advances are secured by a blanket floating lien on all of the Bank's 1-4 residential single family first mortgage loans, Federal Home Loan Bank stock and deposits with the Federal Home Loan Bank.

     Scheduled future principal payments of advances outstanding as of December 31, 2001 are as follows:


2002                                            $      351,411
2003                                                   364,682
2004                                                   358,908
2005                                                   347,194
2006                                                   176,713
                                                --------------
                                                $    1,598,908
                                                ==============


     The weighted average interest rate of all advances outstanding as of December 31, 2001 was 5.83%. Interest expense on these advances amounted to $73,494, $64,031 and $73,978 for 2001, 2000 and 1999, respectively.

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



7.   INCOME TAXES

     The Company and the subsidiary Bank file a consolidated income tax return. The reasons for the differences between the statutory federal income tax rates and the effective tax rates applied to income before income taxes and are summarized as follows:


                                            2001                   2000                   1999
                                    -------------------   --------------------   ---------------------
                                    Amount          %      Amount          %      Amount          %
                                    ------        -----   --------       -----   -------       -----
     Tax based on statutory rate   $351,626       34.0%   $325,225       34.0%   $190,323       34.0%
     Other                            5,372        0.5          --         --      15,892        2.8
                                   --------       ----    --------       ----    --------       ----
     Effective tax rates           $356,998       34.5%   $325,225       34.0%   $206,215       36.8%
                                   ========       ====    ========       ====    ========       ====

     Components of the net deferred tax liability which is included in accrued expenses and other liabilities on the accompanying statements of condition are as follows at December 31:


                                                                 2001          2000
                                                               ---------    ---------
     Liabilities
          Depreciation on premises and equipment               $  (1,100)   $  (3,400)
          Stock dividends on investments                         (22,938)     (22,569)
          Unrealized investment gains on available-for-sale      (23,460)          --

          Allowance for loan losses                             (103,638)    (128,118)
                                                               ---------    ---------
              Gross deferred tax liability                      (151,136)    (154,087)
                                                               ---------    ---------

     Assets
          Unrealized investment losses on available-for-sale          --       34,063
                                                               ---------    ---------

              Net deferred tax liability                       $(151,136)   $(120,024)
                                                               =========    =========


     The consolidated provision for income taxes is summarized as follows:



                                           2001        2000         1999
                                        ---------    ---------    ---------
     Taxes payable currently            $ 377,991    $ 357,596    $ 148,637
     Deferred tax expense  (benefit)      (20,993)     (32,371)      57,578
                                        ---------    ---------    ---------

                                        $ 356,998    $ 325,225    $ 206,215
                                        =========    =========    =========

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


8.     RELATED PARTIES

       Certain officers, directors, and their affiliates were indebted to the Bank in the aggregate amounts of $2,261,064 and $1,236,490 at December 31, 2001 and 2000, respectively. During 2001 and 2000, $2,169,986 and
       $673,447 of new loans and advances were made, and loan repayments totaled $1,145,412 and $951,721, respectively.

       As of December 31, 2001 and 2000, related party deposits were approximately $2,378,000 and $1,756,000, respectively.

9.     LEGAL CONTINGENCIES

       The Company and its subsidiary are parties to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the Company.

10.    REGULATORY MATTERS

       The Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

       Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table on the following page) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2001, that the Bank meets all capital adequacy requirements to which it is subject.

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


10.    REGULATORY MATTERS  (continued)

       As of December 31, 2001, the most recent notification from the Louisiana Office of Financial Institutions categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since the notification that management believes have changed the Bank's category. Categorization criteria are based on maintenance of minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table (in thousands):

                                                                                                        To Be Well
                                                                                                     Capitalized Under
                                                                          For Capital                Prompt Corrective
                                               Actual:                Adequacy Purposes:            Action Provisions:
                                         ------------------         ----------------------       -------------------------
                                         Amount       Ratio         Amount          Ratio         Amount           Ratio
                                         ------       -----         ------          -----         ------           -----
As of December 31, 2001:
       Total Capital
         (to Risk Weighted Assets)         $ 4,473      16.1%        $ 2,224   > or = to 8.0%       $2,780    > or = to 10.0%

       Tier I Capital
         (to Risk Weighted Assets)           4,123      14.8%          1,112   > or = to 4.0%        1,668    > or = to 6.0%

       Tier I Capital
         (to Average Assets)                 4,123       8.6%          1,925   > or = to 4.0%        2,407    > or = to 5.0%

As of December 31, 2000:
       Total Capital
         (to Risk Weighted Assets)         $ 3,898      15.9%        $ 1,961   > or = to 8.0%       $2,451    > or = to 10.0%

       Tier I Capital
         (to Risk Weighted Assets)           3,590      14.6%            981   > or = to 4.0%        1,471    > or = to 6.0 %


       Tier I Capital
         (to Average Assets)                 3,590       8.1%          1,766   > or = to 4.0%        2,208    > or = to 5.0%

11.    RESTRICTIONS ON DIVIDENDS

       Federal and state banking regulations place certain restrictions on dividends paid by the Bank. The total amount of dividends which may be paid at any date is generally limited to the current year's net profits plus the prior year's retained net profits. As of December 31, 2001, amounts available for dividends were approximately $530,000.

       In addition, dividends paid by the Bank to the Company would be prohibited if the effect thereof would cause the Bank's capital to be reduced below applicable minimum capital requirements.

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


12.    EMPLOYEE BENEFITS

       The Bank has a 401(k) Plan whereby substantially all employees participate in the Plan. Employees may contribute up to 15 percent of their compensation subject to certain limits based on federal tax laws. The Bank matches employee contributions dollar for dollar up to 3% of the employees' base compensation. Matching contributions vest to the employee equally over a five-year period. For the years ended December 31, 2001, 2000 and 1999, expense attributable to the Plan amounted to $21,544, $21,625 and $23,346, respectively.

13.    OFF-BALANCE SHEET ACTIVITIES

       Credit-Related Financial Instruments. The Bank is a party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and commercial letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition.

       The Bank's exposure to credit loss is represented by the contractual amount of these commitments. The Bank follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

       At December 31, 2001 and 2000, the following financial instruments were outstanding whose contract amounts represent credit risk: (in thousands)


                                                           2001        2000
                                                          ------     ------
     Unfunded commitments under lines of credit           $2,345     $5,565
     Credit card arrangements                                633        410
     Commercial and standby letters of credit                152        152

       Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Bank, is based on management's credit evaluation of the customer.

       Unfunded commitments under commercial lines-of-credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines-of-credit may or may not be drawn upon to the total extent to which the Bank is committed. Future draws on lines of credit are subject to the same collateral, terms and other conditions as draws which have been funded to date.

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



13.    OFF-BALANCE SHEET ACTIVITIES  (continued)

       Commercial and standby letters-of-credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters-of-credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments if deemed necessary.

14.    FAIR VALUE OF FINANCIAL INSTRUMENTS

       The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

       The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

       Cash and cash equivalents: The carrying amounts of cash and short-term instruments approximate fair values.

       Interest-bearing deposits in banks: The carrying amounts of interest-bearing deposits maturing within ninety days approximate their fair values. Fair values of other interest-bearing deposits are estimated using discounted cash flow analyses based on current rates for similar types of deposits.

       Securities: Fair values for securities, excluding Federal Home Loan Bank stock, are based on quoted market prices. The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

       Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (e.g., one-to-four family residential), credit card loans, and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for other loans (e.g., commercial real estate and investment property mortgage loans, commercial and industrial loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.    FAIR VALUE OF FINANCIAL INSTRUMENTS  (continued)

       Deposit liabilities: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

       Short-term borrowings: The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within ninety days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

       Long-term borrowings: The fair values of the Company's long-term borrowings are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

       Accrued interest: The carrying amounts of accrued interest approximate fair value.

       The estimated fair values, and related carrying amounts, of the Company's financial instruments are as follows:


                                              December 31, 2001                December 31, 2000
                                            ---------------------           ----------------------
                                            Carrying        Fair            Carrying         Fair
                                             Amount         Value            Amount          Value
                                            --------        -----           --------         -----
                                                 (in thousands)                 (in thousands)
Financial assets:
  Cash and due from banks,
     interest-bearing deposits with
     banks, and federal funds sold          $ 4,754         $ 4,754         $ 2,193         $ 2,193
  Securities available-for-sale               6,272           6,272           7,618           7,618
  Securities held-to-maturity                 1,771           1,636           1,505           1,503
  Restricted equity securities                  207             207             203             203
  Loans receivable                           32,648          34,393          31,144          32,305
  Accrued interest receivable                   452             452             466             466
Financial liabilities:
  Deposit liabilities                        40,637          40,907          38,930          38,964
  Long-term debt                              1,599           1,678             789             877
  Short-term borrowings                          --              --               6               6

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



15.   BANK ONLY FINANCIAL STATEMENTS

                                                                     PAGE 1 OF 2
                        STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 2001 AND 2000


                                     ASSETS

                                                        2001           2000
                                                     -----------     -----------
Cash and due from banks                              $ 1,996,825     $ 1,643,993
Federal funds sold                                       975,000         450,000
                                                     -----------     -----------
  Cash and cash equivalents                            2,971,825       2,093,993

Interest-bearing time deposits with banks              1,782,527          99,062
Investment securities
  Available-for-sale                                   6,271,177       7,618,082
  Held-to-maturity                                     1,771,122       1,504,783
Investments in restricted equity securities              206,700         203,300
Loans, net of allowance for loan losses               32,648,270      31,144,540
Accrued interest receivable                              452,142         466,491
Premises and equipment, net                              546,198         568,772
Other assets                                              68,971          50,423
                                                     -----------     -----------

    TOTAL ASSETS                                     $46,718,932     $43,749,446
                                                     ===========     ===========

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


15. BANK ONLY FINANCIAL STATEMENTS (CONTINUED)

                                                                     PAGE 2 OF 2

                        STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 2001 AND 2000

                      LIABILITIES AND STOCKHOLDER'S EQUITY

                                                         2001              2000
                                                     ------------      ------------
LIABILITIES
  Demand deposits                                    $  6,380,478      $  6,907,430
  Savings and NOW deposits                             15,660,009        13,101,730
  Time deposits, $100,000 and over                      3,972,977         3,494,749
  Other time deposits                                  14,695,586        15,498,073
                                                     ------------      ------------
    Total deposits                                     40,709,050        39,001,982

  Notes payable                                         1,598,908           788,707
  Accrued expenses and other liabilities                  241,944           429,128
  Federal funds purchased and securities sold
    under agreements to repurchase                             --             6,214
                                                     ------------      ------------
    Total liabilities                                  42,549,902        40,226,031
                                                     ------------      ------------

COMMITMENTS AND CONTINGENT LIABILITIES                         --                --

STOCKHOLDER'S EQUITY
  Common stock - $7.50 par value, 200,000 shares
    authorized; 96,242 shares issued
    and outstanding                                       721,815           721,815
  Additional paid-in capital                            5,215,613         5,208,217
  Accumulated deficit                                  (1,813,939)       (2,340,494)
  Accumulated other comprehensive income (loss)            45,541           (66,123)
                                                     ------------      ------------
    Total stockholder's equity                          4,169,030         3,523,415
                                                     ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY           $ 46,718,932      $ 43,749,446
                                                     ============      ============

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


15. BANK ONLY FINANCIAL STATEMENTS (CONTINUED)
                                                                     PAGE 1 OF 2

                              STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

                                                           2001           2000          1999
                                                         ----------     ----------     ----------
INTEREST INCOME
  Interest and fees on loans                             $3,023,244     $2,895,877     $2,230,257
  Interest on investment securities                         499,842        679,561        752,973
  Interest on federal funds sold                             72,967         71,350         26,657
  Interest on deposits with banks                            45,180         27,289         83,046
                                                         ----------     ----------     ----------
    Total interest income                                 3,641,233      3,674,077      3,092,933
                                                         ----------     ----------     ----------

INTEREST EXPENSE
  Interest on deposits                                    1,259,415      1,288,173      1,081,152
  Interest on notes payable                                  73,494         64,031         73,978
  Interest on federal funds purchased and securities
   sold under agreements to repurchase                        1,073         20,515          5,837
                                                         ----------     ----------     ----------
    Total interest expense                                1,333,982      1,372,719      1,160,967
                                                         ----------     ----------     ----------

NET INTEREST INCOME                                       2,307,251      2,301,358      1,931,966

  Provision for loan losses                                  72,000        118,000         81,700
                                                         ----------     ----------     ----------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                               2,235,251      2,183,358      1,850,266
                                                         ----------     ----------     ----------

NON-INTEREST INCOME
  Service fees on deposits                                  245,475        238,538        251,672
  Other income                                              143,464         90,817         87,551
                                                         ----------     ----------     ----------
    Total non-interest income                               388,939        329,355        339,223
                                                         ----------     ----------     ----------

                            GREAT GUARANTY BANCSHARES
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


15. BANK ONLY FINANCIAL STATEMENTS (CONTINUED)
                                                                    PAGE 2 OF 2

                              STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

                                                                                 2001                 2000                 1999
                                                                               ---------            ---------            ---------
NON-INTEREST EXPENSES

  Salaries and employee benefits                                               $ 859,081            $ 796,149            $ 855,473
  Occupancy expense                                                              202,658              229,124              205,143
  Data processing fees                                                           108,413              106,426              110,953
  Legal fees                                                                       4,332                5,361                6,451
  Other expense                                                                  393,757              399,615              359,134
                                                                               ---------            ---------            ---------
     Total non-interest expense                                                1,568,241            1,536,675            1,537,154
                                                                               ---------            ---------            ---------

INCOME BEFORE TAXES                                                            1,055,949              976,038              652,335

  Income tax expense                                                             364,394              331,917              245,930
                                                                               ---------            ---------            ---------

NET INCOME                                                                     $ 691,555            $ 644,121            $ 406,405
                                                                               =========            =========            =========

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


16.   PARENT ONLY FINANCIAL STATEMENTS

                   CONDENSED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 2001 AND 2000

                                     ASSETS
                                                                 2001            2000
                                                              -----------     -----------
Cash in subsidiary bank                                            71,693          71,833
Investment in subsidiary                                        4,169,030       3,523,415
                                                              -----------     -----------
    Total Assets                                              $ 4,240,723     $ 3,595,248
                                                              ===========     ===========

                       LIABILITIES AND STOCKHOLDERS' EQUITY

Accrued dividends payable                                          71,687          71,687
                                                              -----------     -----------
    Total Liabilities                                              71,687          71,687
                                                              -----------     -----------
Common stock - $7.50 par value; 500,000 shares
  authorized; 143,374 shares issued and outstanding             1,075,305       1,075,305
Additional paid-in capital                                      2,411,471       2,411,471
Retained Earnings                                                 636,719         102,908
Accumulated other comprehensive income (loss)                      45,541         (66,123)
                                                              -----------     -----------
    Total Stockholders' Equity                                  4,169,036       3,523,561
                                                              -----------     -----------
    Total Liabilities and Stockholders' Equity                $ 4,240,723     $ 3,595,248
                                                              ===========     ===========

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


16. PARENT ONLY FINANCIAL STATEMENTS (CONTINUED)

                         CONDENSED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

                                                                               2001                 2000                 1999
                                                                             ---------            ---------            ---------
INCOME
  Dividends received from subsidiary bank                                      165,000              162,244              128,343
                                                                             ---------            ---------            ---------
EXPENSES
  Legal fees                                                                     2,301                1,710               72,287
  Other expenses                                                                19,465               17,983               20,274
                                                                             ---------            ---------            ---------
                                                                                21,766               19,693               92,561
                                                                             ---------            ---------            ---------
INCOME BEFORE EQUITY IN
  UNDISTRIBUTED EARNINGS
  OF SUBSIDIARY                                                                143,234              142,551               35,782

  Equity in undistributed earnings
    of subsidiary                                                              526,555              481,877              278,061
                                                                             ---------            ---------            ---------

  INCOME BEFORE TAXES                                                          669,789              624,428              313,843

  Income tax benefit                                                             7,396                6,692               39,715
                                                                             ---------            ---------            ---------

  NET INCOME                                                                 $ 677,185            $ 631,120            $ 353,558
                                                                             =========            =========            =========

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


16. PARENT ONLY FINANCIAL STATEMENTS (CONTINUED)

                       CONDENSED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999


                                                                          2001                 2000                 1999
                                                                        --------             --------             --------
CASH FLOWS FROM OPERATING ACTIVITIES                                   $ 677,185            $ 631,120            $ 353,558
  Net income
  Adjustments to reconcile net income to
    cash provided by operating activities:
  Equity in undistributed earnings
    of subsidiary                                                       (526,555)            (481,877)            (278,061)
  Changes in operating assets and liabilities:
    Accrued interest payable                                                  --                   --                   --
  Income tax benefit                                                      (7,396)              (6,692)             (39,714)
                                                                       ---------            ---------            ---------
  Cash provided by operating activities                                  143,234              142,551               35,783
                                                                       ---------            ---------            ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Dividends paid                                                        (143,374)            (107,532)             (35,843)
                                                                       ---------            ---------            ---------
    Cash used in financing activities                                   (143,374)            (107,532)             (35,843)
                                                                       ---------            ---------            ---------
  Net increase (decrease) in cash                                           (140)              35,019                  (60)

  Cash - beginning of year                                                71,833               36,814               36,874
                                                                       ---------            ---------            ---------
  Cash - end of year                                                   $  71,693            $  71,833            $  36,814
                                                                       =========            =========            =========

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

         There has been no change in nor disagreement with the independent accountants of Bancshares or Guaranty Bank during the two most recent fiscal years.


PART III

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS

         The directors of Bancshares are as follows:

         Joseph L. Dabadie, Jr., age 75, has been a director since 1993. Mr. Dabadie retired from the U.S. Army in 1988 with the rank of Brigadier General, and since his retirement has worked as a safety director for Reliable Production, Inc.

         Dr. Donald W. Doucet, age 45, was elected a director in 1998. Dr. Doucet has been a practicing physician since 1985 specializing in Internal Medicine.

         Craig A. Major, age 54, has been a director since 1993. Mr. Major has been a cattle rancher for over twenty-five years. Mr. Major also oversees various personal and family real-estate properties.

         Sylvester Muckelroy, age 76, was elected a director in 1998. Mr. Muckelroy retired from the Pointe Coupee Parish School Board in 1988. Mr. Muckelroy is the Mayor of the City of New Roads and is currently serving his second term.

         H.T. Olinde, Jr., age 73, was a founder of Guaranty Bank in 1957 and serves as Chairman of the Board. Mr. Olinde served as a director from 1957 until his resignation in 1984 and was re-elected director in 1993. Mr. Olinde is a shareholder and executive officer of B. Olinde & Sons, Inc., which owns and operates retail furniture stores, a wholesale beer distributorship, and various property interests.

         J. Layne Orillion, age 56, has been a director since 1993. Mr. Orillion is President and owner of Lo-Vac, Inc., which he founded in 1982.

         F. Gregory Roy, age 50, has been a director since 1993. Mr. Roy has been a 50% owner of P & G Farms, Inc. and has been in farming since 1978.

         Michael Chad Soprano, age 37, has been a director since 2000. Mr. Soprano owns and operates Soprano's Grocery in Livonia, Louisiana.

         Each director has been elected without specific term to serve until his successor is duly qualified and elected.

         The foregoing directors of Bancshares are also directors of Guaranty Bank. Additional directors of Guaranty Bank are J. Wade O'Neal, III; see discussion of "Executive Officers" below.

EXECUTIVE OFFICERS

         The executive officers of Guaranty Bank are as follows:

         Beverly B. David, age 58 has served as Senior Vice-President since May 1999 and Head of Bank Operations since 1989. Mrs. David also serves as the Bank's Cashier and Security Officer, and as Assistant Treasurer of Bancshares.

         Mark Major, age 46, has been employed at Guaranty Bank since March 1998 when he was hired as an Agricultural Lender. He has served as Head of Lending and Compliance Officer since 1999.

         J. Wade O'Neal, III, age 45, has served as the Bank's President and Chief Executive Officer and as a Director of Guaranty Bank since May 1999. He has been employed by Guaranty Bank for nineteen years. Mr. O'Neal also serves as Treasurer and Authorized Representative of Bancshares.

         Mary Ann Pourciau, age 46, is Vice President and Marketing and Human Resources Officer. She has been employed by Guaranty Bank for 23 years. She also serves as Secretary to the Board of Guaranty Bank, and the Assistant Treasurer of Bancshares.

                             EXECUTIVE COMPENSATION

         J. Wade O'Neal, III has served as President and Chief Executive Officer of Guaranty Bank since May of 1999. He also serves as authorized representative of Bancshares. His aggregate cash compensation for 1999, 2000, and 2001 is set forth below. No executive officer or employee of Bancshares or Guaranty Bank earned aggregate compensation during any of the three years ended December 31, 2001 exceeding $100,000.



  Name of Individual and Position         Year       Salary        Bonus          Other
  -------------------------------         ----      --------      -------      -----------
J. Wade O'Neal, III                       1999      $ 67,315      $ 4,702      $  3,662(1)
Guaranty Bank President and CEO           2000        75,000        5,000         4,180(1)
                                          2001        81,074       12,500         4,328(1)

----------

(1) Includes Bank's 401(k) matching contribution and incentive and vacation pay.

         401(k) Plan. Under Guaranty Bank's 401(k) Plan, officers and employees of the Bank may make contributions to the Plan with pre-tax salary reductions. The Bank matches contributions up to three (3%) percent of the contributing employee's gross salary.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         As of December 31, 2001, the following persons were known by Bancshares to be the beneficial owners of more than five (5%) percent of the outstanding shares of voting securities of Bancshares:


Name of Beneficial Owner        Shares Beneficially Owned      Percent of Class
------------------------        -------------------------      ----------------
H.T. Olinde, Jr.(1)                     12,488                      8.71%

----------
(1) Includes shares voted by Mr. Olinde but owned by B. Olinde & Sons (3,405 shares).

SECURITY OWNERSHIP OF MANAGEMENT

         The following table indicates the beneficial ownership as of December 31, 2001, of Bancshares voting securities by (i) each director of Bancshares,
(ii) the chief executive officer of Guaranty Bank, and (iii) all directors and executive officers of Bancshares and Guaranty Bank as a group:


Name and Position                                    Shares Beneficially Owned       Percent of Class
-----------------                                    -------------------------       ----------------
Joseph L. Dabadie, Jr., Director                                  808                        *
Dr. Donald W. Doucet, Director                                    485                        *
Craig A. Major, Director                                        3,502                     2.44%
Sylvester Muckelroy, Director                                     221                        *
H. T. Olinde, Jr., Director                                    12,488                     8.71%
J. Layne Orillion, Director                                       150                        *
F. Gregory Roy, Director                                        1,095                        *
Michael Chad Soprano, Director                                  1,140                        *
J. Wade O'Neal, III, Chief Executive Officer of                   140                        *
Guaranty Bank
Directors and Executive Officers as                            20,104                    14.02%
   a group (12 persons)

*less than 1.0%

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Various directors and executive officers of Guaranty Bank and Bancshares, and their respective family members and affiliated firms were customers of and have had transactions with the Bank during the past two years in the ordinary course of business. Similar transactions may be expected to take place in the ordinary course of business in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not, in the opinion of management, involve more than normal risks of collectibility or present other unfavorable features.

         Since the beginning of 2000, no transaction between Guaranty Bank or Bancshares and any executive officer, director or holder of more than 5% of the capital stock of Bancshares has involved an amount in excess of $60,000 except as indicated below, for which transactions the following information is provided: (i) name of the person; (ii) relationship to Bancshares/Guaranty Bank;
(iii) nature of the transaction and (iv) the amount involved in the transaction.

         (i) Craig A. Major; (ii) director of Bancshares; (iii) personal loans to or endorsed by Mr. Major (iv) a total of $329,325 outstanding at December 31, 2000, with $100,000 in available commitments; and a total of $462,402 outstanding at December 31, 2001.

         (i) J. Layne Orillion; (ii) director of Bancshares; (iii) loan and line of credit commitment to affiliate companies; (iv) a total of $209,189 outstanding at December 31, 2000 with $400,693 in available commitments; and a total of $355,071 outstanding at December 31, 2001 with $331,544 in available commitments.

         (i) F. Gregory Roy; (ii) director of Bancshares; (iii) loans and line of credit commitments to Mr. Roy and affiliated entities; (iv) a total of $572,193 outstanding at December 31, 2000 with $134,770 in available commitments; and a total of $419,912 outstanding at December 31, 2001 with $226,264 in available commitments.

         (i) Dr. Donald W. Doucet; (ii) director of Bancshares; (iii) personal loans to Dr. Doucet; (iv) a total of $68,176 outstanding at December 31, 2001.

         (i) Michael Chad Soprano; (ii) director of Bancshares; (iii) loans to affiliate company; (iv) a total of $812,379 outstanding at December 31, 2001.

                        EXHIBITS AND REPORTS ON FORM 8-K

EXHIBITS:

         (3)      (i)      Articles of Incorporation. See Exhibit 2.1 to Form
                           10-SB filed by Great Guaranty Bancshares, Inc. April
                           30, 1997, as amended by Amendment No. 1 filed July 1,
                           1997, which exhibit is incorporated herein by reference.

                  (ii) Bylaws. See Exhibit 2.1 to Form 10-SB filed by Great Guaranty Bancshares, Inc. April 30, 1997, as amended by Amendment No. 1 filed July 1, 1997, which exhibit is incorporated herein by reference.

         (4) Instrument defining the rights of Security Holders, Including Indentures. See Exhibit 3.1 (Form of Stock Certificate for Common Stock), Exhibit 3.2 (Stock Redemption Agreement) and
                  Exhibit 3.3 (Written Agreement with Federal Reserve Board) to Form 10-SB filed by Great Guaranty Bancshares, Inc. April 30, 1997, as amended by Amendment No. 1 filed July 1, 1997, which exhibits are incorporated herein by reference.

         (21) Subsidiaries of the Small Business Issuer. Great Guaranty Bancshares, Inc. has one wholly owned subsidiary, Guaranty Bank & Trust Company, a state bank organized under the laws of the State of Louisiana.

REPORTS ON FORM 8-K:

         No reports on form 8-K were filed during the period for which this report is filed.

SIGNATURES

         In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              GREAT GUARANTY BANCSHARES, INC.

Dated: March 26, 2002         By: /s/ J. Wade O'Neal, III
                                 -----------------------------------------------
                                 J. Wade O'Neal, III.
                                 Authorized Representative
                                 of Great Guaranty Bancshares, Inc. and
                                 President and CEO of Guaranty Bank & Trust
                                 Company

                              By: /s/ Beverly B. David
                                 -----------------------------------------------
                                 Beverly B. David
                                 Assistant Treasurer Great Guaranty Bancshares, Inc. and Senior Vice President of Guaranty Bank & Trust Co.

                                  EXHIBIT INDEX



EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
  21              Subsidiaries of Great Guaranty Bancshares, Inc.

                                                                    EXHIBIT (21)

                SUBSIDIARIES OF GREAT GUARANTY BANCSHARES, INC.

         The sole subsidiary of Great Guaranty Bancshares, Inc. is Guaranty Bank & Trust Company, a Louisiana state banking organization.

                                                                      APPENDIX F

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   FORM 10-QSB

           /X/ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  For the quarterly period ended March 31, 2002

     / / Transition Report Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

               For the transition period from ________ to ________

                        Commission file number 000-22487
                        --------------------------------

                         GREAT GUARANTY BANCSHARES, INC.

             (Exact name of registrant as specified in its charter)

                                                                72-0919109
               LOUISIANA                                    (I.R.S. Employer
       (State of Incorporation)                           Identification Number)

                              175 NEW ROADS STREET
                           NEW ROADS, LOUISIANA 70760
                    (Address of principal executive offices)

                                  (225)638-8621
              (Registrant's telephone number, including area code)

Check whether the registrant (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES [X] NO [ ]

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 143,374 SHARES AS OF MARCH 31, 2002

                         GREAT GUARANTY BANCSHARES, INC.

                                   FORM 10-QSB

                                 MARCH 31, 2002

                                      INDEX

PART I - FINANCIAL INFORMATION                                                              PAGE
                                                                                       REFERENCE
                                                                                       ---------
         ITEM 1.  FINANCIAL STATEMENTS                                                         1

                  Consolidated Balance Sheet as of March 31, 2002                              1

                  Consolidated Statements of Income for the three months
                  ended March 31, 2002 and 2001                                                2

                  Consolidated Statements of Cash Flows for the three months ended
                   March 31, 2002 and 2001                                                     3


         ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS                                         5

                  Material Changes in Financial Condition                                      5

                  Three Months Ended March 31, 2002 Compared with Three Months Ended
                  March 31, 2001                                                               5

                  March 31, 2002 Compared with December 31, 2001                               5

                  Loan Loss Provision                                                          5


PART II - OTHER INFORMATION                                                                    6

         ITEM 1.  LEGAL PROCEEDINGS                                                            6

         ITEM 2.  EXHIBITS AND REPORTS ON FORM 8-K                                             6

SIGNATURES                                                                                     6

PART I. FINANCIAL INFORMATION

         ITEM 1.  FINANCIAL STATEMENTS

                         GREAT GUARANTY BANCSHARES, INC.
                           CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2002
                                   (UNAUDITED)

ASSETS

     Cash and due from banks                                       $  1,998,387
     Federal Funds Sold                                               4,650,000
                                                                   ------------
          Cash and cash equivalents                                   6,648,387

     Interest-bearing time deposits with banks                        1,188,193

     Investment Securities
          Available-for-sale                                          6,979,469
          Held-to-maturity                                            1,765,221

     Investment in restricted equity securities                         208,200

     Loans, net of allowance for loan losses of $517,764             33,004,492

     Properties and equipment, net                                      539,732
     Accrued interest receivable                                        486,410
     Other Assets                                                        88,244
                                                                   ------------

         TOTAL ASSETS                                              $ 50,908,348
                                                                   ============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES

     Demand deposits                                               $  6,550,106
     NOW accounts                                                    12,014,243
     Savings deposits                                                 8,265,639
     Time deposits, $100,000 and over                                 3,684,692
     Other time deposits                                             14,353,511
                                                                   ------------
          Total deposits                                           $ 44,868,191

     Notes Payable                                                    1,514,475
     Income Taxes Payable                                                81,000
     Accrued expenses and other liabilities                             199,235
                                                                   ------------
               Total liabilities                                   $ 46,662,901
                                                                   ------------

SHAREHOLDERS' EQUITY
     Common stock - $7.50 par value, 500,000 shares
     authorized, 143,374 shares issued and outstanding                1,075,305
     Additional paid-in capital                                       2,411,471
     Accumulated earnings                                               777,872
     Accumulated Other Comprehensive Income                             (19,201)
                                                                   ------------
          Total shareholders' equity                               $  4,245,447
                                                                   ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $ 50,908,348
                                                                   ============

                         GREAT GUARANTY BANCSHARES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)



                                                      Three Months Ended Mar. 31,
                                                       2002              2001
                                                   --------------    --------------
INTEREST INCOME
      Interest and fees on loans                   $      685,541    $      759,506
      Interest on investment securities                    95,152           142,279
      Interest on federal funds sold                       18,053            30,634
      Interest on deposits with banks                      14,586             5,922
                                                   --------------    --------------
               Total interest income                      813,332           938,341
                                                   --------------    --------------

INTEREST EXPENSE
      Interest on deposits                                217,584           348,707
      Interest on notes payable                            22,152            14,389
                                                   --------------    --------------
               Total interest expense                     239,736           363,096
                                                   --------------    --------------

NET INTEREST INCOME                                       573,596           575,245

Provision for loan losses                                  18,000            18,000
                                                   --------------    --------------

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES                                           555,596           557,245
                                                   --------------    --------------

NON INTEREST INCOME
      Service charges on deposit accounts                  62,322            61,400
      Other service charges and fees                       21,512            19,295
      Other income                                          1,569             1,650
                                                   --------------    --------------
               Total non-interest income                   85,403            82,345
                                                   --------------    --------------

NON INTEREST EXPENSE
      Salaries and employee benefits                      224,083           213,898
      Occupancy expense                                    44,677            47,777
      Data processing                                      28,136            26,569
      Legal fees                                            3,432             1,646
      Other expense                                       118,519            94,286
                                                   --------------    --------------
               Total non-interest expense                 418,847           384,176
                                                   --------------    --------------

INCOME BEFORE TAXES                                       222,152           255,414

      Income Tax Expense                                   81,000            91,000
                                                   --------------    --------------

NET INCOME                                                141,152           164,414

OTHER COMPREHENSIVE INCOME, NET OF TAX
UNREALIZED HOLDING GAINS (LOSSES) ARISING DURING
      PERIOD                                              (64,742)           74,732
                                                   --------------    --------------

COMPREHENSIVE INCOME                               $       76,410    $      239,146
                                                   ==============    ==============

PER COMMON SHARE DATA:
      NET INCOME                                   $          .98    $         1.15
                                                   --------------    --------------

      AVERAGE SHARES OUTSTANDING                          143,374           143,374
                                                   ==============    ==============

                         GREAT GUARANTY BANCSHARES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)                       PAGE 1 OF 2

                                                                              Three months ended Mar. 31,
                                                                           --------------------------------
                                                                               2002              2001
                                                                           --------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES
      Net income                                                           $      141,152    $      164,414
      Adjustments to reconcile net income to net
           cash provided by operating activities:
           Depreciation                                                            23,587            24,606
           Provision for loan losses                                               18,000            18,000
           Stock dividends received                                                (1,500)           (3,300)
           Income Taxes Payable                                                    81,000          (108,828)
           (Increase) decrease in accrued income and other assets                 (53,541)          (86,829)
           Increase (decrease) in accrued expenses and other liabilities          (42,709)           29,412
                                                                           --------------    --------------

      Net cash provided by operating activities                            $      165,989    $       37,475
                                                                           --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
      Proceeds from sales/maturities/calls/principal
      paydowns of investment securities:
           Available for sale                                              $    1,232,591    $    1,666,614
           Held-to-maturity                                                         5,901             5,837
      Purchase of investment securities:
           Available for sale                                                  (2,005,625)       (2,503,544)
      Redemption of restricted equity securities                                        0             6,600
      Net change in:
           Interest bearing deposits with banks                                   594,334          (594,257)
           Loans                                                                 (374,222)          213,977
      Purchase of equipment and building improvements                             (17,121)          (75,131)
                                                                           --------------    --------------

      Net cash used in investing activities                                $     (564,142)   $   (1,279,904)
                                                                           --------------    --------------

                         GREAT GUARANTY BANCSHARES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)
                                  (UNAUDITED)                        PAGE 2 OF 2

                                                         Three months ended Mar. 31,
                                                      --------------------------------
                                                          2002              2001
                                                      --------------    --------------
CASH FLOWS FROM FINANCING ACTIVITIES
       Net increase in non-interest-bearing demand,
         savings and NOW accounts                     $    4,861,195    $    3,115,112
       Net increase (decrease) in time deposit              (630,360)         (207,199)
       Payments on notes payable                             (84,433)          (36,210)
       Net change in federal funds purchased and
         Repurchase Agreement Sold                                 0            (1,550)
       Dividends Paid                                        (71,687)          (71,687)
                                                      --------------    --------------

       Net cash provided by financing activities      $    4,074,715    $    2,798,466
                                                      --------------    --------------
NET INCREASE  IN CASH
AND CASH EQUIVALENTS                                       3,676,562         1,556,037

CASH AND CASH EQUIVALENTS - BEGINNING
OF PERIOD                                                  2,971,825         2,093,993
                                                      --------------    --------------

CASH AND CASH EQUIVALENTS - END
OF PERIOD                                             $    6,648,387    $    3,650,030
                                                      ==============    ==============

SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION

       Cash paid during the year for:

       Interest                                       $      255,947    $      371,938
                                                      ==============    ==============

       Income taxes                                   $            0    $      199,828
                                                      ==============    ==============

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS

    MATERIAL CHANGES IN FINANCIAL CONDITION.

    THREE MONTHS ENDED MARCH 31, 2002 COMPARED WITH THREE MONTHS ENDED MARCH 31, 2001.

    Balance Sheet

    Total Assets at March 31, 2002 were $50.9 million compared to $46.7 million at March 31, 2001. Total loans increased to $33.0 million at March 31, 2002 from $30.9 million at March 31, 2001, while securities decreased to $8.7 million from $10.0 million as of those respective dates. Deposits at March 31, 2002 were $44.9 million compared to $41.8 million at March 31, 2001. Shareholders' equity increased to $4.25 million at March 31, 2002 from $3.76 million at March 31, 2001.

    Income

    The income of Bancshares is ordinarily attributable almost entirely to dividends on earnings of its wholly owned subsidiary Guaranty Bank & Trust Co.. Consolidated net income of Bancshares is generally determined by consolidation of expenses incurred by Bancshares with those incurred by Guaranty Bank and elimination of the dividend income.

    Income for the three months ended March 31, 2002 was $141 thousand compared to $164 thousand during the same period in 2001. Interest income decreased by $125 thousand for the three month period ended March 31, 2002 compared to the same period in 2001 as a result of decreased loan rates following the repeated cuts in the prime rate during 2001. Non-interest income totaled $85 thousand for the three month period, compared to $82 thousand for the same period in 2001. Interest expense decreased to $240 thousand during the three months ended March 31, 2002, a decrease from $363 thousand during the same period in 2001, due to decreased rates on all interest bearing deposits caused by a need to offset the above mentioned reductions in loan yields. Non-interest expense increased to $419 thousand from $384 thousand during those periods.

    MARCH 31, 2002 COMPARED WITH DECEMBER 31, 2001

    Balance Sheet

    Total assets increased to $50.9 million at March 31, 2002, an increase of 8.97% from $46.7 million at December 31, 2001. Total loans increased by $356 thousand, or 1.09% to $33.0 million at March 31, 2002 compared to $32.6 million at December 31, 2001. Securities increased $702 thousand to $8.7 million at March 31, 2002, from $8.0 million at December 31, 2001.

    Total deposits increased to $44.9 million at March 31, 2002, a 10.4% increase from $40.6 million at December 31, 2001. Non-interest bearing deposits increased at an 3.8% rate, compared to a 11.6% growth in interest bearing deposits. The majority of this growth was in NOW account deposits. During the first three months of 2002, shareholders' equity in Bancshares increased to $4.25 million, an increase of $76 thousand, due primarily to the earnings of Guaranty Bank and a change from an unrealized gain to an unrealized loss in available for sale securities.

    LOAN LOSS PROVISION

    As a result of management's assessment of the adequacy of the allowance for possible loan losses, Guaranty Bank recorded a provision for loan losses of $18 thousand for the three month period ended

March 31, 2002. The reserve for possible loan losses totaled $517.8 thousand at March 31, 2002, 1.54% of total loans, compared to $498.3 thousand, or 1.50% of total loans, at December 31, 2001 and $462.7 thousand or 1.47% at March 31, 2001. On a monthly basis, Guaranty Bank management performs an analysis to determine the adequacy of the reserve for possible loan losses.

PART II.  OTHER INFORMATION

    ITEM 1. LEGAL PROCEEDINGS

    Neither Bancshares nor Guaranty Bank is party to any litigation other than routine litigation arising from regular business activities incident to furnishing financial services.

    ITEM 2. EXHIBITS AND REPORTS ON FORM 8-K

    (a)      Exhibits:

             (3) (i) Articles of Incorporation. See Exhibit 2.1 to Form 10-SB filed by Great Guaranty Bancshares, Inc. April 30, 1997, as amended by Amendment No. 1 filed July 1, 1997, which exhibit is incorporated herein by reference.

                 (ii) Bylaws.  See Exhibit 2.1 for Form 10-SB filed by Great
                      Guaranty Bancshares, Inc. April 30, 1997, as amended by Amendment No. 1 filed July 1, 1997, which exhibit is incorporated herein by reference.

             (4) Instrument defining the rights of Security Holders, Including
                 Indentures. See Exhibits 3.1 (Form of Stock Certificate for Common Stock), 3.2 (Stock Redemption Agreement) and 3.3 (Written Agreement with Federal Reserve Board) to Form 10-SB filed by Great Guaranty Bancshares, Inc. April 30, 1997, as amended by Amendment No. 1 filed July 1, 1997, which exhibits are incorporated herein by reference.

    (b)      Reports on Form 8-K:

                 No reports on Form 8-K were filed during the period for which this report is filed.

    SIGNATURES

    In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          GREAT GUARANTY BANCSHARES, INC.

Dated: May 15, 2002       By: /s/J. Wade O'Neal, III
                              -----------------------------------------------
                              J. Wade O'Neal, III
                              Authorized Representative
                              of Great Guaranty Bancshares, Inc. and President and CEO of Guaranty Bank & Trust Company

                          By: /s/Beverly B. David
                              -----------------------------------------------
                              Beverly B. David
                              Assistant Treasurer
                              of Great Guaranty Bancshares, Inc. and Senior Vice President of Guaranty Bank & Trust Company

                                                                      APPENDIX G

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   FORM 10-QSB

           /X/ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  For the quarterly period ended June 30, 2002

     / / Transition Report Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                        For the transition period from to

                        Commission file number 000-22487

                         GREAT GUARANTY BANCSHARES, INC.

             (Exact name of registrant as specified in its charter)

       LOUISIANA                                             72-0919109
  (State of Incorporation)                                (I.R.S. Employer
                                                        Identification Number)

                              175 NEW ROADS STREET
                           NEW ROADS, LOUISIANA 70760
                    (Address of principal executive offices)

                                  (225)638-8621
              (Registrant's telephone number, including area code)

Check whether the registrant (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past
90 days.    YES   X        NO
                ------        -------

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 143,374 SHARES AS OF AUGUST 12, 2002

                         GREAT GUARANTY BANCSHARES, INC.

                                   FORM 10-QSB

                                  JUNE 30, 2002

                                      INDEX

PART I - FINANCIAL INFORMATION                                                                                 PAGE
                                                                                                          REFERENCE
                                                                                                          ---------
         ITEM 1.  FINANCIAL STATEMENTS                                                                            1

                  Consolidated Balance Sheet as of June 30, 2002                                                  1

                  Consolidated Statements of Income for the six months
                  and for the three months ended June 30, 2002 and 2001                                           2

                  Consolidated Statements of Cash Flows for the six months ended
                  June 30, 2002 and 2001                                                                          3


         ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS                                                            5

                  Material Changes in Financial Condition                                                         5

                  Six Months Ended June 30, 2002 Compared with Six Months Ended
                  June 30, 2001                                                                                   5

                  June 30, 2002 Compared with December 31, 2001                                                   5

                  Loan Loss Provision                                                                             6


PART II - OTHER INFORMATION                                                                                       6

         ITEM 1.  LEGAL PROCEEDINGS                                                                               6

         ITEM 2.  EXHIBITS AND REPORTS ON FORM 8-K                                                                6


SIGNATURES                                                                                                        7

PART I.  FINANCIAL INFORMATION

         ITEM 1.  FINANCIAL STATEMENTS

                         GREAT GUARANTY BANCSHARES, INC.
                           CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2002
                                   (UNAUDITED)

ASSETS
     Cash and due from banks                                         $ 1,814,921
     Federal Funds Sold                                                1,450,000
                                                                     -----------
          Cash and cash equivalents                                    3,264,921

     Interest-bearing time deposits with banks                           198,016

     Investment Securities
          Available-for-Sale                                           7,208,033
          Held-to-maturity                                             1,708,825

     Investment in restricted equity securities                          209,700

     Loans, net of allowance for loan losses of $516,872              36,380,282

     Properties and equipment, net                                       518,508
     Accrued interest receivable                                         481,526
     Other Assets                                                         91,254
                                                                     -----------

         TOTAL ASSETS                                                $50,061,065
                                                                     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

     LIABILITIES
          Demand deposits                                            $ 6,278,698
          NOW accounts                                                11,272,933
          Savings deposits                                             8,815,935
          Time deposits, $100,000 and over                             3,591,779
          Other time deposits                                         13,926,377
                                                                     -----------
               Total deposits                                        $43,885,722

          Notes Payable                                                1,428,598
          Dividends Payable                                               71,687
          Accrued expenses and other liabilities                         247,736
                                                                     -----------
               Total liabilities                                     $45,633,743
                                                                     -----------

     SHAREHOLDERS' EQUITY
          Common stock - $7.50 par value, 500,000 shares
          authorized, 143,374 shares issued and outstanding            1,075,305
          Additional paid-in capital                                   2,411,471
          Accumulated earnings                                           859,556
          Accumulated Other Comprehensive Income                          80,990
                                                                     -----------

               Total shareholders' equity                            $ 4,427,322
                                                                     -----------

     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $50,061,065
                                                                     ===========

                         GREAT GUARANTY BANCSHARES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)



                                                                Six Months Ended June 30,    Three Months Ended June 30,
                                                                  2002           2001           2002           2001
                                                               ------------   ------------   ------------   ------------
INTEREST INCOME
     Interest and fees on loans                                $  1,406,473   $  1,521,323   $    720,932   $    761,817
     Interest on investment securities                              201,043        284,641        105,891        142,362
     Interest on federal funds sold                                  32,098         42,228         14,045         11,594
     Interest on deposits with banks                                 19,443         17,007          4,857         11,085
                                                               ------------   ------------   ------------   ------------

          Total interest income                                   1,659,057      1,865,199        845,725        926,858
                                                               ------------   ------------   ------------   ------------


INTEREST EXPENSE
     Interest on deposits                                           413,999        677,597        196,415        328,890
     Interest on notes payable                                       43,134         30,747         20,982         16,358
                                                               ------------   ------------   ------------   ------------

          Total interest expense                                    457,133        708,344        217,397        345,248
                                                               ------------   ------------   ------------   ------------

NET INTEREST INCOME                                               1,201,924      1,156,855        628,328        581,610

Provision for loan losses                                            36,000         36,000         18,000         18,000
                                                               ------------   ------------   ------------   ------------

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES                                                   1,165,924      1,120,855        610,328        563,610
                                                               ------------   ------------   ------------   ------------

NON INTEREST INCOME
     Service charges on deposit accounts                            129,739        116,605         67,417         55,205
     Other service charges and fees                                  35,378         40,903         13,866         21,608
     Other income                                                     3,173          3,426          1,604          1,776
                                                               ------------   ------------   ------------   ------------
          Total non-interest income                                 168,290        160,934         82,887         78,589
                                                               ------------   ------------   ------------   ------------

NON INTEREST EXPENSE
     Salaries and employee benefits                                 445,999        427,627        221,916        213,729
     Occupancy expense                                               93,109        100,117         48,432         52,340
     Data processing                                                 54,586         53,729         26,450         27,160
     Legal fees                                                      24,910          5,200         21,478          3,554
     Other expense                                                  248,087        202,112        129,568        107,826
                                                               ------------   ------------   ------------   ------------

         Total non-interest expense                                 866,691        788,785        447,844        404,609
                                                               ------------   ------------   ------------   ------------

INCOME BEFORE TAXES                                                 467,523        493,004
                                                                                                  245,371        237,590

     Income Tax Expense                                             173,000        172,000         92,000         81,000
                                                               ------------   ------------   ------------   ------------

NET INCOME                                                          294,523        321,004        153,371        156,590

OTHER COMPREHENSIVE INCOME, NET OF TAX
     UNREALIZED HOLDING GAINS (LOSSES) ARISING DURING PERIOD         35,449         85,904        100,191         11,172
                                                               ------------   ------------   ------------   ------------

COMPREHENSIVE INCOME                                           $    329,972   $    406,908   $    253,562   $    167,762
                                                               ============   ============   ============   ============

PER COMMON SHARE DATA:
     NET INCOME                                                $       2.05   $       2.24   $       1.07   $       1.09
                                                               ------------   ------------   ------------   ------------

     AVERAGE SHARES OUTSTANDING                                     143,374        143,374        143,374        143,374
                                                               ============   ============   ============   ============

                         GREAT GUARANTY BANCSHARES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                     PAGE 1 OF 2

                                                               Six months ended June 30,
                                                               --------------------------
                                                                 2002           2001
                                                               -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES

     Net income                                                $   294,523    $   321,004
     Adjustments to reconcile net income to net
          cash provided by operating activities:
          Depreciation                                              47,222         51,261
          Provision for loan losses                                 36,000         36,000
          Stock dividends received                                  (3,000)        (6,000)
          Income taxes payable                                     (27,000)      (194,409)
          Increase in accrued income and other assets              (51,666)       (64,165)
          Increase in accrued expenses and other liabilities        32,793         43,971
                                                               -----------    -----------

     Net cash provided by operating activities                 $   328,872    $   187,662
                                                               -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES

     Proceeds from sales/maturities/calls/principal
     paydowns on investment securities:
          Available for sale                                   $ 1,604,218    $ 2,645,882
          Held-to-maturity                                          62,297         62,125
     Purchase of investment securities
          Available for sale                                    (2,505,625)    (2,503,544)
     Redemption of restricted equity securities                          0          6,600
     Net change in:
          Interest bearing deposits with banks                   1,584,511       (594,134)
          Loans                                                 (3,768,012)    (2,868,739)
     Purchase of equipment and building improvements               (19,532)       (86,972)
                                                               -----------    -----------

     Net cash used in investing activities                     $(3,042,143)   $(3,338,782)
                                                               -----------    -----------

                         GREAT GUARANTY BANCSHARES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)
                                   (UNAUDITED)
                                                                     PAGE 2 OF 2

                                                     Six months ended June 30,
                                                    --------------------------
                                                       2002           2001
                                                    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES

     Net increase in non-interest-bearing demand,
        savings and NOW accounts                    $ 4,398,772    $ 5,430,186
     Net decrease in time deposit                    (1,150,408)      (409,728)
     Payments on notes payable                         (170,310)       (73,254)
     Net change in federal funds purchased and
       Repurchase Agreement Sold                              0         (6,214)
     Dividends Paid                                     (71,687)       (71,687)
                                                    -----------    -----------

     Net cash provided by financing activities      $ 3,006,367    $ 4,869,303
                                                    -----------    -----------

NET INCREASE IN CASH
AND CASH EQUIVALENTS                                    293,096      1,718,183

CASH AND CASH EQUIVALENTS -  BEGINNING
OF PERIOD                                             2,971,825      2,093,993
                                                    -----------    -----------

CASH AND CASH EQUIVALENTS - END
OF PERIOD                                           $ 3,264,921    $ 3,812,176
                                                    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION

     Cash paid during the period for:

     Interest                                       $   480,006    $   721,982
                                                    ===========    ===========

     Income taxes                                   $   200,000    $   389,828
                                                    ===========    ===========

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS

         On July 15, 2002, the Board of Directors of the Company announced to the Company's shareholders that the Board has authorized, subject to shareholder approval, a transaction referred to as "going private", that will likely result in termination of the public registration of the common stock by reduction in the number of shareholders to below 300. The reduction will be accomplished in a transaction in which each share of common stock owned of record on July 15, 2002, by any holder of fewer than 100 shares, will be purchased by the Company for $37.00 per share. Sales of shares of the common stock by any shareholder after July 15, 2002, will have no effect in determination of the shares that are subject to purchase by Bancshares or the price paid for these shares, or the shares that will remain outstanding after the transaction. The proposed going private transaction will be submitted to a vote of the Company's shareholders at the 2002 Annual Meeting, to be held later this year.


         MATERIAL CHANGES IN FINANCIAL CONDITION

         SIX MONTHS ENDED JUNE 30, 2002 COMPARED WITH SIX MONTHS ENDED JUNE 30, 2001

         Balance Sheet

         Total Assets at June 30, 2002 were $50.1 million compared to $48.9 million at June 30, 2001. Total loans increased to $36.4 million at June 30, 2002 from $34 million at June 30, 2001, while securities showed little change at $9 million. Deposits also remained almost level at $43.9 million as of those respective dates. Shareholders' equity increased to $4.4 million at June 30, 2002 from $3.9 million at June 30, 2001.

         Income

         The income of Bancshares is ordinarily attributable almost entirely to dividends on earnings of its wholly owned bank subsidiary, Guaranty Bank & Trust Company. Consolidated net income of Bancshares is generally determined by consolidation of expenses incurred by Bancshares with those incurred by Guaranty Bank and elimination of the dividend income.

         Income for the six months ended June 30, 2002 was $295 thousand compared to $321 thousand during the same period in 2001. Interest income decreased to $1.66 million for the six month period ended June 30, 2002 compared to $1.87 million for the same period in 2001, as a result of decreased loan rates following the repeated cuts in the prime rate during 2001. Non-interest income totaled $168 thousand for the six month period ended June 30, 2002, compared to $161 thousand for the same period in 2001. Interest expense decreased to $457 thousand during the six months ended June 30, 2002, a decrease from $708 thousand during the same period in 2001, due to decreased rates on all interest bearing deposits caused by a need to offset the above mentioned reductions in loan yields. Non-interest expense increased to $867 thousand from $789 thousand during those periods, due to increased personnel expenses approved by the Board, and the expenses related to the proposed "going private" transaction.

         JUNE 30, 2002 COMPARED WITH DECEMBER 31, 2001

         Balance Sheet

         Total assets increased to $50.1 million at June 30, 2002, an increase of 7.2% from $46.7 million at December 31, 2001. Total loans increased by $3.7 million, or 11.4%, to $36.4 million at June 30,

2002 compared to $32.6 million at December 31, 2001. This increase is due to Ag loans reaching their seasonal peak, in addition to management's efforts to grow loans. Securities increased $875 thousand to $8.9 million at June 30, 2002, from $8.0 million at December 31, 2001.

         Total deposits increased to $43.9 million at June 30, 2002, an 8% increase from $40.6 million at December 31, 2001. Non-interest bearing deposits decreased slightly at a .5% rate, compared to a 9.6% growth in interest bearing deposits. The majority of this growth was in NOW account deposits, primarily in Public Fund deposits which peak in February and reach their low point at year end. During the first six months of 2002, shareholders' equity in Bancshares increased to $4.4 million, an increase of $258 thousand, due primarily to the earnings of Guaranty Bank.

    LOAN LOSS PROVISION

    As a result of management's assessment of the adequacy of the allowance for possible loan losses, Guaranty Bank recorded a provision for loan losses of $36 thousand for the six month period ended June 30, 2002. The reserve for possible loan losses totaled $516.9 thousand at June 30, 2002, 1.40% of total loans, compared to $498.3 thousand, or 1.50% of total loans, at December 31, 2001 and $474.5 thousand or 1.38% at June 30, 2001. On a monthly basis, Guaranty Bank management performs an analysis to determine the adequacy of the reserve for possible loan losses.

PART II.  OTHER INFORMATION

    ITEM 1.  LEGAL PROCEEDINGS

    Neither Bancshares nor Guaranty Bank is party to any litigation other than routine litigation arising from regular business activities incident to furnishing financial services.

    ITEM 2.  EXHIBITS AND REPORTS ON FORM 8-K

    (a)      Exhibits:

             (3)     (i)            Articles of Incorporation. See Exhibit 2.1
                                    to Form 10-SB filed by Great Guaranty
                                    Bancshares, Inc. April 30, 1997, as amended by Amendment No. 1 filed July 1, 1997, which exhibit is incorporated herein by reference.

                     (ii) Bylaws. See Exhibit 2.1 for Form 10-SB filed by Great Guaranty Bancshares, Inc. April 30, 1997, as amended by Amendment No. 1 filed July 1, 1997, which exhibit is incorporated herein by reference.

             (4) Instrument defining the rights of Security Holders, Including Indentures. See Exhibits 3.1 (Form of Stock Certificate for Common Stock), 3.2 (Stock Redemption Agreement) and 3.3 (Written Agreement with Federal Reserve Board) to Form 10-SB filed by Great Guaranty Bancshares, Inc. April 30, 1997, as amended by Amendment No. 1 filed July 1, 1997, which exhibits are incorporated herein by reference.

    (b)      Reports on Form 8-K:

                     No reports on Form 8-K were filed during the period for which this report is filed.

CERTIFICATION OF AUTHORIZED REPRESENTATIVE OF GREAT GUARANTY BANCSHARES, INC. PURSUANT TO 18 U.S.C. SECTION 1350

    I, J. Wade O'Neal, Authorized Representative of Great Guaranty Bancshares, Inc. (the "Company"), and President, Chief Executive Officer and Chief Financial Officer of Guaranty Bank & Trust Company, hereby certify that, to the best of my knowledge, the accompanying report on Form 10-QSB for the quarterly period ended June 30, 2002 and filed with Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Company fully complies with the requirements of that section.

     I further certify that, to the best of my knowledge, the information contained in the Report fairly presents, in all material aspects, the financial operations and results of operations of the Company.

Dated: August 14, 2002              By: /s/ J. Wade O'Neal, III
                                        ---------------------------------------
                                        J. Wade O'Neal, III
                                        Authorized Representative
                                        of Great Guaranty Bancshares, Inc. and
                                        President, Chief Executive Officer and
                                        Chief Financial Officer of Guaranty Bank
                                        & Trust Company

SIGNATURES

    In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    GREAT GUARANTY BANCSHARES, INC.

Dated: August 14, 2002              By: /s/ J. Wade O'Neal, III
                                        ---------------------------------------
                                        J. Wade O'Neal, III
                                        Authorized Representative
                                        of Great Guaranty Bancshares, Inc. and
                                        President, Chief Executive Officer, and
                                        Chief Financial Officer of Guaranty
                                        Bank & Trust Company

                                    By: /s/Beverly B. David
                                        ---------------------------------------
                                        Beverly B. David
                                        Assistant Treasurer
                                        of Great Guaranty Bancshares, Inc. and
                                        Senior Vice President of Guaranty Bank
                                        & Trust Company

                         GREAT GUARANTY BANCSHARES, INC.
                              175 NEW ROADS STREET
                           NEW ROADS, LOUISIANA 70760

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned hereby appoints H. T. Olinde, Jr. and F. Gregory Roy, and either of them, with power of substitution, each to be the attorneys and proxies of the undersigned at the Annual Meeting of Shareholders of Great Guaranty Bancshares, Inc., a Louisiana corporation (the "Company"), to be held at the main office of Guaranty Bank and Trust Company, located at 175 New Roads Street, New Roads, Louisiana, on _______, ___________, 2002 at 10:00 a.m., and any adjournments thereof, and to represent and vote, all of the shares of common stock of the Company held of record by the undersigned on _______, 2002, granting unto such attorneys and proxies, and to either of them and to their substitutes full power and authority to act for and in the name of the undersigned at the Meeting and all adjournments thereof, if any, as follows:

    1. To approve and adopt the Agreement and Plan of Merger by and between Great Guaranty Bancshares, Inc. and New GGB, Inc., a wholly-owned subsidiary of the Company and the merger contemplated thereby.

           [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

    2. To elect the following persons to serve as directors:

H. T. Olinde, Jr.          John L. Ewing       Sylvester Muckleroy        F. Gregory Roy
Joseph L. Dabadie, Jr.     Craig A. Major      J. Layne Orillion          Michael Chad Soprano
Dr. Donald Doucet

           [ ] FOR               [ ] AGAINST

FOR, EXCEPT FOR THE FOLLOWING:
                              --------------------------------------------------

    3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

           [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

         IF PROPERLY EXECUTED AND RETURNED TO THE COMPANY, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PLAN OF MERGER AND "FOR" THE ELECTION AS DIRECTORS OF THE COMPANY OF THE PERSONS NAMED ABOVE. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

         The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned. The undersigned also acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement of the Board of Directors relating to the Meeting.

         Please sign your name exactly as it appears on your stock certificate. When shares are held by two or more persons as co-owners, both or all should sign. When signing as attorney, executor, administrator, trustee or guardian or in another fiduciary capacity or representative capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND
RETURN THE PROXY PROMPTLY.                --------------------------------------
                                          Signature

                                          --------------------------------------
DATE:                      , 2002         Signature if held jointly
      ---------------------
                                          --------------------------------------
                                          Print Name(s)